Exhibit 10.1
CONFIDENTIAL TREATMENT
EXECUTION COPY
[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION, WHICH HAS BEEN IDENTIFIED WITH THE SYMBOL “[***],” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
CREDIT AGREEMENT
by and among

CALGON CARBON CORPORATION,

as Borrower,

THE GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

And

FIRST COMMONWEALTH BANK, as Agent,

Dated May 8, 2009
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

SECTION 13.14 Agent’s or Lender’s Consent	96
SECTION 13.15 Intentionally Omitted	96
SECTION 13.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL	96
SECTION 13.17 Certifications From Lenders and Participants	97
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

ANNEXES, SCHEDULES AND EXHIBITS

Annex I	- Pricing Grid-Applicable Margins and Fees Based on Leverage Ratio
Annex II	- Commitments of Lenders and Addresses for Notices

Schedule 6.1	- Organization and Jurisdiction
Schedule 6.2	- Capitalization and Ownership
Schedule 6.3	- Subsidiaries
Schedule 6.7	- Litigation
Schedule 6.8	- Title to Properties
Schedule 6.13	- Consents and Approvals
Schedule 6.15	- Material, Patents, Trademarks, Copyrights, Licenses, Etc.
Schedule 6.16	- Security Interests
Schedule 6.17	- Status of the Pledged Collateral
Schedule 6.18	- Insurance
Schedule 6.20	- Material Contracts; Burdensome Restrictions
Schedule 6.22	- Plans and Benefit Arrangements
Schedule 6.24	- Environmental Matters and Safety Matters
Schedule 7.1	- Continuing Obligations
Schedule 9.1	- Existing Indebtedness
Schedule 9.2	- Existing Liens
Schedule 9.4	- Existing Investments
Schedule 9.16	- Capital Plan

Exhibit A	- Form of Assignment and Assumption Agreement
Exhibit B	- Form of Guarantor Joinder
Exhibit C-1	- Form of Revolving Credit Note
Exhibit C-2	- Form of Swing Loan Note
Exhibit C-3	- Form of Term Note
Exhibit D	- Form of Borrowing Request
Exhibit E	- Form of Compliance Certificate
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
CREDIT AGREEMENT
     THIS CREDIT AGREEMENT, dated May 8, 2009, and made by and among CALGON CARBON CORPORATION, a Delaware corporation (the “Borrower”), each of the Guarantors (as hereinafter defined), the Lenders (as hereinafter defined), and FIRST COMMONWEALTH BANK, a Pennsylvania state bank, in its capacity as administrative and collateral agent for the Lenders hereunder (in such capacity, the “Agent”), as an Issuing Bank and Swing Loan Lender.
BACKGROUND
     A. The Borrower and the other Loan Parties have requested the Lenders to provide a revolving credit facility to the Borrower in a maximum principal amount of $100,000,000, with a term out of up to $50,000,000.
     B. The revolving credit facility shall be used to assist in financing the acquisition or retirement of the Convertible Notes (as defined below), refinance the Borrower’s existing indebtedness, and to provide for general corporate purposes including working capital financing, letters of credit, permitted acquisitions and capital expenditures.
     C. The Lenders are willing to provide such credit upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
          SECTION 1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
     “Affiliate” as to any Person means any other Person (a) which directly or indirectly controls, is controlled by, or is under common control with such Person, (b) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (c) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.
     “Agent” has the meaning given to such term in the preamble of this Agreement and shall extend to all permitted successors and assigns of such Person.
     “Agent’s Fee” has the meaning assigned to that term in Section 12.15.
     “Agent’s Letter” has the meaning assigned to that term in Section 12.15.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Agreement” means this Credit Agreement, as the same may be amended, modified or supplemented from time to time, including all annexes, schedules and exhibits hereto.
     “Ancillary Mortgage Documents” means all documents, instruments, agreements, endorsements, policies and certificates requested by the Agent and customarily delivered by any property owner in connection with a mortgage financing. Without limiting the generality of the foregoing, examples of Ancillary Mortgage Documents would include insurance policies or certificates regarding any collateral, title insurance policies, lien searches, flood insurance certifications, environmental reports, opinions of counsel, and the like.
     “Annual Statements” has the meaning assigned to that term in Section 6.9.
     “Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224, and the USA Patriot Act.
     “Applicable Commitment Fee Rate” means the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Annex I below the heading “Commitment Fee.” Any change in the Applicable Commitment Fee Rate shall be based upon the financial statements and Compliance Certificates provided pursuant to Section 10.1 and Section 10.2 and shall become effective on the date such financial statements are due in accordance with Section 10.3. Notwithstanding anything to the contrary contained herein, the Applicable Commitment Fee Rate during the period from the Closing Date through the date on which the Compliance Certificate with respect to the quarter ended September 30, 2009 is due, shall not be less than 0.50%. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Commitment Fee Rate for any period shall be subject to the provisions of Section 4.6(b).
     “Applicable Margin” means the percentage margin to be added to the related Interest Rate Option based on the Leverage Ratio then in effect, as set forth on the pricing grid on Annex I below the “Base Rate Margin” or “Euro-Rate Margin” heading, as applicable; provided that, any change in the Applicable Margin shall be based upon the financial statements and Compliance Certificates provided pursuant to Section 10.1 and Section 10.2 and shall become effective on the date such financial statements are due in accordance with Section 10.3. Notwithstanding anything to the contrary contained herein, the Applicable Margin during the period from the Closing Date through the date on which the Compliance Certificate with respect to the quarter ended September 30, 2009 is due, shall not be less than (i) 3.00% for the Euro-Rate and (ii) 0.25% for the Base Rate, as applicable. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 4.6(b).
     “Assignment and Assumption Agreement” means an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Lender and the Agent, as Agent and on behalf of the remaining Lenders, in substantially the form of Exhibit A hereto.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Authorized Financial Officer” of any Person means the chief financial officer, vice-president-finance or treasurer of such Person or, if there is no chief financial officer, vice-president-finance or treasurer of such Person, a vice president or other officer of such Person, designated by such Person as being a financial officer authorized to deliver and certify financial information on behalf of the Loan Parties required hereunder.
     “Authorized Officer” means those individuals, designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.
     “Banking Services” means each and any of the following bank services provided to any Loan Party by a Cash Management Bank, (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, BACS facilities (Bank Automated Clearing), check encashment and interstate depository network services).
     “Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) to a Cash Management Bank in connection with Banking Services.
     “Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, (b) the Federal Funds Effective Rate plus 3.00%, and (c) the Daily LIBOR Rate plus 2.75%.
     “Base Rate Option” means, for any Borrowing Tranche or other Obligation for which the Base Rate Option applies, the Base Rate plus the Applicable Margin.
     “Belgium Economic Development Project” means improvements to the Borrower’s Belgian plant, also known as Feluy Phases I and II.
     “Benefit Arrangement” means at any time an “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.
     “Blocked Person” has the meaning assigned to such term in Section 6.26.
     “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
     “Borrower” has the meaning given to such term in the preamble of this Agreement and shall extend to all permitted successors and assigns of such Person.
     “Borrower on a Consolidated Basis” means the consolidation of the Borrower and its Subsidiaries in accordance with GAAP.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Borrowing Date” means, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.
     “Borrowing Tranche” means specified portions of Loans outstanding as follows: (a) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche; and (b) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.
     “Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania, and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.
     “Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a balance sheet of the Borrower on a Consolidated Basis prepared in accordance with GAAP including, without limitation, Capital Lease Obligations.
     “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     “Capital Plan” means the planned expansion, maintenance and other projects, as further described in Schedule 9.16 hereto.
     “Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of the Issuing Bank and the Lenders, as collateral for the aggregate undrawn face amount of outstanding Letters of Credit, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Lenders).
     “Cash Management Bank” means any Person that, at the time it enters into an agreement to provide Banking Services, is a Lender or an Affiliate of a Lender.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (b) such time as (i) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) who, at the time of the execution of this Agreement, does not own 5% or more of the Equity Interests of the Borrower, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Equity Interests representing more than 20% of the total voting power of the Equity Interests of the Borrower on a fully diluted basis, (ii) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (A) nominated by the Board of Directors of the Borrower nor (B) appointed by directors so nominated, (iii) the merger or consolidation of the Borrower with or into another Person, or the merger or consolidation of another Person with and into the Borrower, with the effect that, immediately after such transaction, the stockholders of the Borrower immediately prior to such transaction hold less than 50% of the Equity Interests of the Person surviving such merger or consolidation, or (iv) the Borrower shall cease to own, directly or indirectly, 100% of the fully diluted Equity Interests of any other Loan Party.
     “Closing Date” means the first date all the conditions precedent in Section 7.1 are satisfied or waived in accordance with Section 13.1.
     “CMCC Joint Venture” means Calgon Mitsubishi Chemical Corporation.
     “Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Collateral Agent, to secure the Secured Obligations.
     “Collateral Access Agreement” means an agreement, in form and substance satisfactory to the Agent, among the Collateral Agent, one or more Loan Parties and a lessor of Real Property, providing the Collateral Agent certain rights with respect to the Collateral located at such Real Property location.
     “Collateral Agent” means the Agent in its capacity as collateral agent for the Secured Parties, or any successor or assign.
     “Collateral Deposit Account” means a deposit account of a Loan Party either (a) held with the Agent or (b) subject to a Control Agreement.
     “Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, each Control Agreement, each Collateral Access Agreement, each Mortgage Document, and each other agreement, instrument or document that creates or purports to create a Lien in favor of the Collateral Agent, as all may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.
     “Columbus Remediation” means any environmental remediation activities with respect to the plant and other real and personal property located at 835 North Cassady Avenue, Columbus, Ohio.
     “Commercial Letter of Credit” means any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Commitment” means as to any Lender the aggregate of its Revolving Credit Commitment and Term Loan Commitment and, in the case of the Swing Loan Lender, its Swing Loan Commitment, and “Commitments” means the aggregate of the Revolving Credit Commitments and Term Loan Commitments of all of the Lenders.
     “Commitment Fee” has the meaning assigned to that term in Section 2.3.
     “Compliance Certificate” has the meaning assigned to such term in Section 10.3.
     “Continuing Obligations” means the Existing Letters of Credit and the Existing Swap Agreements.
     “Contamination” means the presence or release or threat of release of Regulated Substances in, on, under or migrating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the performance of Remedial Action or which otherwise constitutes a violation of Environmental Laws.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Control Agreement” means an agreement, in form and substance satisfactory to the Agent, among any Loan Party, a banking institution holding such Loan Party’s funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.
     “Conversion Amount” means an amount equal to the lesser of (a) $50,000,000 and (b) the aggregate principal amount of Revolving Credit Loans outstanding at 12:01 a.m. on the Conversion Date.
     “Conversion Date” means the first Business Day of July 2012.
     “Convertible Notes” means the Borrower’s 5% Convertible Senior Notes due 2036 issued pursuant to the Convertible Note Indenture, as amended, supplemented or otherwise modified.
     “Convertible Note Indenture” means the Indenture dated August 18, 2006, among the Borrower and certain of its Subsidiaries and The Bank of New York, as trustee, as amended, supplemented or otherwise modified.
     “Daily LIBOR Rate” means, for any day, the rate per annum determined by the Agent by dividing (a) the Published Rate by (b) a number equal to 1.00 minus the Euro-Rate Reserve Percentage on such day.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice or the passage of time, or both, would constitute an Event of Default.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Revolving Credit Loans, participations in Letter of Credit Obligations or participations in Swing Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
     “Dollar”, “Dollars”, “U.S. Dollars” and the symbol “$” means lawful money of the United States of America.
     “Dollar Equivalent” means, with respect to an amount expressed in a currency other than Dollars on any date, the amount of Dollars that may be purchased by the Agent with such amount of such currency at approximately 12:00 noon on such date.
     “Domestic Subsidiary” means any Subsidiary of any Loan Party that is organized under the laws of the United States or any state thereof.
     “Drawing Date” has the meaning assigned to that term in Section 2.9.
     “EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, and (iv) any extraordinary non-cash charges for such period and (v) any other non-cash charges for such period (but excluding any non-cash charge in an amount less than $1,000,000 or any non-cash charge in respect of any item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory) minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Borrower on a Consolidated Basis in accordance with GAAP.
     “Environmental Complaint” means any: (a) notice of non-compliance or violation, citation or order relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (b) civil, criminal, administrative or regulatory investigation instituted by an Official Body relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (c) administrative, regulatory or judicial action, suit, claim or proceeding instituted by any Person or Official Body or any written notice of liability or potential liability from any Person or Official Body, in either instance, setting forth allegations relating to or a cause of action for personal injury (including death), property damage, natural resource damage, contribution or indemnity for the costs associated with the performance of Remedial Actions, direct recovery for the costs associated with the performance of Remedial Actions, liens or encumbrances attached to or recorded or levied against property for the costs associated with the performance of Remedial Actions, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws; or (d) subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Environmental Laws” means all federal, territorial, tribal, state, local and foreign Laws (including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j, the Federal Clean Air Act, 42 U.S.C. § 7401 et seq., the Oil Pollution Act, 33 U.S.C. § 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 to 136y, each as amended, and any regulations promulgated thereunder or any equivalent state or local Law, each as amended, and any regulations promulgated thereunder) and any consent decrees, settlement agreements, judgments, orders, directives or any binding policies having the force and effect of law issued by or entered into with an Official Body pertaining or relating to: (a) pollution or pollution control; (b) protection of human health from exposure to Regulated Substances (c) protection of the environment and/or natural resources; (d) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, sale, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (e) the presence of Contamination; (f) the protection of endangered or threatened species; and (g) the protection of Environmentally Sensitive Areas.
     “Environmental Permits” means all permits, licenses, bonds or other forms of financial assurances, consents, registrations, identification numbers, approvals or authorizations required under Environmental Laws (a) to own, occupy or maintain the Property; (b) for the operations and business activities of the Loan Parties or any Subsidiaries of any Loan Party; or (c) for the performance of a Remedial Action.
     “Environmental Records” means all notices, reports, records, plans, applications, forms or other filings relating or pertaining to the Property, Contamination, the performance of a Remedial Action and the operations and business activities of the Loan Parties or any Subsidiaries of any Loan Party which pursuant to Environmental Laws, Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained.
     “Environmentally Sensitive Area” means (a) any wetland as defined by applicable Environmental Laws; (b) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (c) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (d) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; (e) wilderness or refuge areas as defined or designated by applicable Laws, including Environmental Laws; or (f) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.
     “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
     “ERISA Group” means, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.
     “Euro-Rate” means, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers Association, an appropriate successor thereto or, if it or its successor ceases to provide such quotes, a comparable replacement determined by the Agent, as published by Reuters (or other commercially available source providing quotations thereof as selected by the Agent from time to time), two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (b) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date.
     “Euro-Rate Option” means, for any Borrowing Tranche or other Obligation for which the Euro-Rate Option applies, the applicable Euro-Rate plus the Applicable Margin.
     “Euro-Rate Reserve Percentage” means as of any day the maximum percentage in effect on such day, as prescribed by the Board (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).
     “Event of Default” means any of the events described in Section 11.1 and referred to therein as an “Event of Default.”
     “Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
     “Existing Credit Facility” means collectively that certain Credit Agreement, dated as of August 18, 2006, by and among the Borrower and certain of its Subsidiaries, the lenders party thereto, JPMorgan, as US Administrative Agent, J.P. Morgan European Limited, as European Administrative Agent, and J.P. Morgan Securities Inc., as sole bookrunner and sole lead arranger, as amended, supplemented or modified from time to time.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Existing Letters of Credit” means the letters of credit and indemnities issued by JPMorgan pursuant to the Existing Credit Facility and further described on Schedule 7.1 hereto.
     “Existing Swap Agreements” means the Swap Agreements issued by JPMorgan secured under the Existing Credit Facility and further described on Schedule 7.1 hereto.
     “Expiration Date” means, with respect to the Revolving Credit Commitments, May 8, 2014.
     “Federal Funds Effective Rate” for any day means the rate per annum (rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
     “Financial Projections” has the meaning assigned to that term in Section 6.9.
     “First Commonwealth” means First Commonwealth Bank, its successors and assigns.
     “Fitch” means Fitch Ratings.
     “Foreign Subsidiary” means any Subsidiary of any Loan Party that is not organized under the laws of the United States or any state thereof.
     “GAAP” means generally accepted accounting principles as are in effect from time to time, and applied on a consistent basis both as to classification of items and amounts.
     “Governmental Acts” has the meaning assigned to that term in Section 2.9.
     “Guarantor” means separately, and Guarantors means collectively, each of the parties to this Agreement which is designated as a “Guarantor” on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 8.16.
     “Guarantor Joinder” means a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in substantially the form of Exhibit B hereto.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Guaranty” of any Person means any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
     “Guaranty Agreement” means the Continuing Agreement of Guaranty and Suretyship, dated the date hereof, executed and delivered by each of the Guarantors to the Agent for the benefit of the Lenders, as may be amended, restated, supplemented or modified from time to time.
     “Hedge Liabilities” means the liabilities of any of the Loan Parties to the provider of any Lender-Provided Swap Agreement.
     Inactive Domestic Subsidiaries” means any dormant Domestic Subsidiary of the Borrower which (i) does not conduct any business or generate any sales and (ii) does not own, or have rights to assets with a fair market value in excess of $500,000. As of the Closing Date, the Inactive Domestic Subsidiaries of the Borrower are: (a) Solarchem Environmental Systems, Inc., a corporation organized under the laws of the State of Nevada; (b) Advanced Separations Technologies Incorporated, a corporation organized under the laws of the State of Florida; and (c) CCC Distribution, LLC, a limited liability company organized under the laws of the State of Delaware.
     “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (k) any other Off-Balance Sheet Liability. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
     “Ineligible Securities” means any securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Insolvency Proceeding” means, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.
     “Intellectual Property” means and includes all of any Person’s present and future right, title and interest in and to the following: all trade names, patent applications, patents, trademark applications, trademarks and copyrights, whether now owned or hereafter acquired by such Person.
     “Intercompany Subordination Agreement” means that certain Subordination Agreement, dated the date hereof, among the Borrower and various of its Subsidiaries, as may be amended, restated, supplemented or modified from time to time.
     “Interest Coverage Ratio” means as of any date of determination, the ratio of (a) EBITDA to (b) Interest Expense for the four (4) fiscal quarters ending on such date of determination.
     “Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of the Borrower on a Consolidated Basis for such period with respect to all outstanding Indebtedness of the Borrower on a Consolidated Basis (including net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP and any payments in respect of liquidated damages paid in cash during such period pursuant to any registration rights agreement entered into in connection with any Indebtedness), calculated in accordance with GAAP.
     “Interest Period” means the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans or Term Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be one (1), two (2), three (3) or six (6) Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (a) the Borrowing Date if the Borrower is requesting new Loans, or (b) the date of renewal of or conversion to the Euro-Rate Option if the Borrower is renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof, any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date or Term Loan Maturity date, as applicable.
     “Interest Rate Option” means any Euro-Rate Option or Base Rate Option.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Internal Revenue Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
     “Issuing Bank” means First Commonwealth or such other Lender as the Agent may consent to (such consent not to be unreasonably withheld), in its capacity as the issuer of Letters of Credit hereunder.
     “JPMorgan” means JPMorgan Chase Bank, N.A., its successors and permitted assigns.
     “Labor Contracts” means all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.
     “Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.
     “Lender-Provided Swap Agreement” means a Swap Agreement entered into by the Loan Parties or their Subsidiaries, which, at the time entered into, is provided by a Lender or any Affiliate of a Lender; provided that such agreement (a) is documented in a standard International Swap Dealer Association Agreement, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes.
     “Lenders” means the financial institutions named on Annex II and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.
     “Letter of Credit” has the meaning assigned to that term in Section 2.9.
     “Letter of Credit Borrowing” has the meaning assigned to such term in Section 2.9.
     “Letter of Credit Fee” has the meaning assigned to that term in Section 2.9.
     “Letters of Credit Outstanding” means at any time the sum of (a) the aggregate undrawn face amount of outstanding Letters of Credit and (b) the aggregate amount of all unpaid and outstanding Reimbursement Obligations and Letter of Credit Borrowings.
     “Leverage Ratio” means as of any date of determination, the ratio of (a) Senior Debt to (b) EBITDA for the four (4) fiscal quarters ending on such date of determination.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Lien” means, with respect to any asset (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, assignment by way of security, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “LLC Interests” has the meaning given to such term in Section 6.3.
     “Loan Documents” means this Agreement, the Agent’s Letter, the Notes, Guaranty Agreement, the Intercompany Subordination Agreement, the Collateral Documents, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and “Loan Document” means any of the Loan Documents.
     “Loan Parties” means, collectively, the Borrower and the Guarantors, and the term “Loan Party” means any of the Loan Parties.
     “Loan Request” has the meaning given to such term in Section 2.4.
     “Loans” means collectively, and “Loan” means separately, all Revolving Credit Loans, Swing Loans, and Term Loans or any Revolving Credit Loan, Swing Loan, or Term Loan.
     “Material Adverse Change” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, taken as a whole, or the Collateral Agent’s Liens on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Agent, the Collateral Agent, the Issuing Bank, the Swing Loan Lender, or any Lender under any of the Loan Documents.
     “Material Leased Location” means any real property leased by a Loan Party on which the Loan Parties maintain inventory having a fair market value in excess of $1,500,000.
     “Material Real Property” means the real property designated as such on Schedule 6.8 hereof and any other real property of a Loan Party acquired, or otherwise obtained, after the Closing Date, the market value of which is in excess of $5,000,000.
     “Month” with respect to an Interest Period under the Euro-Rate Option, means the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.
     “Moody’s” means Moody’s Investors Service, Inc.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Mortgage Documents” means all mortgages, deeds of trust and all other documents, instruments, and agreements providing the Collateral Agent with a Lien on any Property of any Loan Party, as each may be amended, restated, supplemented or modified from time to time.
     “Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five (5) Plan years, has made or had an obligation to make such contributions.
     “Multiple Employer Plan” means a Plan which has two (2) or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two (2) of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.
     “Net Income” means, for any period, the net income (or loss) of the Borrower on a Consolidated Basis, determined in accordance with GAAP; provided that, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Law applicable to such Subsidiary.
     “Net Worth” means, as of any date of determination, the net worth of the Borrower on a Consolidated Basis, as determined in accordance with GAAP (consistently applied, but undiminished by any reduction for intangible assets).
     “Notes” means the Revolving Credit Notes, the Swing Note and the Term Notes.
     “Obligation” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency Proceeding.
     “Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Official Body” means any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
     “Order” has the meaning assigned to such term in Section 2.9.
     “Participation Advance” means, with respect to any Lender, such Lender’s payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.
     “Partnership Interests” has the meaning given to such term in Section 6.3.
     “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
     “Permitted Encumbrances” means:
     (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;
     (b) Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;
     (c) Liens of mechanics, materialmen, repairmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments or that are not overdue by more than 30 days;
     (d) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;
     (e) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property in the ordinary conduct to the business of the Borrower or Domestic Subsidiary using such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures, land use or operations, or any other Lien otherwise permitted by the terms of any Mortgage;
     (f) Liens, security interests and mortgages in favor of the Collateral Agent securing any Secured Obligations;
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     (g) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is stayed or discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of the Loan Parties taken as a whole to perform their Obligations hereunder or under the other Loan Documents:
          (i) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;
          (ii) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;
          (iii) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or
          (iv) Liens resulting from final judgments or orders for payment of amounts, in the aggregate outstanding at any time, of less than $5,000,000.
     “Permitted Investments” means:
     (i) for the Borrower or any Domestic Subsidiary:
     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the a credit rating of not less than A2, P2 or F2 from S&P, Moody’s or Fitch, as applicable;
     (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Lender or any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     (e) money market funds that (I) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (II) are rated AAA by S&P and Aaa by Moody’s and (III) have portfolio assets of at least $5,000,000,000; and
     (ii) for any Foreign Subsidiary:
     (a) any credit balances, realizable within three months, on any bank or other deposit, savings or current account;
     (b) cash in hand;
     (c) securities which are issued and guaranteed by the British government to raise funds and publically traded in England;
     (d) Sterling or Euro commercial paper maturing not more than 12 months from the date of issue and rated A-1 by S&P or P-1 by Moody’s; and
     (e) any deposit with or acceptance maturing not more than one year after issue accepted by an institution authorized under the Banking Act 1987, and Sterling denominated debt securities having not more than one year until final maturity and listed on a recognized stock exchange and rated at least AA by S&P and Aa by Moody’s.
     “Permitted Liens” means any Lien permitted under Section 9.2 hereof.
     “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
     “Plan” means at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five (5) years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.
     “Pledge Agreement” means the Pledge Agreement, dated the date hereof, executed and delivered by the owner of any Loan Party or Subsidiary of a Loan Party to the Collateral Agent, as may be amended, restated, supplemented or modified from time to time.
     “Pledged Collateral” means the Collateral in which security interests are granted under the Pledge Agreement.
     “Principal Office” means the main banking office of the Agent in Pittsburgh, Pennsylvania.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Prior Security Interest” means a valid and enforceable perfected first-priority security interest under the UCC in the UCC Collateral and the Pledged Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or Purchase Money Security Interests as permitted hereunder.
     “Prohibited Transaction” means any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor or which is not exempt pursuant to Section 4975(d) of the Internal Revenue Code of Section 408 of ERISA.
     “Property” means all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.
     “Published Rate” means the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication determined by the Agent).
     “Purchase Money Security Interest” means Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.
     “Purchasing Bank” means a Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.
     “Ratable Share” means, for any Lender (a) with respect to the Revolving Credit Commitment (or any Revolving Credit Loan, Swing Loan or Letter of Credit (or Letter of Credit or Reimbursement Obligation)), the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, (b) with respect to the Term Loan Commitment (or any Term Loan), the proportion that such Lender’s outstanding Term Loan bears to the outstanding Term Loans of all of the Lenders, and (c) with respect to the Loans, other Obligations generally or proceeds of any Collateral, the proportion of such Lender’s share of the Total Outstandings.
     “Real Property” means the real property identified on Schedule 6.8, together with any other real property owned or leased by any Loan Party on or after the date hereof.
     “Regulated Substances” means, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a “hazardous substance,” “pollutant,” “pollution,” “contaminant,” “hazardous or toxic substance,” “extremely hazardous substance,” “toxic chemical,” “toxic substance,” “toxic waste,” “hazardous waste,” “special handling waste,” “industrial waste,” “residual waste,” “solid waste,” “municipal waste,” “mixed waste,” “infectious waste,” “chemotherapeutic waste,” “medical waste,” “pesticide” or “regulated substance” or any other substance, material or waste, regardless of its form or nature, which is regulated, controlled or governed by Environmental Laws due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated, controlled or governed by Environmental Laws, including petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenyls, mercury, radon and radioactive materials.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Reimbursement Obligation” has the meaning assigned to such term in Section 2.9.
     “Remedial Action” means any investigation, identification, preliminary assessment, characterization, delineation, feasibility study, cleanup, corrective action, removal, remediation, risk assessment, fate and transport analysis, in-situ treatment, containment, operation and maintenance or management in-place, control or abatement of or other response actions to Regulated Substances and any closure or post-closure measures associated therewith.
     “Reportable Event” means a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.
     “Reportable Transaction” has the meaning assigned to such term in Section 8.12.
     “Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Revolving Credit Commitment” means, as to any Lender at any time, the amount initially set forth opposite its name on Annex II in the column labeled “Amount of Commitment for Revolving Credit Loans,” and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and “Revolving Credit Commitments” means the aggregate Revolving Credit Commitments of all of the Lenders, in each case as the above may also be increased pursuant to Section 2.10 or reduced pursuant to Section 5.4 hereof.
     “Revolving Credit Lender” means a Lender with a Revolving Credit Commitment.
     “Revolving Credit Loans” means collectively, and “Revolving Credit Loan” means separately, all loans or any loan made by the Lenders or one of the Lenders pursuant to Section 2.1(a), Section 2.8 or Section 2.9.
     “Revolving Credit Notes” means collectively, and “Revolving Credit Note” means separately, all the Revolving Credit Notes of the Borrower in substantially the form of Exhibit C-1 hereto evidencing the Revolving Credit Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
     “Revolving Facility Usage” means at any time the sum of the Revolving Credit Loans outstanding, Swing Loans outstanding and the Letters of Credit Outstanding.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.
     “Safety Laws” means the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., as amended, and any regulations promulgated thereunder or any equivalent foreign, territorial, provincial state or local Law, each as amended, and any regulations promulgated thereunder or any other foreign, territorial, provincial, federal, state or local Law, each as amended, and any regulations promulgated thereunder, pertaining or relating to the protection of employees from exposure to Regulated Substances in the workplace (but excluding workers compensation and wage and hour laws).
     “Safety Complaints” means any: (a) notice of non-compliance or violation, citation or order relating in any way to any Safety Law; (b) civil, criminal, administrative or regulatory investigation instituted by an Official Body relating in any way to any Safety Law; (c) administrative, regulatory or judicial action, suit, claim or proceeding instituted by any Person or Official Body or any written notice of liability or potential liability from any Person or Official Body, in either instance, setting forth allegations relating to or a cause of action for civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Safety Laws; or (d) subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Safety Laws.
     “Safety Filings and Records” means all notices, reports, records, plans, applications, forms, logs, programs, manuals or other filings or documents relating or pertaining to compliance with Safety Laws, including employee safety in the workplace, employee injuries or fatalities, employee training, or the protection of employees from exposure to Regulated Substances which pursuant to Safety Laws or at the direction or order of any Official Body, the Loan Parties or any Subsidiaries of any Loan Party either must be submitted to an Official Body or otherwise must maintain in their records.
     “Secured Obligations” means all Obligations, together with all (a) Banking Services Obligations and (b) Hedge Liabilities; provided that at or prior to the time that any transaction relating to such Banking Services Obligations or Hedge Liabilities are executed, the Lender thereto (or its Affiliate) has delivered written notice, describing the transaction, to the Agent that such transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents.
     “Secured Parties” means, collectively, the Agent, the Lenders, the Issuing Bank, the Swing Loan Lender, the Swap Providers, the Collateral Agent, and all other Persons, the Obligations owing to which are secured by the Collateral under the Collateral Documents.
     “Security Agreement” means the Security Agreement, dated the date hereof, executed and delivered by each of the Loan Parties to the Agent for the benefit of the Lenders, as may be amended, restated, supplemented or modified from time to time.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Senior Debt” means (a) the principal balance of the Loans and all other Indebtedness of the Loan Parties and their Subsidiaries for borrowed money, including Capitalized Lease Obligations, reimbursement obligations under letters of credit, and contingent obligations and Guarantees, without duplication, less, to the extent included therein, (b) the principal balance of all Subordinated Debt.
     “Shares” has the meaning assigned to that term in Section 6.2.
     “Standby Letter of Credit” means a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business, but excluding any Letter of Credit under which the stated amount of such Letter of Credit increases automatically over time.
     “Subordinated Debt” means Indebtedness among the Borrower and any of its Subsidiaries subject to the Intercompany Subordination Agreement or any other subordination agreement satisfactory to the Agent, in its sole discretion.
     “Subsidiary” of any Person at any time means (a) any corporation or trust of which fifty percent (50%) or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, (b) any partnership of which such Person is a general partner or of which fifty percent (50%) or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, (c) any limited liability company of which such Person is a member or of which fifty percent (50%) or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries or (d) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries (provided that, so long as the Loan Parties do not collectively own more than 49% of CCMC Joint Venture, such entity shall not be deemed to be a Subsidiary of the Borrower).
     “Subsidiary Shares” has the meaning assigned to that term in Section 6.3.
     “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Borrower or its Subsidiaries shall be a Swap Agreement.
     “Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Swap Provider” means any provider of a Lender-Provided Swap Agreement.
     “Swing Loan Lender” means First Commonwealth, in its capacity as lender under the Swing Loan Commitment.
     “Swing Loan Commitment” means the lesser of (a) $5,000,000, and (b) the aggregate amount of Revolving Credit Commitments.
     “Swing Loan Note” means the Swing Loan Note of the Borrower in substantially the form of Exhibit C-2 hereto evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
     “Swing Loans” means collectively, and “Swing Loan” means separately, all loans or any loan made by the Swing Loan Lender pursuant to Section 2.1(b).
     “Term Loan” has the meaning given to such term in Section 3.1; “Term Loans” means collectively all of the Term Loans.
     “Term Loan Base Rate” Option means the option of the Borrower to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.
     “Term Loan Commitment” means, as to any Lender, (a) on the Conversion Date such Lender’s Ratable Share of the Conversion Amount, and (b) thereafter as set forth on Schedule I to the most recent Assignment and Assumption Agreement, and “Term Loan Commitments” means the aggregate Term Loan Commitments of all of the Lenders.
     “Term Loan Lender” means a Lender with a Term Loan.
     “Term Loan Maturity Date” means May 8, 2014.
     “Term Notes” means collectively, and “Term Note” means separately, all of the Term Notes of the Borrower in substantially the form of Exhibit C-3 hereto, evidencing the Term Loans, together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.
     “Total Outstandings” means, on any date, the sum of (a) Revolving Facility Usage and (b) outstanding Term Loans, as of such date.
     “Transferor Bank” means the selling Lender pursuant to an Assignment and Assumption Agreement.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the Commonwealth of Pennsylvania or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “UCC Collateral” means the Collateral in which security interests are to be granted under the Security Agreement.
     “UCP” means, with respect to any Letter of Credit, the “Uniform Customs and Practices for Documentary Credits”, Publication No. 600, published by the International Chamber of Commerce (or such later version thereof as may be in effect at the time of issuance).
     “Unanticipated Remediation” means any portion of the expenditures attributable to the Columbus Remediation which are in excess of $4,000,000.
     “USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
          SECTION 1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:
          (a) Number; Inclusion. references to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or,” and “including” has the meaning represented by the phrase “including without limitation”;Determination. references to “determination” of or by the Agent or the Lenders shall be deemed to include good-faith estimates by the Agent or the Lenders (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;
          (c) Agent’s Discretion and Consent. whenever the Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;
          (d) Documents Taken as a Whole. the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;
          (e) Headings. the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;
          (f) Implied References to this Agreement. article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;
          (g) Persons. reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (h) Modifications to Documents. reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;
          (i) From, To and Through. relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; and
          (j) Shall; Will. references to “shall” and “will” are intended to have the same meaning.
          SECTION 1.3 Accounting Principles. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower or the Required Lenders request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
ARTICLE II
REVOLVING CREDIT AND SWING LOAN FACILITIES
          SECTION 2.1 Revolving Credit Commitments and Swing Loan Commitments.
          (a) Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Revolving Credit Lender severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date; provided that, after giving effect to any such Revolving Credit Loan (i) the aggregate outstanding amount of Revolving Credit Loans from such Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment minus such Revolving Credit Lender’s Ratable Share of outstanding Swing Loans and Letters of Credit Outstanding and (ii) the Revolving Facility Usage shall not exceed the aggregate amount of Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans. Each Revolving Credit Loan shall be due and payable in full on the Expiration Date.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (b) Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Swing Loan Lender may, at its option, cancelable at any time for any reason whatsoever, make Swing Loans to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date; provided that, after giving effect to such Swing Loan (i) the aggregate outstanding amount of Swing Loans shall not exceed the Swing Loan Commitment and (ii) the Revolving Facility Usage shall not exceed the aggregate amount of Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow Swing Loans. Each Swing Loan shall be due and payable in full seven (7) days after made (or upon earlier demand).
          SECTION 2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Revolving Credit Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 in accordance with its Ratable Share. The aggregate of each Revolving Credit Lender’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of outstanding Swing Loans and Letters of Credit Outstanding. The obligations of each Revolving Credit Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Revolving Credit Lender shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.
          SECTION 2.3 Commitment Fees. Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Revolving Credit Lender, as consideration for such Revolving Credit Lender’s Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate per annum (computed on the basis of a year of 360 and actual days elapsed) on the average daily difference between the amount of (a) such Revolving Credit Lender’s Revolving Credit Commitment as the same may be constituted from time to time (for purposes of this computation, the Swing Loans shall be deemed to be borrowed amounts solely under the Swing Loan Lender’s Revolving Credit Commitment) and (b) the sum of such Revolving Credit Lender’s Revolving Credit Loans outstanding plus its Ratable Share of outstanding Swing Loans and Letters of Credit Outstanding. All Commitment Fees shall be payable in arrears on (i) the first Business Day of each January, April, July and October after the date hereof, (ii) the Conversion Date, and (iii) on the Expiration Date or upon termination of Revolving Credit Commitments.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 2.4 Revolving Credit Loan Requests; Swing Loan Requests.
          (a) Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request that the Lenders make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to any existing Revolving Credit Loans pursuant to Section 4.2, by delivering to the Agent, not later than 1:00 p.m., Pittsburgh time (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans, and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, a duly completed request therefor in substantially the form of Exhibit D hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each such Loan Request shall be irrevocable and shall specify: (A) the proposed Borrowing Date; (B) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $1,000,000 and not less than $2,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $1,000,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (C) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (D) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.
          (b) Swing Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request that the Swing Loan Lender make Swing Loans by delivery to the Agent and the Swing Loan Lender not later than 1:00 p.m. Pittsburgh time, on the proposed Borrowing Date of a duly completed Loan Request, it being understood that the Agent and the Swing Loan Lender may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each such Loan Request shall be irrevocable and shall specify: (i) the proposed Borrowing Date and (ii) the principal amount of such Swing Loan, which shall be not less than $500,000 and shall be an integral multiple of $100,000.
          SECTION 2.5 Making Revolving Credit Loans and Swing Loans.
          (a) Making Revolving Credit Loans. The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4, notify the Lenders of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Lenders of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2. Each Lender shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2, fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, provided that if any Lender fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 12.16.
          (b) Making Swing Loans. So long as the Swing Loan Lender elects to make Swing Loans, the Swing Loan Lender shall, subject to Section 7.2, after receipt by it of a Swing Loan Request pursuant to Section 2.4, fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the Borrowing Date.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 2.6 Revolving Credit Notes. The Obligations of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by any Revolving Credit Lender, together with interest thereon, shall, at the request of such Revolving Credit Lender, be evidenced by a Revolving Credit Note payable to the order of such Revolving Credit Lender in a face amount equal to the Revolving Credit Commitment of such Revolving Credit Lender.
          SECTION 2.7 Swing Loan Note. The Obligations of the Borrower to repay the unpaid principal amount of the Swing Loans, together with interest thereon, shall, at the request of the Swing Loan Lender, be evidenced by a Swing Loan Note payable to the order of the Swing Loan Lender in a face amount equal to the Swing Loan Commitment.
          SECTION 2.8 Borrowings to Repay Swing Loans. The Swing Loan Lender may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Revolving Credit Lender shall make a Revolving Credit Loan in an amount equal to such Revolving Credit Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4 without regard to any of the requirements of that provision. Upon notice from the Swing Loan Lender, the Agent shall provide notice to the Revolving Credit Lenders (which may be telephonic or written notice by letter, facsimile, telex or electronic transmission) that such Revolving Credit Loans are to be made under this Section 2.8 and of the apportionment among the Revolving Credit Lenders, and the Revolving Credit Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.4 are then satisfied) by the time the Swing Loan Lender so requests, which shall not be earlier than 3:00 p.m., Pittsburgh time, on the Business Day next after the date the Revolving Credit Lenders receive such notice from the Agent.
          SECTION 2.9 Letter of Credit Subfacility.
          (a) Issuance of Letters of Credit. The Borrower may request the issuance of a letter of credit by the Issuing Bank (each a “Letter of Credit”), on behalf of itself or another Loan Party by delivering or having such other Loan Party deliver to the Agent and the Issuing Bank a completed application and agreement for letters of credit in such form as the Issuing Bank may specify from time to time by no later than 1:00 p.m., Pittsburgh time, at least three (3) Business Days, or such shorter period as may be agreed to by the Issuing Bank, in advance of the proposed date of issuance. Each Letter of Credit may be issued as either a Standby Letter of Credit or a Commercial Letter of Credit, in either case on such form as presented to the Borrower by the Issuing Bank. Subject to the terms and conditions hereof, including Section 7.2, and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Bank will issue a Letter of Credit (which may be “evergreen” letters of credit) provided that each Letter of Credit shall in no event expire later than ten (10) Business Days prior to the Expiration Date and providing that in no event shall (A) the Letters of Credit Outstanding exceed, at any one time, $30,000,000 or (B) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (b) Letter of Credit Fees. The Borrower shall pay (i) to the Agent for the ratable account of the Revolving Credit Lenders a fee (the “Letter of Credit Fee”) according to the pricing grid on Annex I below the heading “Letter of Credit Fee”, and (ii) to the Issuing Bank for its own account a fronting fee equal to 0.125% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each January, April, July and October following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Issuing Bank for the Issuing Bank’s sole account the Issuing Bank’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Bank may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.
          (c) Disbursements, Reimbursement.
          (i) Immediately upon the Issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.
          (ii) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower. Provided that the Borrower shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Bank shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Bank prior to 1:00 p.m., Pittsburgh time on each date that an amount is paid by the Issuing Bank under any Letter of Credit (each such date, an “Drawing Date”) in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 1:00 p.m., Pittsburgh time, on the Drawing Date, the Agent will promptly notify each Revolving Credit Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Revolving Credit Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit. Any notice given by the Agent pursuant to this Section 2.9 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (iii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.9 pay to the Agent, for the account of the Issuing Bank, an amount in immediately available funds equal to its Ratable Share of the amount of the unreimbursed drawing. Any payment made by each Revolving Credit Lender to the Agent under this Section 2.9 shall be deemed to be a Revolving Credit Loan under the Base Rate Option made to the Borrower; provided, that if the Borrower is not permitted to borrow Revolving Credit Loans because of their failure to satisfy the conditions set forth in Section 7.2 (other than any notice requirements), then such payment shall constitute a purchase by such Revolving Credit Lender of a participation interest (“Participation Advance”) in the Letter of Credit Borrowing as defined in Section 2.9. If any Revolving Credit Lender so notified fails to make available to the Agent, for the account of the Issuing Bank, the amount of such Revolving Credit Lender’s Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time, on the Drawing Date, then interest shall accrue on such Revolving Credit Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (A) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (B) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Issuing Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the Issuing Bank to give any such notice on the Drawing Date or in sufficient time to enable any Revolving Credit Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.
          (iv) With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans as contemplated by Section 2.9, the Borrower shall be deemed to have incurred from the Issuing Bank a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Revolving Credit Lender is required to purchase a Participation Advance in accordance with Section 2.9.
          (d) Repayment of Participation Advances.
          (i) Upon (and only upon) receipt by the Agent, for the account of the Issuing Bank, immediately available funds from the Borrower (A) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Revolving Credit Lender has made a Participation Advance to the Issuing Bank, or (B) in payment of interest on such a payment made by the Issuing Bank under such a Letter of Credit, the Agent will pay to each Revolving Credit Lender, in the same funds as those received by the Agent, the amount of such Revolving Credit Lender’s Ratable Share of such funds, except the Agent shall retain, for the account of the Issuing Bank, the amount of the Ratable Share of such funds of any Revolving Credit Lender that did not make a Participation Advance in respect of such payment by Agent.
          (ii) If the Agent or the Issuing Bank is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Agent or the Issuing Bank pursuant to Section 2.9 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Revolving Credit Lender shall, on demand of the Agent or the Issuing Bank, forthwith return to the Agent or the Issuing Bank the amount of its Ratable Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolving Credit Lender to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (e) Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Bank’s application and agreement for letters of credit and the Issuing Bank’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), the Issuing Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
          (f) Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.
          (g) Nature of Participation and Reimbursement Obligations. Each Revolving Credit Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:
          (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever;
          (ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1, Section 2.4, Section 2.5 or Section 7.2 or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9;
          (iii) any lack of validity or enforceability of any Letter of Credit;
          (iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Bank or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if the Issuing Bank has been notified thereof;
          (vi) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
          (vii) the solvency of, or any acts of omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
          (viii) any failure by the Issuing Bank to issue any Letter of Credit in the form requested by any Loan Party;
          (ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;
          (x) any breach of this Agreement or any other Loan Document by any party thereto;
          (xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;
          (xii) the fact that an Event of Default or a Default shall have occurred and be continuing;
          (xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and
          (xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (h) Indemnity. In addition to amounts payable as provided in Section 12.5, each Loan Party hereby agrees to protect, indemnify, pay and save harmless the Issuing Bank from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (i) the gross negligence or willful misconduct of the Agent (as finally determined by a court of competent jurisdiction) or (ii) the wrongful dishonor by the Issuing Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called “Governmental Acts”).
          (i) Liability for Acts and Omissions. As between any Loan Party and the Issuing Bank, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for any of the following including, without limitation, any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, electronic mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Bank from liability for its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Bank be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including, without limitation, attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     Without limiting the generality of the foregoing, the Issuing Lender: (A) may rely on any oral or other communication believed in good faith by the Issuing Bank to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (B) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (C) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender; (D) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (E) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (F) may settle or adjust any claim or demand made on the Issuing Bank in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject to such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
     In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Bank under any resulting liability to the Borrower or any Lender.
          SECTION 2.10 Increase in Revolving Credit Commitment.
          (a) Request for Increase. So long as no Default or Event of Default has occurred and is continuing, upon notice to the Agent (which shall promptly notify the Revolving Credit Lenders), the Borrower may from time to time, request an increase in the Revolving Credit Commitment by an amount (for all such requests) not exceeding Thirty Million Dollars ($30,000,000); provided that any such request for an increase shall be in a minimum amount of Five Million Dollars ($5,000,000). At the time of sending such notice, the Borrower (in consultation with the Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Revolving Credit Lenders).
          (b) Lender Elections to Increase. Each Revolving Credit Lender shall notify the Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Ratable Share of such requested increase. Any Revolving Credit Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment.
          (c) Notification by Agent; Additional Revolving Credit Lenders. The Agent shall notify the Borrower and each Revolving Credit Lender of the Revolving Credit Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Agent, the Issuing Bank and the Swing Loan Lender (which approvals shall not be unreasonably withheld), the Borrower may also invite additional financial institutions (subject to the consent of the Agent, not to be unreasonably withheld) to become Revolving Credit Lenders pursuant to a joinder agreement in form and substance satisfactory to the Agent and its counsel.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (d) Effective Date and Allocations. If the Revolving Credit Commitment is increased in accordance with this Section, the Agent and the Borrower shall determine the effective date (the “Revolving Credit Increase Effective Date”) and the final allocation of such increase. The Agent shall promptly notify the Borrower and the Revolving Credit Lenders of the final allocation of such increase and the Revolving Credit Increase Effective Date.
          (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Agent a certificate of each Loan Party dated as of the Revolving Credit Increase Effective Date (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the Revolving Credit Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.10, the representations and warranties contained in subsection (a) of Section 6.9 shall be deemed to refer to the most recent statements furnished pursuant to Section 10.1 and Section 10.2, and (B) no Default or Event of Default has occurred and is continuing.
          (f) Prepayments upon Effectiveness of Increase. The Borrower shall prepay (which may be with the proceeds of Revolving Credit Loans received on such date) any Revolving Credit Loans outstanding on the Revolving Credit Increase Effective Date to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Ratable Shares arising from any nonratable increase in the Revolving Credit Commitments under this Section. To the extent any Lender (a “reducing Lender”) would be entitled to additional amounts required to be paid by the Borrower pursuant to Section 5.6 (“breakage cost”), as a result its Revolving Credit Loan being subject to a prepayment described in the preceding sentence, the Lenders (including any new Lenders) which have increased their pro rata share of the Revolving Credit Commitment (each an “increasing Lender”) shall each pay to each such reducing Lender a portion of such reducing Lender’s breakage cost equal to the percentage of the increase in the Revolving Credit Commitment represented by such increasing Lender’s increased Revolving Credit Commitment.
ARTICLE III
TERM LOANS
          SECTION 3.1 Term Loan Commitments. Subject to the terms and conditions hereof, including Section 7.2, and relying upon the representations and warranties herein set forth, on the Conversion Date, each Lender severally agrees to make a term loan to the Borrower in an amount equal to such Lender’s Term Loan Commitment. Each Term Loan made by a Lender shall be made by converting a portion of such Lender’s Revolving Credit Loans equal to such Lender’s Term Loan Commitment into such Term Loan.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 3.2 Nature of Lenders’ Obligations with Respect to Term Loans. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the Conversion Date. The Term Loan Commitments are not revolving credit commitments, and the Borrower shall not have the right to repay and reborrow any Term Loan.
          SECTION 3.3 Term Loan Principal Payments. The Borrower shall make payments on the principal amount of each Term Loan in equal quarterly installments, each in an amount equal to ten percent (10%) of the aggregate amount of Term Loan Commitments, commencing on September 30, 2012, and thereafter on the last day of each March, June, September and December, with a final installment of any remaining principal amount payable on the Term Loan Maturity Date.
          SECTION 3.4 Term Loan Notes. The Obligation of the Borrower to repay the unpaid principal amount of the Term Loans made to it by each Lender, together with interest thereon, shall, at the request of any Term Loan Lender, be evidenced by a Term Note payable to the order of such Lender in a face amount equal to the Term Loan of such Lender.
ARTICLE IV
INTEREST RATES
          SECTION 4.1 Interest Rate Options. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans, or portions thereof, as selected by the Borrower in accordance with the terms and conditions hereof, at either Interest Rate Option it selects, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Loans and provided further that only the Base Rate Option shall apply to the Swing Loans. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.
          SECTION 4.2 Interest Periods. At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (a) Amount of Borrowing Tranche. each Borrowing Tranche of Euro-Rate Loans shall be in integral multiples of $1,000,000 and not less than $2,000,000; and
          (b) Renewals. in the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.
          SECTION 4.3 Interest After Default. To the extent permitted by Law, upon the occurrence and during the continuance of any Event of Default:
          (a) Letter of Credit Fees, Interest Rate. the Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9 or Section 4.1, respectively, shall be increased by 2.0% per annum;
          (b) Other Obligations. each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full; and
          (c) Euro-Rate Option. No Borrowing Tranche may convert to or renew under a Euro-Rate Option.
          (d) Acknowledgment. The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk. All such interest shall be payable by the Borrower upon demand by Agent.
          SECTION 4.4 Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.
          (a) Unascertainable. If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined that:
          (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or
          (ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate, the Agent shall have the rights specified in Section 4.4.
          (b) Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that:
          (i) the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law);
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan; or
          (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a Euro-Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Agent shall have the rights specified in Section 4.4.
          (c) Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4(a) the Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4(b), such Lender shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Lender shall have later notified the Agent, of the Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 4.4 and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Agent of a determination under Section 4.4, the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.6, as to any Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.4. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.
          SECTION 4.5 Selection of Interest Rate Options. If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2, the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, commencing upon the last day of the existing Interest Period.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 4.6 Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin.
          (a) All computations of interest for Base Rate Loans when the Base Rate is determined by First Commonwealth’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
          (b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Loan Parties or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Agent for the account of the applicable Lenders, promptly on demand by the Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, automatically and without further action by the Agent, any Lender or the Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Agent, any Lender or the Issuing Bank, as the case may be, under Article XI or any other second of this Agreement.
ARTICLE V
PAYMENTS
          SECTION 5.1 Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 12:00 noon, Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the account of the Swing Loan Lender, with respect to the Swing Loans, and for the ratable accounts of (a) the Revolving Credit Lenders, with respect to the Revolving Credit Loans, and (b) the Term Loan Lenders, with respect to the Term Loans, in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the applicable Lenders in immediately available funds. The Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.”
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
                SECTION 5.2 Pro Rata Treatment of Lenders. Each borrowing (other than Swing Loans) shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Agent’s Fee) or amounts due from the Borrower hereunder to the Lenders with respect to the Loans, shall (except as provided in Section 4.4 in the case of an event specified in Section 4.4, Section 5.4 or Section 5.6) be made in proportion to the applicable Loans outstanding from each Lender and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Lender. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to the Swing Loan Lender according to Article II.
                SECTION 5.3 Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each calendar month and on the Expiration Date or Term Loan Maturity Date, as applicable, or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.5 shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).
                SECTION 5.4 Voluntary Prepayments and Reduction of Commitment.
                (a) Right to Prepay. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.4 below or in Section 5.6):
                           (i) at any time with respect to any Loan to which the Base Rate Option applies;
                          (ii) on the last day of the applicable Interest Period with respect to Loans to which a Euro-Rate Option applies; and
                          (iii) on the date specified in a notice by any Lender pursuant to Section 4.4 with respect to any Loan to which a Euro-Rate Option applies.
           Whenever the Borrower desires to prepay any part of the Loans, the Borrower shall provide a prepayment notice to the Agent by 1:00 p.m., Pittsburgh time, at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or Term Loans or no later than 10:00 a.m., Pittsburgh time, on the date of prepayment of the Swing Loans, setting forth the following information:
                (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;
                (y) a statement indicating the application of the prepayment between the Swing Loans, Revolving Credit Loans and Term Loans; and
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
               (z) the total principal amount of such prepayment, which shall not be less than $500,000 for any Loan (or the outstanding amount if such Loan, if such amount is less than $500,000).
          All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.4 shall be applied to the unpaid installments of principal of the Term Loans in the reverse order of scheduled maturities. Except as provided in Section 4.4, if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (A) first to Revolving Credit Loans and then to Term Loans, and (B) after giving effect to the allocations in clause (A) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.6.
               (b) Replacement of a Lender. In the event any Lender (i) gives notice under Section 4.4 or Section 5.6 or (ii) becomes a Defaulting Lender (each a “Replacement Event”), then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Lender in whole, together with all interest accrued thereon, and terminate such Lender’s Commitment within ninety (90) days after such Replacement Event; provided that the Borrower shall also pay to such Lender (unless such Lender is a Defaulting Lender pursuant to subsection “(a)” or “(b)” of the definition of “Defaulting Lender”) at the time of such prepayment any amounts required under Section 5.6 and any accrued interest due on such amount and any related fees; provided, however, that the Commitment and any Term Loan of such Lender shall be provided by one or more of the remaining Lenders or a replacement bank acceptable to the Agent; provided, further, the remaining Lenders shall have no obligation hereunder to increase their Commitments.
               (c) Change of Lending Office. Each Lender agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 4.4 or Section 5.6 with respect to such Lender, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 5.4 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of any Secured Party provided in this Agreement.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
               (d) Voluntary Reduction of Commitment. The Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to Agent to permanently and ratably reduce, in whole multiples of $1,000,000 of principal, or terminate the Revolving Credit Commitments without penalty or premium, except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by (i) the payment in full of any Commitment Fee and other fees then accrued on the amount of such reduction or termination, (ii) prepayment of the Revolving Credit Loans (and the Borrower shall Cash Collateralize, if necessary, any Letters of Credit and pay, if necessary, any Swing Loans), together with the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.6), to the extent that the aggregate amount thereof then outstanding exceeds the Commitments as so reduced or terminated. From the effective date of any such reduction or termination, the obligations of Borrower to pay the Commitment Fee shall correspondingly be reduced or cease, as the case may be.
               SECTION 5.5 Mandatory Prepayments and Reduction of Commitment.
               (a) Mandatory Reduction of Commitments. The Revolving Credit Commitment of each Revolving Credit Lender will be automatically reduced, on the Conversion Date, by an amount equal to such Revolving Credit Lender’s Term Loan Commitment.
               (b) Sale of Assets; Debt Offerings. Immediately upon any (i) issuance of Indebtedness not authorized by Section 9.1, or (ii) sale of assets not authorized by Section 9.7, the Borrower shall make a mandatory prepayment of Loans equal to the amount of such Indebtedness or the proceeds of such sale (net of any estimated taxes, but subject to the Borrower’s requirement to true up any excess at the time of payment of such tax), as applicable. All prepayments of Loans pursuant to this Section 5.5(b) shall be applied, first, to payment in full of the principal amount of the Term Loans by application to the unpaid installments of principal in the reverse order of scheduled maturities, second, to the payment in full of the principal amount of all Revolving Loans. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.6(b).
               (c) Application Among Interest Rate Options. All prepayments required pursuant to this Section 5.5 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a Euro-Rate Option. In accordance with Section 5.6(b), the Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.
               SECTION 5.6 Additional Compensation in Certain Circumstances.
               (a) Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:
                         (i) subjects any Lender to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Lender);
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
                         (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Lender; or
                         (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Lender, or (B) otherwise applicable to the obligations of any Lender under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Lender’s capital, taking into consideration such Lender’s customary policies with respect to capital adequacy) by an amount which such Lender in its sole discretion deems to be material, such Lender shall from time to time notify the Borrower and the Agent of the amount determined (using any averaging and attribution methods employed in good faith) by such Lender to be necessary to compensate such Lender for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.
               (b) Indemnity. In addition to the compensation required by Section 5.6(a), each Loan Party shall indemnify each Lender against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Lender to fund or maintain Loans subject to a Euro-Rate Option) which such Lender sustains or incurs as a consequence of any:
                         (i) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due);
                         (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 or Section 4.2 or notice relating to prepayments under Section 5.4 or notice relating to Commitment reductions under Section 5.4; or
                         (iii) default by any Loan Party in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Loan Parties to such Lender ten (10) Business Days after such notice is given.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Lenders as follows:
          SECTION 6.1 Organization and Qualification. Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in (a) its jurisdiction listed of incorporation or formation and (b) except where the failure to be so qualified could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary. Schedule 6.1 sets forth the jurisdiction of formation or organization for each Loan Party and each Subsidiary, and any jurisdiction in which such Loan Party or Domestic Subsidiary has been qualified to transact business.
          SECTION 6.2 Capitalization and Ownership. The authorized capital stock of each Loan Party and the shares (referred to herein as the “Shares”) which are issued and outstanding thereof, and the ownership of each Guarantor, are as indicated on Schedule 6.2. All of the Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on Schedule 6.2. The Inactive Domestic Subsidiaries conduct no business and have no material assets.
          SECTION 6.3 Subsidiaries. Schedule 6.3 states the name of each Loan Party’s Subsidiaries, its jurisdiction of incorporation or formation, and: (a) if it is a corporation, the owners (and their percentages) of the outstanding shares therein (referred to herein as the “Subsidiary Shares”) and, for any Domestic Subsidiary, its authorized capital stock and the issued and outstanding shares; (b) if it is a partnership, the partners (and their percentages) of its outstanding partnership interests (the “Partnership Interests”); and (c) if it is a limited liability company, the members and managers and each of their percentages, and voting rights associated therewith, of its outstanding limited liability company interests (the “LLC Interests”). Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests with respect to any Domestic Subsidiary have been validly issued, and all Subsidiary Shares with respect to any Domestic Subsidiary are, where applicable, fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests, or any other Equity Interests, in any such Subsidiary except as indicated on Schedule 6.3.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 6.4 Power and Authority. Each Loan Party has full corporate, limited liability company or partnership power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.
          SECTION 6.5 Validity and Binding Effect. This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.
          SECTION 6.6 No Conflict. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (a) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or any Subsidiary of any Loan Party or (b) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).
          SECTION 6.7 Litigation. Except as disclosed on Schedule 6.7, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party or any Subsidiary of any Loan Party, threatened against such Loan Party or any such Subsidiary at law or equity before any Official Body which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 6.8 Title to Properties. The real property owned or leased by each Loan Party, as of the date of this Agreement, is described on Schedule 6.8. Each Loan Party and each Subsidiary of each Loan Party has good and marketable and insurable fee simple title to, or valid leasehold interest in, all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens (or as specified in the title policy issued by Chicago Title Insurance Corporation on the Closing Date insuring the applicable Mortgage Document encumbering such real estate), and subject to the terms and conditions of the applicable leases, if any. Upon consummation of the transactions contemplated hereby, all leases of property are in full force and effect without the necessity for any consent which has not previously been obtained.
          SECTION 6.9 Financial Statements.
          (a) Annual Statements. The Loan Parties have delivered to the Agent copies of its audited financial statements for fiscal year 2008 (the “Annual Statements”). The Annual Statements are correct and complete and fairly represent the consolidated financial condition of the Loan Parties and their respective Subsidiaries as of December 31, 2008, and the results of operations for the fiscal year then ended and have been prepared in accordance with GAAP.
          (b) Financial Projections. The Loan Parties have delivered to the Agent consolidated financial projections (which have been delivered to the Lenders by the Borrower) for the period from January 1, 2009, through December 31, 2011 derived from various assumptions of the Loan Parties’ management (the “Financial Projections”). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Loan Parties’ management. The Financial Projections accurately reflect the total liabilities of all Loan Parties and their Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date.
          (c) Accuracy of Financial Statements. No Loan Party and no Subsidiary of any Loan Party has any liabilities, contingent or otherwise, or forward or long-term commitments required to be disclosed on financial statements under GAAP as of December 31, 2008, that are not disclosed in the Annual Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of any Loan Party or any Subsidiary of any Loan Party which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change. Since December 31, 2008, no Material Adverse Change has occurred.
          SECTION 6.10 Use of Proceeds; Margin Stock.
          (a) General. The Loan Parties intend to use the proceeds of the Loans in accordance with Section 8.10.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (b) Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U promulgated by the Board). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.
          SECTION 6.11 Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.
          SECTION 6.12 Taxes. All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges (a) are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made, and (b) individually or in the aggregate, could not reasonably be expected to result in any Material Adverse Change. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.
          SECTION 6.13 Consents and Approvals. Except for the filing of financing statements in the state filing offices to be made pursuant to Section 7.1, no material consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 6.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 6.13; provided however, that all consents, approvals, exemptions, orders or authorizations of, or registrations or filings with any Official Body or any other Person which is required with respect to the enforceability of this Agreement and the other Loan Documents or the Lenders’ Prior Security Interest in the Collateral shall have been obtained or made on or prior to the Closing Date.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 6.14 No Event of Default; Compliance with Instruments. No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (a) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (b) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where any such violation, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change.
          SECTION 6.15 Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material Intellectual Property, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others. All material domestic Intellectual Property and any material licenses and registrations with respect to any Intellectual Property, of each Loan Party, as of this date of this Agreement, are listed and described on Schedule 6.15.
          SECTION 6.16 Security Interests. The Liens and security interests granted to the Agent in the Collateral pursuant to the Collateral Documents constitute and will continue to constitute Prior Security Interests under the UCC or other applicable Law entitled to all the rights, benefits and priorities provided by the UCC or such Law. Upon (a) the filing of (i) Mortgage Documents with respect to the Material Real Property and (ii) financing statements relating to the security interests granted under the Security Agreement, in each office and in each jurisdiction where required in order to perfect the security interests described above, (b) the taking possession of any stock certificates or other certificates evidencing the Pledged Collateral, and (c) the entering into Control Agreements with respect to the Loan Parties deposit accounts, all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Collateral Documents, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six (6) months prior to each five (5)-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 6.17 Status of the Pledged Collateral. All the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral have been and will continue to be pledged pursuant to the Pledge Agreement and are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement and except as the right of the Lenders to dispose of the Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral except for the shareholder agreements, partnership agreements and limited liability company agreements described on Schedule 6.17. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Agent.
          SECTION 6.18 Insurance. Schedule 6.18 lists all insurance policies and other bonds to which any Loan Party is a party as of the Closing Date, all of which, as of the Closing Date, are valid and in full force and effect and for which no notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.
          SECTION 6.19 Compliance with Laws. The Loan Parties and their Subsidiaries are in compliance with all applicable Laws (other than Environmental Laws or Safety Laws which are specifically addressed in Section 6.24) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in any Material Adverse Change.
          SECTION 6.20 Material Contracts; Burdensome Restrictions. Schedule 6.20 lists all material contracts relating to the business operations of each Loan Party, including all employee benefit plans and Labor Contracts, as of the date of this Agreement. All such material contracts are valid, binding and enforceable upon such Loan Party and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder with respect to any Loan Party or, to any Loan Party’s actual knowledge, with respect to parties other than such Loan Party. None of the Loan Parties is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change.
          SECTION 6.21 Investment Companies; Regulated Entities. None of the Loan Parties or any Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.” None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.
          SECTION 6.22 Plans and Benefit Arrangements.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (a) Except as set forth on Schedule 6.22, the Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA and the Internal Revenue Code with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower and each member of the ERISA Group, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (A) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (B) have not incurred any liability to the PBGC, and (C) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.
          (b) To the best knowledge of the Borrower and each member of the ERISA Group, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.
          (c) Neither the Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.
          (d) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.
          (e) Except as set forth on Schedule 6.22, the aggregate actuarial present value of all benefit liabilities (whether or not vested) under all Plans that are presently sponsored by the Borrower or a member of the ERISA Group as disclosed in, and as of the date of, the most recent actuarial report for such Plans delivered on or prior to the Closing Date, does not exceed the aggregate fair market value of the assets of such Plans, using the actuarial assumptions set forth in such report.
          (f) Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.
          (g) To the extent that any Benefit Arrangement is insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (h) All Plans, Benefit Arrangements and Multiemployer Plans have been administered in all material respects in accordance with their terms and applicable Law.
          (i) No Foreign Subsidiary sponsors, maintains or contributes to any Plan, Benefit Arrangement Multiple Employer Plan or Multiemployer Plan or any other similar plan which is subject to ERISA or the Code.
          SECTION 6.23 Employment Matters. Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws, including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change.
          SECTION 6.24 Environmental Matters and Safety Matters. Except as disclosed on Schedule 6.24:
          (a) None of the Loan Parties and none of the Subsidiaries of any Loan Party have received any Environmental Complaint, whether directed or issued to any Loan Party or relating or pertaining to any predecessor of any such Loan Party or Subsidiary or to any prior owner, operator or occupant of any portion of the Property which either (i) has not been fully resolved with no further liability or obligation to any of the Loan Parties or their Subsidiaries or (ii) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, and none of such Loan Parties or Subsidiaries have knowledge of any facts to form a reasonable belief that any such Environmental Complaint relating or pertaining to any Loan Party or any Subsidiary of any Loan Party might be received.
          (b) No activity or operation of any Loan Party or any Subsidiary of any Loan Party at any Property location is being or has been conducted in violation of any Environmental Law or Environmental Permit except for violations which, if unresolved, would not impose any material costs on any of the Loan Parties to resolve, or violations which have been fully resolved with no further liability or obligation to any of the Loan Parties or their Subsidiaries and to the knowledge of any such Loan Party or Subsidiary no activity or operation of any predecessor of any such Loan Party or Subsidiary or any prior owner, operator or occupant of any portion of the Property was conducted in violation of any Environmental Law in effect as of the date any such predecessor, prior owner, operator or occupant conducted such activity or operation.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (c) Except for Contamination which is neither reportable nor materially costly to delineate or remediate, there is no Contamination present on, in, under or migrating from, any portion of the Property due to the respective operations of any Loan Party or any Subsidiary or any Loan Party, or to any Loan Party’s or Subsidiary of any Loan Party’s knowledge is any Contamination migrating to any portion of the Property due to the operations and activities of any Person (other than any Loan Party or any Subsidiary of any Loan Party).
          (d) Each Loan Party and each Subsidiary of each Loan Party has all Environmental Permits except for any such Environmental Permits the absence of which (i) would not result in a material deficiency in any Loan Party’s ability to conduct legally its operations or activities at any portion of the Property or (ii) is reasonably likely to result in the issuance by an Official Body of a cease and desist order (“Material Environmental Permits”), and all such Material Environmental Permits are in full force and effect and each such Loan Party’s or Subsidiary’s operations at the Property locations are conducted in compliance in all material respects with the terms and conditions of such Material Environmental Permits and none of the Loan Parties has received any written notice from an Official Body that such Official Body has or intends to suspend, revoke or adversely alter, whether in whole or in part, any such Material Environmental Permit.
          (e) Each Loan Party and each Subsidiary of each Loan Party has submitted to an Official Body and/or maintains in its files, as applicable, all Environmental Records, except for matters which, if unresolved, would not impose any material costs on any of the Loan Parties to resolve.
          (f) No structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks operated or owned by any Loan Party or any Subsidiary of any Loan Party located on any portion of the Property contain or use, except in material compliance with applicable Environmental Laws and Environmental Permits, if required, Regulated Substances or otherwise are operated or maintained except in material compliance with Environmental Laws and Environmental Permits, if required, and to the knowledge of each Loan Party and each Subsidiary of each Loan Party, there are no other structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks located on any portion of the Property that contain, contained, use or used Regulated Substances.
          (g) To the knowledge of each Loan Party and each Subsidiary of each Loan Party, no facility or site to which any such Loan Party or Subsidiary, either directly or indirectly by a third party, has sent Regulated Substances generated or owned by any Loan Party or any Subsidiary of any Loan Party for storage, treatment, disposal or other management has been or is being operated in material violation of Environmental Laws or pursuant to Environmental Laws is identified or proposed to be identified on any list of contaminated properties or other properties which pursuant to applicable Environmental Laws are the subject of a Remedial Action by an Official Body or any other Person (including any such Loan Party or Subsidiary).
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (h) No portion of the Property is identified or to the knowledge of any Loan Party or any Subsidiary of any Loan Party proposed to be identified on any list of contaminated properties or other properties which pursuant to applicable Environmental Laws are the subject of a Remedial Action by an Official Body or any other Person (including any such Loan Party or Subsidiary), nor to the knowledge of any such Loan Party or Subsidiary is any property adjoining or hydrologically connected to any portion of the Property identified or proposed to be identified on any such list or the subject of a Remedial Action.
          (i) To the knowledge of any Loan Party or any Subsidiary of any Loan Party, no portion of the Property constitutes an Environmentally Sensitive Area.
          (j) No lien or other encumbrance authorized by Environmental Laws exists against any portion of the Property and none of the Loan Parties nor any Subsidiary of any Loan Party has any knowledge of any facts to form a reasonable belief that such a lien or encumbrance may be imposed.
          (k) Neither the transaction contemplated by the Loan Documents nor any other transaction involving the sale, transfer or exchange of any portion of the Property will trigger or has triggered any obligation under any applicable Environmental Laws to make a filing, provide a notice, provide other disclosure or take any other action, or in the event that any such transaction-triggered obligation does arise or has arisen under any applicable Environmental Laws, all such actions required thereby have been taken in material compliance with applicable Environmental Laws.
          (l) The activities and operations of the Loan Parties and the Subsidiaries of the Loan Parties are being conducted in material compliance with applicable Safety Laws.
          (m) The Loan Parties and the Subsidiaries of the Loan Parties have not received any Safety Complaints which either (i) has not been fully resolved with no further liability or obligation to any of the Loan Parties or their Subsidiaries or (ii) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, and to the knowledge of the such Loan Parties or Subsidiaries no such Safety Complaints are being threatened and such Loan Parties or Subsidiaries have any knowledge of any facts to form a reasonable belief that a Safety Complaint might be received or instituted.
          (n) Each Loan Party and each Subsidiary of each Loan Party has submitted to an Official Body and/or maintains in its files, as applicable, all Safety Filings and Records, except for matters which, if unresolved, would not impose any material costs on any of the Loan Parties to resolve.
          SECTION 6.25 Senior Debt Status. The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.
          SECTION 6.26 Anti-Terrorism Laws.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (a) General. None of the Loan Parties, nor any Affiliate of any Loan Party, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
          (b) Executive Order No. 13224. None of the Loan Parties, nor or any Affiliate of any Loan Party, acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a “Blocked Person”):
          (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;
          (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
          (iii) to the knowledge of any Loan Party, a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
          (iv) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;
          (v) a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list;
          (vi) a person or entity who is or is affiliated with a person or entity listed above; and
          (vii) to the knowledge of each Loan Party, no Loan Party acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.
          SECTION 6.27 Solvency. After giving effect to the transactions contemplated by this Agreement, the Loan Documents and the making of Loans and issuance of Letters of Credit hereunder:
          (a) the fair value of the assets of each Loan Party will exceed the total amount of liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Loan Party;
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (b) the present fair salable value of the assets of each Loan Party will exceed the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of each such Loan Party as they become absolute and matured;
          (c) each Loan Party will be able to pay its debts, including contingent liabilities, as they mature and become due;
          (d) no Loan Party is nor will it be, engaged in a business for which its capital is, or would be, unreasonably small;
          (e) no Loan Party is nor will be engaged in a business or transaction for which the remaining assets of such Loan Party are or would be unreasonably small in relation to such business or transaction; and
          (f) no Loan Party has incurred (by way of assumption or otherwise) any obligation or liability (contingent, subordinated, unmatured and unliquidated or otherwise) under this Agreement or any of the other Loan Documents, Acquisition Documents or Repurchase Documents to which it is a party, nor has it made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Loan Party.
          SECTION 6.28 Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.
          SECTION 6.29 Brokers; Commissions. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated under the Loan Documents.
ARTICLE VII
CONDITIONS PRECEDENT
     The obligation of each Lender to make Loans and of the Issuing Bank to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 7.1 Initial Loan.
          On the Closing Date:
          (a) Officer’s Certificate. The representations and warranties of each of the Loan Parties contained in Article VI and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Default shall have occurred and be continuing or shall exist, and there shall be delivered to the Agent for the benefit of each Lender a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President, or Authorized Financial Officer of each of the Loan Parties, to each such effect.
          (b) Secretary’s Certificate. There shall be delivered to the Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:
          (i) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents;
          (ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Lender may conclusively rely; and
          (iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized and a bring-down certificate by facsimile dated the Closing Date.
          (c) Delivery of Loan Documents. The Guaranty Agreement, each Note, the Security Agreement, the Pledge Agreement, each Control Agreement and the Intercompany Subordination Agreement shall have each been duly executed and delivered to the Agent, together with any other Loan Document required to be delivered on the Closing Date.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (d) Opinion of Counsel. There shall be delivered to the Agent for the benefit of each Lender a written opinion of K&L Gates LLP, counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Agent), and from local counsel in appropriate jurisdictions, each dated the Closing Date and in form and substance satisfactory to the Agent and its counsel, as to such matters incident to the transactions contemplated herein as the Agent may reasonably request.
          (e) Legal Details. All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.
          (f) Payment of Fees. The Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Lenders, to the extent not previously paid, all commitment and other fees accrued through the Closing Date and all costs and expenses for which the Agent and the Lenders are entitled to be reimbursed, including, without limitation, fees of counsel to the Agent.
          (g) Environmental Certificate. On the Closing Date the appropriate officers of the applicable Loan Parties shall have certified to the Agent in form and substance satisfactory to the Agent a certificate (which may be combined with the certificate described in (i) below) to the effect that the Loan Parties have made known to the Agent all information known to them and their Subsidiaries concerning (i) Contamination and Environmental Complaints and Safety Complaints and the Loan Parties and their Subsidiaries’ compliance with applicable Safety Laws and the Loan Parties and their Subsidiaries’ compliance with applicable Environmental Laws and Environmental Permits relating to any portion of the Property and (ii) any other site for which any Loan Party or Subsidiary of a Loan Party has received notice that it is potentially responsible for the presence of Contamination or otherwise for the performance or cost of performance of any Remedial Actions.
          (h) Consents. All material consents required to effectuate the transactions contemplated hereby as set forth on Schedule 6.13 shall have been obtained.
          (i) Officer’s Certificate Regarding MACs. Since December 31, 2008, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of any Loan Party or Subsidiary of any Loan Party; and there shall have been delivered to the Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Chief Executive Officer, President, or Authorized Financial Officer of each Loan Party to each such effect.
          (j) No Violation of Laws. The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Lenders.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (k) No Actions or Proceedings. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body (i) to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, (ii) if adversely determined could reasonably be expected to result in a Material Adverse Change, or (iii) which, in the Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.
          (l) Insurance Policies; Certificates of Insurance; Endorsements. The Loan Parties shall have delivered evidence acceptable to the Agent that adequate insurance in compliance with Section 8.3 is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of each Loan Party’s casualty insurance policy or policies evidencing coverage satisfactory to the Agent, with additional insured and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Agent and its counsel naming the Agent as additional insured and lender loss payee.
          (m) Lien Searches. The Agent shall have received UCC lien, tax, judgment and bankruptcy searches with respect to each Loan Party, for such jurisdictions as the Agent may request.
          (n) Mortgage Documents. Mortgage Documents and Ancillary Mortgage Documents, as requested by the Agent, shall have been duly executed and delivered to the Agent or its title company with respect to each parcel of Material Real Property.
          (o) Collateral Access Agreements. The Loan Parties shall have delivered an executed Collateral Access Agreement from each lessor for each Material Leased Location or, in the absence of delivery of a Collateral Access Agreement for any such Material Leased Location, shall evidence to the Agent that a Collateral Access Agreement has been sought for such Material Leased Location and that the Loan Parties are using all reasonable commercial efforts to obtain a Collateral Access Agreement for such Material Leased Location.
          (p) Existing Credit Agreement. A payoff letter, satisfactory to the Agent, setting forth the amount required in order to repay all obligations outstanding with respect to the Existing Credit Agreement, terminating the commitments thereunder and releasing the Liens granted to secure such obligations and commitments, together with signed copies of all documents necessary to be filed to release any such Liens or otherwise terminate and such obligations or commitments, and delivery to the Agent of all Collateral then held to secured any obligations under the Existing Credit Agreement; provided that the Continuing Obligations may remain in place so long as they are unsecured (other than as described on Schedule 9.2 hereto).
          (q) Continuing Obligations. Schedule 7.1 hereto lists, in reasonable detail, each Continuing Obligation.
          (r) Pledged Equity Interests and Indebtedness. The Agent shall have received (i) the certificates representing the Equity Interests pledged pursuant to the Collateral Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Agent pursuant to the Collateral Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (s) Big Sandy Permits. Evidence, satisfactory to the Agent, that the Borrower has received all material permits, local and federal, necessary for the expansion of the Big Sandy plant in Catlettsburg, Kentucky.
          (t) Borrowing Request and Compliance Certificate. The Loan Parties shall have delivered to the Agent (i) a Borrowing Request with respect to the initial Loan, and (ii) a Compliance Certificate prepared as of the Closing Date.
          (u) Annual Statements and Financial Projections. The Loan Parties shall have delivered to the Agent the Annual Statements and the Financial Projections.
          (v) Third Party Verification. The report from Natixis Bleichroeder dated July 22, 2008, providing satisfactory verification of the opportunities for the Borrower presented by potential requirements by state and federal authorities implementing tighter mercury-emissions standards for coal fired power plants.
          SECTION 7.2 All Extensions of Credit. At the time of making any Loan or issuing any Letter of Credit, it shall be condition to the obligation of any Lender or the Issuing Lender making such Loan or issuing such Letter of Credit, that:
          (a) the representations and warranties of the Loan Parties contained in Article VI and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof;
          (b) no Event of Default or Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders;
          (c) no Material Adverse Change shall have occurred; and;
          (d) the Borrower shall have delivered to the Agent (and the Issuing Bank, if applicable) a duly executed and completed Loan Request or application for a Letter of Credit, as the case may be.
ARTICLE VIII
AFFIRMATIVE COVENANTS
          The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties’ other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 8.1 Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, except as otherwise expressly permitted in Section 9.6, maintain its legal existence as a corporation, limited partnership, limited liability company or other entity and its license or qualification and good standing in (a) its jurisdiction of incorporation or formation and (b) except where the failure to be so qualified could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each additional jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.
          SECTION 8.2 Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party or the Collateral, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 8.3 Maintenance of Insurance and Bonds. Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Agent. At the request of the Agent, the Loan Parties shall deliver to the Agent and each of the Lenders (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Agent, which shall (i) specify the Agent as an additional insured and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured, (ii) provide that the interest of the Lenders shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise, (iv) provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Commitments have terminated, (v) provide, except in the case of public liability insurance and workmen’s compensation insurance, that all insurance proceeds for losses of less than $5,000,000 shall be adjusted with and payable to the applicable Loan Parties and that all insurance proceeds for losses of $5,000,000 or more shall be adjusted with and payable to the Agent, (vi) include effective waivers by the insurer of all claims for insurance premiums against the Agent, (vii) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Agent of written notice of such cancellation or change, (viii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (ix) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. The applicable Loan Parties shall notify the Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Agent constituting insurance or condemnation proceeds may, upon the occurrence and during the continuation of any Default or Event of Default, at the option of the Agent, be applied by the Agent to the payment of the Loans in such manner as the Agent may reasonably determine. Absent any Default or Event of Default such monies shall be disbursed to the applicable Loan Parties. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain bonds in such amounts and types as are reasonably necessary for the continued operation of each such Loan Party’s business as conducted on the Closing Date and as maintained by similar companies in similar circumstances carrying on similar businesses, all as reasonably determined by the Agent.
          SECTION 8.4 Maintenance of Properties and Leases. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition in accordance with the commercially prudent practices, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.
          SECTION 8.5 Maintenance of Patents, Trademarks, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 8.6 Visitation Rights. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent. The costs and expenses relating to any visitation, inspection or audit will be borne by the applicable Lenders, absent an Event of Default.
          SECTION 8.7 Keeping of Records and Books of Account. Each Loan Party shall, and shall cause each Subsidiary of such Loan Party to, maintain and keep proper books of record and account which enable such Loan Party and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over such Loan Party or any Subsidiary of such Loan Party, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.
          SECTION 8.8 Plans and Benefit Arrangements. The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, individually or in the aggregate, could not reasonably be expected to result in any Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and the Internal Revenue Code and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.
          SECTION 8.9 Compliance with Laws. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply:
          (a) with all applicable Laws in all respects, provided that it shall not be deemed to be a violation of this Section 8.9 if any failure to comply with any Law would not (i) result in fines, penalties, and other similar liabilities or injunctive relief which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change and (ii) violate subsection (b) below; and
          (b) and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits except such non-compliance as does not materially impair the value of the properties as to which such non-compliance relates; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up any Contaminations or Regulated Substances from any of its properties, as required by Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 8.10 Use of Proceeds. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only for (a) the acquisition, retirement, settlement or conversion of the Convertible Notes, (b) the refinancing of Indebtedness under the Existing Credit Agreement, and (c) the ongoing general corporate and working capital needs of the Loan Parties, including Capital Expenditures and permitted acquisitions. The Loan Parties shall not use the Letters of Credit or the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.
          SECTION 8.11 Subordination of Intercompany Loans. The Borrower shall cause any intercompany Indebtedness, loans or advances owed by the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.
          SECTION 8.12 Tax Shelter Regulations. None of the Loan Parties intends to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event any of the Loan Parties determines to take any action inconsistent with such intention, the Borrower will promptly (a) notify the Agent thereof, and (b) deliver to the Agent a duly completed copy of IRS Form 8886 or any successor form. If the Borrower so notifies the Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.
          SECTION 8.13 Anti-Terrorism Laws. The Loan Parties and their respective Affiliates and agents shall not knowingly (a) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. The Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming the Loan Parties’ compliance with this Section 8.13.
          SECTION 8.14 Interest Rate Protection. If on the Conversion Date the Term Loan Commitments are $20,000,000 or greater, then, within thirty (30) calendar days after the Conversion Date, the Borrower shall have entered into an Interest Rate Hedge with a financial institution acceptable to the Agent for an initial period of two (2) years in an amount equal to at least 50% of the Term Loans (subject to amortization), and with such other terms and conditions, including the strike price, as shall be acceptable to the Agent.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 8.15 Deposit Accounts. On the Closing Date (or not later than one-hundred eighty (180) days thereafter with respect to any lockbox or collection account), each of the Loan Parties will establish and thereafter maintain with the Agent or such other Lender as the Agent may consent to (such consent not to be unreasonably withheld), its principal depository bank and primary deposit and operating accounts, including accounts for the maintenance of operating, administrative, cash management, lockbox and collection activity, and any other deposit accounts customarily used for the conduct of its business (other than any deposit accounts maintained by any Loan Party at a bank branch located outside of the United States). No Loan Party shall open or maintain any deposit or operating account described above with any banking institution other than the Agent without the delivery of a Control Agreement with respect thereto. Each Loan Party shall promptly notify the Agent of the closing of any deposit account described above. Upon the closing of any deposit account described above, all amounts held in such deposit account shall be wired, or otherwise transferred in immediately available funds in a manner satisfactory to the Agent, to a Collateral Deposit Account.
          SECTION 8.16 Additional Collateral; Further Assurances.
          (a) Subject to applicable law, the Borrower and each other Loan Party shall cause each of its Domestic Subsidiaries (other than any Inactive Domestic Subsidiaries) formed or acquired after the date of this Agreement, and any Domestic Subsidiary that at any time ceases to be a Inactive Domestic Subsidiary, to become a Loan Party by executing a Guarantor Joinder. Upon execution and delivery thereof, each such Person (i) shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Collateral Agent in (A) any personal property of such Loan Party and (B) at the request of the Agent, any Real Property located in the United States. The Loan Parties shall deliver such Guarantor Joinder and related documents (as described below) to the Agent within five (5) Business Days after its formation or acquisition.
          (b) The Borrower and each other Loan Party will cause 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent pursuant to the terms and conditions of the Pledge Agreement.
          (c) Without limiting the foregoing, the Borrower will, and will cause each of the other Loan Parties to, execute and deliver, or cause to be executed and delivered, to the Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, debentures and other documents and such other actions or deliveries of the type required by Section 7.1, as applicable modified as appropriate to relate to such Subsidiary), which may be required by law or which the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (d) If any material assets (including any Material Real Property or improvements thereto or any interest therein) are acquired after the Closing Date by any Loan Party (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Collateral Agent upon acquisition thereof), the applicable Loan Party will notify the Agent thereof, and, if requested by the Agent, the applicable Loan Party will cause such assets to be subjected to a Lien securing the Secured Obligations and will take such actions as shall be necessary or reasonably requested by the Agent to grant and perfect such Liens, including actions described in paragraph (b) of this Section, all at the expense of the Loan Parties.
          (e) Notwithstanding anything herein to the contrary, any Subsidiary that guarantees the Convertible Notes shall be required to become a Guarantor simultaneously with its guaranty of the Convertible Notes and to satisfy the other conditions of this Section 8.16.
          (f) If any Subsidiary of a Loan Party that has been designated as an Inactive Domestic Subsidiary shall cease to be dormant and shall start to conduct any business or generate any sales or shall at any time own, or have rights to assets with a fair market value in excess of $500,000, then, the Borrower shall send prompt written notice of such activities to the Agent and shall cause such Subsidiary to satisfy the conditions set forth in this Section 8.16 above for Subsidiaries.
          (g) Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent’s Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Encumbrances, and shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.
ARTICLE IX
NEGATIVE COVENANTS
          The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties’ other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply at all times with the following negative covenants:
          SECTION 9.1 Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:
          (a) The Secured Obligations;
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (b) Indebtedness (i) of a Loan Party to another Loan Party, (ii) of a Loan Party to any wholly owned Subsidiary of a Loan Party, or (iii) of any Foreign Subsidiary to another Foreign Subsidiary, which is, in any case, subordinated in accordance with the provisions of Section 8.11;
          (c) the Convertible Notes issued and outstanding as of the Closing Date;
          (d) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;
          (e) Indebtedness owed to any Person in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;
          (f) Indebtedness of the Borrower’s Foreign Subsidiary, Calgon Carbon (Tianjin) Co., Ltd., so long as the aggregate principal amount of such Indebtedness outstanding does not, at any time, exceed the Dollar Equivalent of $2,500,000, and any Guaranty by the Borrower or any Subsidiary of such Indebtedness;
          (g) Indebtedness of the Borrower to support the Belgium Economic Development Project, so long as the aggregate principal amount of such Indebtedness outstanding does not, at any time, exceed €6,500,000, and any Guaranty by any Subsidiary of such Indebtedness;
          (h) any Guaranty by the Borrower or any Subsidiary of Indebtedness of the CMCC Joint Venture, so long as the aggregate principal amount of such Indebtedness outstanding which is secured by any such Guaranty does not, at any time, exceed the Dollar Equivalent of $12,500,000;
          (i) any Existing Letters of Credit; and
          (j) any other existing Indebtedness as set forth on Schedule 9.1 (including any extensions or renewals thereof), together with, without duplication, any Guarantees, Capital Lease Obligations, Purchase Money Security Interests and other Indebtedness incurred after the Closing Date (including any Indebtedness which is described in any preceding paragraph in this Section 9.1, but is in excess of the maximum amount described therein), so long as the aggregate principal amount (or guaranteed lease payment amount with respect to non-capital leases) of all such Indebtedness outstanding does not, at any time, exceed $30,000,000.
          SECTION 9.2 Liens. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except:
          (a) Permitted Encumbrances;
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (b) so long as the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien, any Lien existing on the date of this Agreement and described on Schedule 9.2;
          (c) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;
          (d) Liens granted by the Borrower on the Belgium Economic Development Project and related proceeds, to secure the Indebtedness described in Section 9.1(g);
          (e) Other Liens, secured by Indebtedness permitted under Section 9.1(j), incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $15,000,000 at any time outstanding;
          (f) filings against Foreign Subsidiaries in favor of JPMorgan made to perfect Liens granted under the Existing Credit Facility, to the extent that (i) no obligations are secured thereby and (ii) such filings are all released and terminated of record not later than June 15, 2009; and
          (g) cash collateral pledged to JPMorgan under (i) that certain LC Cash Collateral Deposit Agreement, dated as of May 8, 2009, and (ii) that certain First Amendment, dated as of April 28, 2009, to 2002 ISDA Master Agreement dated as of September 15, 2006, each as in effect on the Closing Date, to secure the Loan Parties obligations, respectively with respect to the Existing Letters of Credit and the Existing Swap Agreements, to the extent such cash collateral is in an amount not in excess of $20,000,000, in the aggregate, for all such obligations.
          SECTION 9.3 Guaranties. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Indebtedness permitted under Section 9.1 hereof.
          SECTION 9.4 Loans and Investments. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (a) trade credit extended on usual and customary terms in the ordinary course of business;
          (b) advances to employees to meet expenses incurred by such employees in the ordinary course of business;
          (c) Permitted Investments;
          (d) loans and advances to and investments in Loan Parties;
          (e) loans and advances to and investments in Foreign Subsidiaries by other Foreign Subsidiaries which are not obligations of, or recourse to, any Loan Party (as Indebtedness, by Guaranty or otherwise);
          (f) loans to employees (other than shareholders and other than expense advances made pursuant to clause (b)) of any of the Loan Parties or their Subsidiaries that (i) have a term of five (5) years or less; and (ii) are in individual amounts equal to or less than $500,000 and in an aggregate equal to or less than $1,000,000; provided, however, that any such loans in the amount equal to or greater than $50,000 shall be evidenced by a written promissory note;
          (g) investments permitted under Section 9.6 hereof;
          (h) loans and investments described on Schedule 9.4 hereto; and
          (i) other loans and advances to and investments in Foreign Subsidiaries, Inactive Domestic Subsidiaries, partnerships and joint ventures in an aggregate amount not in excess of $10,000,000 at any time outstanding.
          SECTION 9.5 Dividends and Related Distributions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any of its Equity Interests on account of the purchase, redemption, retirement or acquisition of any of its Equity Interests, except for:
          (a) dividends or other distributions payable to another Loan Party or wholly-owned Subsidiary of a Loan Party; and
          (b) other dividends or other distributions (including common stock repurchases) payable by the Borrower in an aggregate amount not in excess of 50% of cumulative net after tax earnings of the Borrower following the Closing Date so long as (i) no Event of Default or Default exists or would result therefrom, (ii) immediately following any such payment there is minimum availability under the Revolver of $20,000,000, and (iii) the Borrower provides to the Agent a written certification with respect to the compliance of such transaction with all such terms, not later than five (5) Business Days prior to such transaction.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 9.6 Liquidations, Mergers, Consolidations, Acquisitions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, except that:
          (a) any Loan Party other than the Borrower may consolidate with or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties;
          (b) any Loan Party other than the Borrower may consolidate with, merge into, or acquire assets of another Person who is principally engaged in a business permitted hereunder (a “Target”), and who, in each case, immediately thereafter becomes a Loan Party, so long as:
          (i) no Event of Default or Default exists or would result therefrom;
          (ii) immediately following any payment made with respect thereto there is minimum availability under the Revolving Credit Commitment of $20,000,000;
          (iii) the total consideration, in aggregate, paid for all such transactions in any fiscal year of the Borrower does not exceed 20% of Net Worth (as reported in the most recent Compliance Certificate);
          (iv) the total consideration, in aggregate, paid for all such transactions does not exceed 35% of Net Worth (as reported in the most recent Compliance Certificate);
          (v) at the time of such merger, consolidation or acquisition, either (A) the Target was (1) solvent and (2) had positive pre-tax net income (under GAAP) for the immediately preceding trailing twelve month period, or (B) if the Target did not meet the criteria set forth in (A), then the total consideration paid for such transaction, together with the aggregate consideration paid for all similar transactions (1) in any fiscal year of the Borrower does not exceed $10,000,000 and (2) does not exceed $20,000,000 in the aggregate during the term of this Agreement; and
          (vi) the Borrower provides to the Agent a written certification with respect to the compliance of such transaction with all such terms, not later than five (5) Business Days prior to such transaction;
          (c) Any Inactive Domestic Subsidiary may be dissolved or merged or consolidated into any Loan Party; and
          (d) Any Foreign Subsidiary (which is not a Loan Party) may be merged or consolidated into any other Foreign Subsidiary.
          SECTION 9.7 Dispositions of Assets or Subsidiaries. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including any sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles, with or without recourse, or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (a) transactions involving the sale of inventory in the ordinary course of business;
          (b) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party’s or such Subsidiary’s business;
          (c) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party;
          (d) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 9.15, provided such substitute assets are subject to the Lenders’ Prior Security Interest; and
          (e) any other sale, transfer or lease of assets not described above, so long as (i) no Event of Default or Default exists or would result therefrom, (ii) the aggregate book value of such assets (net of depreciation) sold, transferred or leased during any fiscal year does not exceed $10,000,000, (iii) the aggregate book value of such assets (net of depreciation) sold, transferred or leased on or after the Closing Date does not exceed $25,000,000, and (iv) the Borrower provides to the Agent a written certification with respect to the compliance of such transaction with all such terms, not later than five (5) Business Days prior to such transaction.
          SECTION 9.8 Affiliate Transactions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and is in accordance with all applicable Law.
          SECTION 9.9 Subsidiaries, Partnerships and Joint Ventures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than: (a) any Domestic Subsidiary (other than any Inactive Domestic Subsidiary) which has joined this Agreement as Guarantor on the Closing Date; (b) any Domestic Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 8.16; (c) any Foreign Subsidiary existing as of the Closing Date; and (d) any Foreign Subsidiary created or acquired after the Closing Date in compliance with this Agreement (including, without limitation, Section 9.4 hereof). Each of the Loan Parties shall not, other than to the extent permitted under Section 9.4 hereof, become or agree to: (i) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties; (ii) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties; or (iii) become a joint venturer or hold a joint venture interest in any joint venture.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 9.10 Continuation of or Change in Business. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than those businesses conducted and operated by such Loan Party or Subsidiary during the fiscal year ended December 31, 2008, substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and businesses reasonably related thereto, and such Loan Party or Subsidiary shall not permit any fundamental change in such business.
          SECTION 9.11 Plans and Benefit Arrangements. Each of the Loan Parties shall not, and shall not permit any of its Domestic Subsidiaries to:
          (a) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;
          (b) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;
          (c) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change;
          (d) fail to make when due any contribution to any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;
          (e) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;
          (f) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;
          (g) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or
          (h) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure to do so, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 9.12 Fiscal Year. No Loan Party shall, and no Loan Party shall permit any Subsidiary of any Loan Party to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.
          SECTION 9.13 Swap Agreements. No Loan Party will, nor will it permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary thereof has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary thereof.
          SECTION 9.14 Sale and Leaseback Transactions. No Loan Party will, nor will it permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, to the extent that the amount paid in connection with any of the above described transactions is, in the aggregate, in a amount in excess of $1,000,000.
          SECTION 9.15 Changes in Material Documents. Each of the Loan Parties shall not, and shall not permit any of its Domestic Subsidiaries to (a) amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents, (b) the documentation governing any material Indebtedness or (c) the Convertible Note Indenture, without, in any case, providing at least thirty (30) calendar days’ prior written notice to the Agent (or such lesser notice as agreed to by the Agent) and, in the event such change would be adverse to the Lenders, as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Lenders.
          SECTION 9.16 Capital Expenditures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any Capital Expenditures other than Capital Expenditures: (a) for the purpose of completing the Capital Plan and the Columbus Remediation, so long as all such expenditures incurred from January 1, 2009 through the Term Loan Maturity Date for the Capital Plan and any Unanticipated Remediation are in an aggregate amount not in excess of $194,100,000; provided that, up to $20,000,000, in the aggregate, of such amount may be used for projects not set forth on Schedule 9.16 hereto; (b) which represent acquisitions described in and permitted under Section 9.6(b) hereof; and (c) and other Capital Expenditures made after December 31, 2011, so long as such expenditures are in an aggregate amount not in excess of $25,000,000 in any fiscal year.
          SECTION 9.17 Minimum Interest Coverage Ratio. The Loan Parties shall not permit the Interest Coverage Ratio, calculated as of the last day of each fiscal quarter for the four (4) fiscal quarters then ended, to be less than 2.50 to 1.0.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 9.18 Maximum Leverage Ratio. The Loan Parties shall not at any time permit the Leverage Ratio, as of the last day of each fiscal quarter (the “test date”) for the four (4) fiscal quarters then ended, to exceed on any such test date the ratio set forth below for the period, to the left of such ratio, in which such test date appears:

Period	Ratio
On the Closing Date	2.75 to 1.0

From the day immediately following the Closing Date through March 30, 2012	2.75 to 1.0

From March 31, 2012 and thereafter	2.50 to 1.0
          SECTION 9.19 Minimum Net Worth. The Loan Parties shall not permit Net Worth, at any time, to be less than the sum of (a) $230,000,000, (b) 50% of aggregate amount of Net Income calculated for each fiscal quarter in which Net Income was earned (as opposed to a net loss), commencing with the fiscal quarter ending March 31, 2009 (through the date of determination), and (c) 100% of the net proceeds from all sales by the Borrower of Equity Interests in the Borrower made after the Closing Date.
          SECTION 9.20 Negative Pledges. No Loan Party shall directly or indirectly enter into or assume or become bound by, or permit any Subsidiary to enter into or assume or become bound by, any agreement (other than this Agreement and the other Loan Documents), or any provision of any certificate of incorporation, bylaws, partnership agreement, operating agreement or other organizational formation or governing document (a) either (i) granting or permitting or (ii) prohibiting the creation or assumption of, any Lien or encumbrance upon any such Loan Party’s or Subsidiary’s Intellectual Property or Equity Interest in any Foreign Subsidiary, whether now owned or hereafter created or acquired, (b) which prohibits or otherwise restricts its ability to make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any of its Equity Interests on account of the purchase, redemption, retirement or acquisition of any of its Equity Interests, or (c) otherwise prohibiting or restricting any transaction contemplated hereby; provided that the foregoing shall not apply to (A) restrictions and conditions imposed by any Law or by any Loan Document, or (B) any Lien in favor of the Agent to secured all or any portion of the Secured Obligations.
ARTICLE X
REPORTING REQUIREMENTS
          The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties’ other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the Lenders:
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 10.1 Quarterly Financial Statements. As soon as available and in any event within sixty (60) calendar days after the end of each of the first (3) three fiscal quarters in each fiscal year, financial statements of the Borrower on a Consolidated Basis, consisting of an unaudited consolidated (and consolidating) balance sheet as of the end of such fiscal quarter and related unaudited consolidated (and consolidating as to income) statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, or Authorized Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, together with an analysis of the financial performance during such quarter relative to the budgets provided pursuant to Section 10.7(a).
          SECTION 10.2 Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) calendar days after the end of each fiscal year of the Loan Parties, consolidated financial statements of the Borrower on a Consolidated Basis consisting of an audited consolidated (and unaudited consolidating) balance sheet as of the end of such fiscal year, and related audited consolidated (and unaudited consolidating as to income) statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified (a) as to the audited materials, by independent certified public accountants of nationally recognized standing satisfactory to the Agent and (b) as to the unaudited materials, by the Chief Executive Officer, President, or Authorized Financial Officer of the Borrower. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.
          SECTION 10.3 Certificate of the Borrower. Concurrently with the financial statements of the Loan Parties furnished to the Agent and to the Lenders pursuant to Section 10.1 and Section 10.2 a certificate (each a “Compliance Certificate”) of the Borrower signed by the Chief Executive Officer, President, or Authorized Financial Officer of the Borrower, in substantially the form of Exhibit E hereto, to the effect that, except as described pursuant to Section 10.4, (a) the representations and warranties of the Loan Parties contained in Article VI and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (b) no Event of Default or Default exists and is continuing on the date of such certificate and (c) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Article IX.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 10.4 Notice of Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Default, a certificate signed by the Chief Executive Officer, President, or Authorized Financial Officer of such Loan Party setting forth the details of such Event of Default or Default and the action which such Loan Party proposes to take with respect thereto.
          SECTION 10.5 Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party or which relate to the Collateral, involve a claim or series of claims in excess of $1,000,000 or which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change.
          SECTION 10.6 Certain Events. Written notice to the Agent:
          (a) at least thirty (30) calendar days prior thereto, with respect to any proposed sale or transfer of assets pursuant to Section 9.7.
          (b) within the time limits set forth in Section 9.14, any amendment to the organizational documents of any Loan Party;
          (c) at least thirty (30) calendar days prior thereto, any movement of inventory to any Loan Party’s location (not then subject to a Mortgage or Collateral Access Agreement), which would result such location being a Material Leased Location; and
          (d) promptly upon knowledge thereof, any Material Adverse Change.
          SECTION 10.7 Budgets, Other Reports and Information. Promptly upon their becoming available to any Loan Party:
          (a) the annual budget of the Loan Parties, to be supplied not later than January 15 of the fiscal year to which such budget is applicable;
          (b) any reports including management letters submitted to any Loan Party by independent accountants in connection with any annual, interim or special audit;
          (c) any reports, notices or proxy statements generally distributed by any Loan Party to its stockholders on a date no later than the date supplied to such stockholders;
          (d) any regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by any Loan Party with the Securities and Exchange Commission;
          (e) a copy of any material order in any proceeding to which any Loan Party or any Subsidiary of any Loan Party is a party issued by any Official Body; and
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (f) such other reports and information as any of the Lenders may from time to time reasonably request.
          SECTION 10.8 Tax Shelter Provisions. Promptly after any of the Loan Parties determines that it intends to treat any of the Loans, Letters of Credit or related transactions as being a “reportable transaction” as provided in Section 8.12:
          (a) a written notice of such intention to the Agent; and
          (b) a duly completed copy of IRS Form 8886 or any successor form.
          SECTION 10.9 Notices Regarding Plans and Benefit Arrangements; Certain Events. Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:
          (a) any Reportable Event with respect to the Borrower or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived);
          (b) any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder;
          (c) any assertion of material withdrawal liability with respect to any Multiemployer Plan;
          (d) any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability;
          (e) any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA;
          (f) withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan, where such withdrawal is likely to result in material withdrawal liability;
          (g) a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA;
          (h) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (i) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.
          SECTION 10.10 Notices of Involuntary Termination and Annual Reports. Promptly after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC’s intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan, and (b) at the request of the Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.
          SECTION 10.11 Notice of Voluntary Termination. Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.
          SECTION 10.12 Notice of Contamination or Environmental Complaint. In the event any Loan Party or any Subsidiary of any Loan Party gives to or receives notice from any Official Body of any Contamination or receives any Environmental Complaint from any Person (including, without limitation, any state agency responsible in whole or in part for environmental matters in the state in which its properties are located or the United States Environmental Protection Agency) asserting or alleging liabilities or potential liabilities in excess of $1,000,000 or which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change then such Loan Party or Subsidiary shall, within five (5) Business Days, give written notice of same to the Agent detailing non-privileged and non-confidential facts and circumstances giving rise to the Contamination or Environmental Complaint. Such information is to be provided to allow the Agent and the Lenders to protect their interests hereunder and is not intended to create any obligation upon the Agent or any Lender with respect thereto.
ARTICLE XI
DEFAULT
          SECTION 11.1 Events of Default. An Event of Default means the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (a) Payments Under Loan Documents. The Borrower shall fail to pay (i) on the date due, any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing or (ii) within three (3) Business Days of the date due, any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents;
          (b) Breach of Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;
          (c) Breach of Negative Covenants and Reporting Requirements. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Article IX or Article X;
          (d) Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);
          (e) Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the terms of any other Loan Document (which default is not described in (a) through (d) above) or other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $5,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;
          (f) Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of $5,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;
          (g) Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby and determined by the Lenders in their sole discretion to be necessary or appropriate to the practical realization of their rights and remedies thereunder;
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (h) Uninsured Losses; Proceedings Against Assets. There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $5,000,000 or the Collateral or any other of the Loan Parties’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;
          (i) Notice of Lien or Assessment. A notice of any Lien or assessment which, individually or in the aggregate, are in excess of $5,000,000 is filed of record with respect to all or any part of any of the Loan Parties’ or any of their Subsidiaries’ assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable, or if such notice is filed and such payment is not made, unless such Loan Party or Subsidiary (i) contests such Lien or assessment in good faith by appropriate and lawful proceedings diligently conducted but only so long as such proceedings could not subject the Agent or the Lenders to any criminal penalties, (ii) if legally required, obtains an adequate bond or other financial assurance with respect to such Lien or assessment satisfactory to the Agent, and (iii) pays such Lien or assessment in accordance with the terms of any final judgments or orders relating thereto within thirty (30) days after the entry of such judgments or orders;
          (j) Insolvency. Any Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;
          (k) Events Relating to Plans and Benefit Arrangements. Any of the following occurs: (i) any Reportable Event, which the Agent reasonably determines constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed by a court or the PBGC to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrower’s liability with respect thereto, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence with respect thereto, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (l) Cessation of Business. Any Loan Party or Subsidiary of a Loan Party ceases to conduct its business as contemplated, except as expressly permitted under Section 9.6 or Section 9.7, or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;
          (m) Change in Control. A Change in Control shall occur;
          (n) Involuntary Proceedings. A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or
          (o) Voluntary Proceedings. Any Loan Party or Subsidiary of a Loan Party shall: (i) commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case under any such law, (iii) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property (iv) make a general assignment for the benefit of creditors, (v) fail generally to pay its debts as they become due, or (vi) take any action in furtherance of any of the foregoing.
          SECTION 11.2 Consequences of Event of Default.
          (a) Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 11.1(a) through Section 11.1(m) shall occur and be continuing, the Lenders and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Lenders, shall, (i) by written notice to the Borrower, declare all or any portion of the unpaid principal amount of the Loans then outstanding and the interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon Cash Collateralize any Letters of Credit and the Borrower hereby pledges to the Agent and the Lenders, and grants to the Agent and the Lenders a security interest in, all such cash as security for such Obligations.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (b) Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 11.1(n) or Section 11.1(o) shall occur, the Lenders and the Issuing Bank shall be under no further obligation to make Loans and issue Letters of Credit, respectively, hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, and all without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Borrower shall immediately and automatically be required to Cash Collateralize any Letters of Credit as, in each case without further act of any Secured Party.
          (c) Set-off. If an Event of Default shall occur and be continuing, any Lender to whom any Obligation is owed, or any participant of such Lender which has agreed in writing to be bound by the provisions of Section 12.13, and any branch, Subsidiary or Affiliate of such Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Lender or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Lender or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Lender or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such Obligation owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Lender or the Agent.
     NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE SECURED OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 13.1 OF THIS AGREEMENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE SECURED OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (d) Suits, Actions, Proceedings. If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 11.2, the Agent or any Lender to whom any Obligation is owed, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Lender.
          (e) Application of Proceeds. After the exercise of remedies provided for above (or after the Obligations have automatically become immediately due and payable and the Letters of Credit have automatically been required to be Cash Collateralized), any amounts received on account of the Obligations (whether directly from a Loan Party or any other Person, from the proceeds of any Collateral or otherwise) shall be applied by the Agent in the following order:
               (i) First, to payment of that portion of the Obligations constituting fees, non-contingent and liquidated indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agent) payable to the Agent in its capacity as such;
               (ii) Second, to payment of that portion of the Obligations constituting fees, non-contingent and liquidated indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank, to the extent set forth in any Loan Document ratably among them in proportion to the respective amounts described in this clause Second payable to them;
               (iii) Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Reimbursement Obligations, Letter of Credit Borrowings and other Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;
               (iv) Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, ratably among the Lenders and the L/C Issuer, in proportion to the respective amounts described in this clause Fourth held by them;
               (v) Fifth, to payment of that portion of the Obligations constituting amounts then due and owing under Lender-Provided Interest Rate Hedges and Banking Services Obligations, ratably among the Swap Providers and the Cash Management Banks in proportion to the respective amounts described in this clause Fifth held by them;
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
               (vi) Sixth, to the Administrative Agent for the account of the Issuing Bank, to Cash Collateralize the Letters of Credit; and
               (vii) Last, the balance, if any, after all of the Obligations (other than indemnification obligations which are solely contingent, if any) have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.
Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations (other than indemnification obligations which are solely contingent, if any), if any, in the order set forth above.
          (f) Other Rights and Remedies. In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies of a secured party under the UCC or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Agent and the Lenders under the Loan Documents or applicable Law.
          SECTION 11.3 Notice of Sale. Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given to the Borrower ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Loan Parties.
ARTICLE XII
THE AGENT
          SECTION 12.1 Appointment. Each Lender hereby irrevocably designates, appoints and authorizes First Commonwealth to act as Agent for such Lender under this Agreement and to execute and deliver or accept on behalf of each of the Lenders the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. First Commonwealth agrees to act as the Agent on behalf of the Lenders to the extent provided in this Agreement.
          SECTION 12.2 Delegation of Duties. The Agent may perform any of its duties hereunder by or through agents or employees, and shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 12.3 Nature of Duties; Independent Credit Investigation. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist, and such duties shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Lender, and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Lender expressly acknowledges (a) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Lender; (b) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (c) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.
          SECTION 12.4 Actions in Discretion of Agent; Instructions From the Lenders. The Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Agent’s rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Lenders, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders, subject to Section 12.6. Subject to the provisions of Section 12.6, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders, or in the absence of such instructions, in the absolute discretion of the Agent.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 12.5 Reimbursement and Indemnification of the Agent by the Loan Parties. Each Loan Party jointly, severally and unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (v) in connection with any Environmental Complaint threatened or asserted against the Agent or the Lenders in any way relating to or arising out of this Agreement or any other Loan Documents (including the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings or in any workout or restructuring) and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of (i) this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, and (ii) any Environmental Complaint in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent hereunder or thereunder, provided that no Loan Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that each Loan Party shall remain liable to the extent such failure to give notice does not result in a loss to such Loan Party), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not have been unreasonably withheld.
          SECTION 12.6 Exculpatory Provisions; Limitation of Liability. Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Lender for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), (b) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Default. No claim may be made by any of the Loan Parties, any Lender, the Agent or any of their respective Subsidiaries against the Agent, any Lender or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Agent and each Lender hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or given to the Agent for the account of or with copies for the Lenders, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 12.7 Reimbursement and Indemnification of Agent by Lenders. Each Lender agrees to reimburse and indemnify, defend and save the Agent (to the extent not reimbursed by the Loan Parties and without limiting the Obligation of any Loan Party to do so) in proportion to its Ratable Share harmless from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys’ fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), or (b) if such Lender was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Lender shall remain liable to the extent such failure to give notice does not result in a loss to the Lender), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Lender, which shall not have been unreasonably withheld. In addition, each Lender agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Loan Parties and without limiting the Obligation of any Loan Party to do so) in proportion to its Ratable Share for all amounts due and payable by the Loan Parties to the Agent in connection with the Agent’s periodic audit of the Loan Parties’ books, records and business properties.
          SECTION 12.8 Reliance by Agent. The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, facsimile, electronic transmission, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 12.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”
          SECTION 12.10 Notices. The Agent shall promptly provide to each Lender a copy of all written notices received from the Borrower which have been delivered pursuant to the provisions of this Agreement upon receipt thereof.
          SECTION 12.11 Lenders in Their Individual Capacities; Agent in its Individual Capacity. With respect to each of its Commitments, Loans, Letters of Credit and other extension of credit made by it and any other rights and powers given to it as a Lender hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the term “Lender” and “Lenders” shall, unless the context otherwise indicates, include the Agent in its individual capacity. First Commonwealth and its Affiliates and each of the Lenders and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, issue letters of credit for the account of, acquire equity interests in, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Lender, as though such Lender were not a Lender hereunder, in each case without notice to or consent of the other Lenders. The Lenders acknowledge that, pursuant to such activities, the Agent or its Affiliates may (a) receive information regarding the Loan Parties or any of their Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Loan Parties or such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (b) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.
          SECTION 12.12 Holders of Notes. The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.
          SECTION 12.13 Equalization of Lenders. The Lenders and the holders of any participations in any Loans agree among themselves that, with respect to all amounts received by any Lender or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker’s lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders and such holders in proportion to their interests in payments hereunder, except as otherwise provided in Section 4.4(c), Section 5.4(b) or Section 5.6. The Lenders or any such holder receiving any such amount shall purchase for cash from each of the other Lenders an interest in such Lender’s Loans in such amount as shall result in a ratable participation by the Lenders and each such holder in the aggregate unpaid amount hereunder, provided that if all or any portion of such excess amount is thereafter recovered from the Lender or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Lender or the holder making such purchase.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 12.14 Successor Agent. The Agent may resign as Agent by giving not less than thirty (30) days’ prior written notice to the Borrower and the Lenders. If the Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent’s notice to the Lenders of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Lenders appoint and the Borrower consents to the appointment of a successor agent, provided, that the consent of the Borrower shall not be required if any Event of Default then exists. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term “Agent” means such successor agent, effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Article XII shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.
          SECTION 12.15 Agent’s Fee. The Loan Parties shall, jointly and severally, pay to the Agent a nonrefundable fee (the “Agent’s Fee”) and other fees under the terms of a letter (the “Agent’s Letter”) between the Borrower and the Agent, as amended, restated, modified or supplemented from time to time.
          SECTION 12.16 Availability of Funds. The Agent may assume that each Lender has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Lender at least two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 12.16 or using proceeds deposited with the Agent by the Lenders and whether such funding occurs before or after the time on which Lenders are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 12.17 Calculations. In the absence of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), the Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Loans, fees or any other amounts due to the Lenders under this Agreement. In the event an error in computing any amount payable to any Lender is made, the Agent, the Borrower and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate (provided that the Borrower shall not be required to contribute any further amounts than it would have been required to pay if the error in question had not occurred).
          SECTION 12.18 No Reliance on Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures; (b) any recordkeeping; (c) comparisons with government lists; (d) customer notices; or (e) other procedures required under the CIP Regulations or such other Laws.
          SECTION 12.19 Beneficiaries. Except as expressly provided herein, the provisions of this Article XII are solely for the benefit of the Agent and the Lenders, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.
ARTICLE XIII
MISCELLANEOUS
          SECTION 13.1 Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Agent, acting on behalf of all the Lenders, and the Borrower, acting on behalf of all the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with the written consent of the Required Lenders shall be effective to bind all the Lenders and the Loan Parties; provided, that, without the written consent of all the Lenders, no such agreement, waiver or consent may be made which will:
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (a) Increase of Commitment; Extension of Expiration Date or Term Loan Maturity Date. Increase the amount of any Commitment of any Lender hereunder or extend the Expiration Date or Term Loan Maturity Date, as applicable;
          (b) Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Lender hereunder, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender hereunder;
          (c) Release of Collateral or Guarantor. Except in connection with actions permitted by Section 9.6 or Section 9.7, release (i) any Collateral consisting of capital stock or other ownership interests of any Loan Party or its Subsidiary, (ii) substantially all of the assets of any Loan Party, (iii) any Guarantor from its Obligations under the Guaranty Agreement; or
          (d) Miscellaneous. Amend Section 5.2, Section 12.6, Section 13.3, or this Section 13.1, or alter any provision regarding the pro rata treatment of the Lenders, change the definition of Required Lenders, or change any requirement providing for the Lenders or the Required Lenders to authorize the taking of any action hereunder; provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent.
          SECTION 13.2 No Implied Waivers; Cumulative Remedies; Writing Required. No course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 13.3 Reimbursement and Indemnification of Lenders by the Borrower; Taxes. The Loan Parties, jointly and severally, agree unconditionally upon demand to pay or reimburse to each Lender and to defend and save such Lender harmless against (i) any liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Lender except with respect to (a) and (b) below), incurred by such Lender (a) in connection with the negotiation, preparation, execution, administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings and (e) in connection with any Environmental Complaint threatened or asserted against the Lender in any way relating to or arising out of this Agreement or any other Loan Documents (including the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings or in any workout or restructuring), or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Lender, in its capacity as such, in any way relating to or arising out of (y) this Agreement or any other Loan Documents or any action taken or omitted by such Lender hereunder or thereunder and (z) any Environmental Complaint in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by such Lender hereunder or thereunder, provided that no Loan Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Lender’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that each Loan Party shall remain liable to the extent such failure to give notice does not result in a loss to such Loan Party), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not have been unreasonably withheld. The Lenders will attempt to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Lenders and the Agent if appropriate under the circumstances. Each Loan Party, jointly and severally, agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and each Loan Party, jointly and severally, agrees unconditionally to save the Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 13.4 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 with respect to Interest Periods under the Euro-Rate Option) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date, or Term Loan Maturity Date, as applicable if such Expiration Date or Term Loan Maturity Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
          SECTION 13.5 Funding by Branch, Subsidiary or Affiliate.
          (a) Notional Funding. Each Lender shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 13.5 means any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 5.6 than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender’s actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.
          (b) Actual Funding. Each Lender shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Loan subject to the last sentence of this Section 13.5. If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Lender, but in no event shall any Lender’s use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 5.6) which would otherwise not be incurred.
          SECTION 13.6 Notices. Any notice, request, demand, direction or other communication (for purposes of this Section 13.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., “e-mail”) or facsimile transmission) in accordance with this Section 13.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Annex II or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 13.6. Any Notice shall be effective:
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
                         (i) In the case of hand-delivery, when delivered;
                         (ii) If given by mail, five (5) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;
                         (iii) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);
                         (iv) In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;
                         (v) In the case of electronic transmission, when actually received; and
                         (vi) If given by any other means (including by overnight courier), when actually received.
          Any Lender giving a Notice to a Loan Party shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice.
               SECTION 13.7 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
               SECTION 13.8 Governing Law. Each Commercial Letter of Credit shall be subject to the UCP, and each Standby Letter of Credit shall be subject to the ISP, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.
               SECTION 13.9 Prior Understanding. This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 13.10 Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Lenders, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Article VIII, Article IX and Article X herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5.1 and Section 12.5, Section 12.7 and Section 13.3, shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.
          SECTION 13.11 Successors and Assigns.
          (a) This Agreement shall be binding upon and shall inure to the benefit of the Lenders, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Lender may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (i) no consent of the Borrower shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Lender to an Affiliate of such Lender or another Lender, (ii) any assignment by a Lender to a Person other than an Affiliate of such Lender may not be made in amounts less than the lesser of $10,000,000 or the amount of the assigning Lender’s Commitments, and (iii) no Lender make may any assignment of any Commitment or Loan unless, pursuant to such assignment, it assigns and equal portion of all of its Commitments and Loans. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Lender hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment or Term Loan assumed by it and a new Revolving Credit Note or Term Note to the assigning Lender in an amount equal to the Revolving Credit Commitment or Term Loan retained by it hereunder. Any Lender which assigns any or all of its Commitments or Loans to a Person other than an Affiliate of such Lender shall pay to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 11.2(c) (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Section 13.1(a), (b), or (c), all of such Lender’s obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Lender had not sold such participation.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (b) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section 13.17 relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 13.12.
          (c) Notwithstanding any other provision in this Agreement, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Notes and the other Loan Documents to any Federal Reserve Lender in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Lender of its obligations hereunder or under any other Loan Document.
          SECTION 13.12 Confidentiality.
          (a) General. The Agent and the Lenders each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information any Loan Party or Subsidiary specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Lenders shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 13.11, and prospective assignees and participants, subject to agreement of such Persons to maintain the confidentiality, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure. Notwithstanding anything herein to the contrary, the information subject to this Section 13.12 shall not include, and the Agent and each Lender may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (b) Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or affiliate of any Lender receiving such information shall be bound by the provisions of Section 13.12 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.
          SECTION 13.13 Counterparts. This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.
          SECTION 13.14 Agent’s or Lender’s Consent. Whenever the Agent’s or any Lender’s consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.
          SECTION 13.15 Intentionally Omitted.
          SECTION 13.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 13.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          SECTION 13.17 Certifications From Lenders and Participants.
          (a) Tax Withholding. Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Agent, each other Lender or assignee or participant of a Lender) agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under § 1.1441-1(c)(16) of the Income Tax Regulations (the “Regulations”)) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term “Withholding Certificate” means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under § 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in § 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Internal Revenue Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Lender, assignee or participant required to deliver to the Borrower and the Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Lender; and (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Lender, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, the Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the Regulations. Further, the Agent is indemnified under § 1.1461-1(e) of the Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Internal Revenue Code.
          (b) USA Patriot Act. Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) at such other times as are required under the USA Patriot Act.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Credit Agreement as of the day and year first above written.

BORROWER:

ATTEST:		CALGON CARBON CORPORATION

/s/ Dennis M. Sheedy		By:	/s/ Leroy M. Ball	(SEAL)

Name:	Dennis M. Sheedy	Name:	Leroy M. Ball
Title:	VP, General Counsel and Secretary	Title:	Senior Vice President and
Chief Financial Officer

GUARANTORS:

ATTEST:		CALGON CARBON INVESTMENTS, INC.

/s/ John S. Stanik		By:	/s/ Leroy M. Ball	(SEAL)

Name:	John S. Stanik	Name:	Leroy M. Ball
Title:	President	Title:	Vice President and Secretary

ATTEST:		BSC COLUMBUS, LLC

/s/ Robert P. O’Brien		By:	/s/ Leroy M. Ball	(SEAL)

Name:	Robert P. O’Brien	Name:	Leroy M. Ball
Title:	Manager	Title:	Manager

ATTEST:		CCC COLUMBUS, LLC

/s/ Robert P. O’Brien		By:	/s/ Leroy M. Ball	(SEAL)

Name:	Robert P. O’Brien	Name:	Leroy M. Ball
Title:	Manager	Title:	Manager
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

FIRST COMMONWEALTH BANK,
individually as a Lender, as Agent, Issuing
Bank and Swing Loan Lender

By:	/s/ C. Forrest Tefft
Name: C. Forrest Tefft
Title: Senior Vice President
Agent’s Signature Page — Credit Agreement
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Andy J. Arduini

Name: Andy J. Arduini
Title: Vice President
Lender Signature Page — Credit Agreement
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

FIRST NATIONAL BANK OF PENNSYLVANIA

By:	/s/ John L. Hayes
Name: John L. Hayes
Title: Senior Vice President
Lender Signature Page — Credit Agreement
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
ANNEX I
Pricing Grid-Applicable Margins and Fees Based on Leverage Ratio

		Euro-Rate	Base Rate	Commitment	Letter of
Level	Leverage Ratio	Margin	Margin	Fee	Credit Fee
I	Less than or equal to 1.50 to 1.00	2.50%	0.00%	0.25%	2.50%
II	Greater than 1.50 but less than or equal to 2.00 to 1.00	2.75%	0.00%	0.35%	2.75%
III	Greater than 2.00 but less than or equal to 2.50 to 1.00	3.00%	0.25%	0.50%	3.00%
IV	Greater than 2.50 to 1.00	3.50%	0.75%	0.50%	3.50%
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
ANNEX II
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
Part 1 — Commitments of Lenders

Lender	Commitment	Ratable Share
First Commonwealth Bank	$35,000,000	36.842105263%
Citizens Bank of Pennsylvania	$35,000,000	36.842105263%
First National Bank of Pennsylvania	$25,000,000	26.315789474%

Total	$95,000,000	100.00%

Part 2 — Addresses for Notices to Agent and Lenders
AGENT / AGENCY SERVICES

Name:	First Commonwealth Bank
Address:	437 Grant Street
Frick Building, Suite 1600
Pittsburgh, PA 15219
Attention:	C. Forrest Tefft, Senior Vice President
Telephone:	(412) 690-2202
Telecopy:	(412) 690-2206

With a copy to:

Attention:	Misty L. Cleary, Agency Services
Telephone:	(412) 690-2211
Telecopy:	(412) 690-2206
E-mail:	MCleary@fcbanking.com
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
LENDERS

Name:	First Commonwealth Bank
Address:	437 Grant Street
Frick Building, Suite 1600
Pittsburgh, PA 15219
Attention:	C. Forrest Tefft, Senior Vice President
Telephone:	(412) 690-2202
Telecopy:	(412) 690-2206
E-mail:	CFTefft@fcbanking.com

Name:	Citizens Bank of Pennsylvania
Address:	525 William Penn Place
Pittsburgh, PA 15219-1729
Attention:	Andy Arduini, Vice President
Telephone:	(412) 867-2424
Telecopy:	(412) 552-6308
E-mail:	andy.j.arduini@citizensbank.com

Name:	First National Bank of Pennsylvania
Address:	100 Federal Street, 3rd Floor
Pittsburgh, PA 15212
Attention:	John Hayes, Senior Vice President
Telephone:	(412) 359-2617
Telecopy:	(412) 231-3584
E-mail:	hayes@fnb-corp.com
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Part 3 — Addresses for Notices to Borrower and Guarantors:

Name:	Calgon Carbon Corporation
Address:	400 Calgon Carbon Drive
Pittsburgh, PA 15205
Attention:	Peter K. Lee, Treasurer
Telephone:	(412) 787-6890
Telecopy:	(412) 787-4751
E-mail:	PLee@calgoncarbon-us.com

With a copy to:

Name:	Calgon Carbon Corporation
Address:	400 Calgon Carbon Drive
Pittsburgh, PA 15205
Attention:	Dennis M. Sheedy, General Counsel
Telephone:	(412) 787-6786
Telecopy:	(412) 787-4551
E-mail:	DSheedy@calgoncarbon-us.com
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Final Version
SCHEDULES TO THE
CREDIT AGREEMENT
by and among
CALGON CARBON CORPORATION,
as Borrower,
THE GUARANTORS PARTY THERETO,
THE LENDERS PARTY THERETO
And
FIRST COMMONWEALTH BANK, as Agent,
Dated May 8, 2009
     All capitalized terms used but not otherwise defined in the following Schedules shall have the respective meanings ascribed to such terms in the Credit Agreement.
     Disclosure of any information, agreement, or other item that may or may not be strictly required to be disclosed by the Credit Agreement shall not imply or be deemed to imply that such information, agreement, or other item is or is not material or that the inclusion or exclusion of any such item creates a standard of materiality. In no event shall the listing of any information, agreement, or other item in these Schedules be deemed or interpreted to broaden or otherwise amplify the Loan Parties’ representations and warranties, covenants, and agreements contained in the Credit Agreement, and nothing in these Schedules shall influence the construction or interpretation of any of the representations and warranties contained in the Credit Agreement.
     These Schedules shall be deemed to be part of the Credit Agreement and are incorporated therein by reference.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 6.1
Organization and Qualification
Jurisdictions of Formation or Organization:

Company	Jurisdiction of Formation or Organization
Calgon Carbon Corporation	Delaware

BSC Columbus, LLC	Delaware

CCC Columbus, LLC	Delaware

Calgon Carbon Investments, Inc.	Delaware

CCC Distribution, LLC	Delaware

Advanced Separation Technologies Incorporated	Florida

Solarchem Environmental Systems, Inc.	Nevada

Calgon Carbon Asia PTE Limited	Singapore

Datong Carbon Corporation	China

Calgon Carbon (Tianjin) Co., Ltd.	China

Chemviron Carbon Limited	United Kingdom

Charcoal Cloth (International) Limited	United Kingdom

Charcoal Cloth Limited	United Kingdom

Waterlink (UK) Holdings Limited	United Kingdom

Sutcliffe Croftshaw Limited	United Kingdom

Sutcliffe Speakman Limited	United Kingdom

Sutcliffe Speakman Carbons Limited	United Kingdom

Lakeland Processing Limited	United Kingdom

Sutcliffe Speakmanco 5 Limited	United Kingdom

Calgon Carbon Canada, Inc.	Canada

Chemviron Carbon GmbH	Germany
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Jurisdictions in which Loan Parties and Subsidiaries are Authorized to Transact Business:
Calgon Carbon Corporation:
Alabama
Arizona
Arkansas
California
Colorado
Florida
Georgia
Illinois
Indiana
Iowa
Kentucky
Louisiana
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
New Jersey
New Mexico
New York
North Carolina
Ohio
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Wyoming
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Manitoba, Canada
Calgon Carbon Investments, Inc.:
California
CCC Columbus, LLC:
Ohio
BSC Columbus, LLC:
Ohio
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 6.2
Capitalization and Ownership

		Shares/Units Issued and
Loan Party	Authorized Capital Stock	Outstanding
Calgon Carbon Corporation	100,000,000 shares of common stock 5,000,000 shares of preferred stock	54,723,573 (as of March 31, 2009)

Calgon Carbon Investments, Inc.	1,000 shares	1

BSC Columbus, LLC	N/A	1,000

CCC Columbus, LLC	N/A	1,000

Guarantor	Ownership
Calgon Carbon Investments, Inc.	100% by Calgon Carbon Corporation

BSC Columbus, LLC	100% by Calgon Carbon Corporation

CCC Columbus, LLC	100% by Calgon Carbon Corporation
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 6.3
Subsidiaries
Domestic Subsidiaries:

			Ownership of
			Subsidiary
	Jurisdiction of		Shares/Partnership
	Incorporation or	Authorized Capital	Interests/LLC
Subsidiary	Formation	Stock	Interests
Calgon Carbon Investments, Inc.	Delaware	1,000	Wholly owned by Calgon Carbon Corporation

BSC Columbus, LLC	Delaware	N/A	Wholly owned by Calgon Carbon Corporation

CCC Columbus, LLC	Delaware	N/A	Wholly owned by Calgon Carbon Corporation

CCC Distribution, LLC	Delaware	N/A	Wholly owned by Calgon Carbon Corporation

Advanced Separation Technologies Incorporated	Florida	10,000	Wholly owned by Calgon Carbon Corporation

Solarchem Environmental Systems, Inc.	Nevada	2,500	Wholly owned by Calgon Carbon Corporation
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Foreign Subsidiaries:

Ownership of Subsidiary
	Jurisdiction of	Shares/Partnership
Subsidiary	Incorporation or Formation	Interests/LLC Interests
Calgon Carbon Asia PTE Ltd.	Singapore	Wholly owned by Calgon Carbon Corporation

Datong Carbon Corporation	China	Wholly owned by Calgon Carbon Corporation

Calgon Carbon (Tianjin) Co., Ltd.	China	Wholly owned by Calgon Carbon Corporation

Chemviron Carbon Limited	United Kingdom	Wholly owned by Calgon Carbon Investments, Inc.

Charcoal Cloth (International) Limited	United Kingdom	Wholly owned by Chemviron Carbon Limited

Charcoal Cloth Limited	United Kingdom	Wholly owned by Charcoal Cloth (International) Limited

Waterlink (UK) Holdings Limited	United Kingdom	Wholly owned by Chemviron Carbon Limited

Sutcliffe Croftshaw Limited	United Kingdom	Wholly owned by Waterlink (UK) Holdings Limited

Sutcliffe Speakman Limited	United Kingdom	Wholly owned by Waterlink (UK) Holdings Limited

Sutcliffe Speakman Carbons Limited	United Kingdom	Wholly owned by Waterlink (UK) Holdings Limited

Lakeland Processing Limited	United Kingdom	Wholly owned by Sutcliffe Speakman Limited

Sutcliffe Speakmanco 5 Limited	United Kingdom	Wholly owned by Sutcliffe Speakman Limited

Calgon Carbon Canada, Inc.	Canada	Wholly owned by Calgon Carbon Investments, Inc.

Chemviron Carbon GmbH	Germany	99% owned by Calgon Carbon Investments, Inc.; 1% owned by Calgon Carbon Corporation
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 6.7
Litigation
1. On March 20, 2007, the Company and ADA-ES entered into a Memorandum of Understanding (“MOU”) providing for cooperation between the companies to attempt to jointly market powdered activated carbon (“PAC”) to the electric power industry for the removal of mercury from coal fired power plant flue gas. The MOU provided for commissions to be paid to ADA-ES in respect of product sales. The Company terminated the MOU effective as of August 24, 2007 for convenience. Neither party had entered into sales or supply agreements with prospective customers as of that date. On March 3, 2008, the Company entered into a supply agreement with a major U.S. power generator for the sale of powdered activated carbon products with a minimum purchase obligation of approximately $55 million over a 5 year period. ADA-ES claimed that it is entitled to commissions of an amount of at least $8.25 million over the course of the 5 year contract, which the Company denies. On September 29, 2008, the Company filed suit in the United States District Court for the Western District of Pennsylvania for a declaratory judgment from the Court that the Company has no obligation to pay ADA-ES commissions related to this contract or for any future sales made after August 24, 2007.
2. Following protracted litigation in multiple jurisdictions, the U.S. Court of Appeals for the Federal Circuit held that the Company’s process patents for the use of ultraviolet light to prevent infection from Cryptosporidium and Giardia in drinking water (the “UV patents”) are invalid in the United States concluding the U.S. litigation relating to the UV patents. On March 3, 2008, the Supreme Court of Canada held that the Company’s Canadian UV patents are invalid, concluding the Canadian UV patent litigation. In March 2007, the Company and Trojan Technologies, Inc. entered into a settlement whereby in exchange for a nominal cash payment and relief from legal fees, the Company granted Trojan Technologies, Inc. worldwide immunity from all current and future legal action related to the Company’s UV patents. In 2007, a German trial court found that a competitor infringed the Company’s UV patents with respect to medium pressure ultraviolet light, but did not infringe with respect to low pressure ultraviolet light. The Company appealed the decision relating to low pressure light. The competitor did not appeal. By order dated September 29, 2008, each party nominated an expert to provide opinions as to questions posed by the Court. The Court will then choose one of the experts nominated or choose another expert. The validity of the German UV patents, as distinguished from issues of infringement which were decided in the trial court, is the subject of pending administrative proceedings in Germany. The outcome of these cases has impaired the Company’s ability to capitalize on substantial future revenues from the licensing of its UV patents.
3. On March 8, 2006, the Company and another U.S. producer of activated carbon formally requested that the United States Department of Commerce investigate unfair pricing of certain activated carbon imported from the People’s Republic of China. The Commerce Department investigated imports of activated carbon from China that is thermally activated using a combination of heat, steam and/or carbon dioxide. Certain types of activated carbon from China, most notably chemically-activated carbon, were not investigated.
On March 2, 2007, the Commerce Department published its final determination (subsequently amended) that all of the subject merchandise from China was being unfairly priced, or dumped,
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
and thus that special additional duties should be imposed to offset the amount of the unfair pricing. The final tariff rates ranged from 61.95 percent ad valorem (i.e., of the entered value of the goods) to 228.11 percent ad valorem. A formal order imposing final tariffs was published on April 27, 2007. All imports from China remain subject to the order and antidumping tariffs. Importers of subject activated carbon from China are required to make cash deposits of estimated antidumping duties at the time the goods are entered into the United States customs territory. Deposits of duties are subject to future revision based on retrospective reviews conducted by the Commerce Department. With one limited exception, the amount of duties owed can decrease or increase retroactively based on the government’s subsequent review of the actual prices at which the entries were sold.
The Company is both a domestic producer and one of the largest U.S. importers (from our wholly-owned subsidiary Calgon Carbon (Tianjin) Co., Ltd.) of the activated carbon that is subject to this proceeding. As such, the Company is involved in the Commerce Department’s proceedings both as a domestic producer (a “petitioner”) and as a foreign exporter (a “respondent”).
As one of two U.S. producers involved as petitioners in the case, the Company is actively involved in ensuring the Commerce Department obtains the most accurate information from the foreign producers and exporters involved in the review, in order to calculate the most accurate results and margins of dumping for the sales at issue.
As an importer of activated carbon from China and in light of the successful antidumping duty case, the Company was required to pay deposits of estimated antidumping duties at the rate of 84.45 percent ad valorem to the Bureau of Customs and Border Protection (“Customs”) on entries made on or after October 11, 2006 through April 9, 2007. Thereafter, deposits have been paid at 69.54 percent. Because of limits on the government’s legal authority to impose provisional duties prior to issuance of a final determination, entries made between April 9, 2007 and April 19, 2007 were not subject to duties.
The Company’s role as an importer that is required to pay duties results in a contingent liability related to the final amount of duties that will be paid. The Company has made deposits of estimated duties in two ways. First, estimated duties on entries in the period from October 11, 2006 through April 9, 2007 were covered by a bond. The total amount of duties that can be paid on entries in this period is capped as a matter of law, though the Company may receive a refund with interest of any difference due to a reduction in the actual margin of dumping found in the first review. The Company’s estimated liability for duties during this period of $0.8 million is reflected in accounts payable and accrued liabilities on the consolidated balance sheets at March 31, 2009 and December 31, 2008, respectively. Second, the Company has been required to post cash deposits of estimated duties owed on entries of subject merchandise since April 19, 2007. The final amount of duties owed on these entries may change, and can either increase or decrease depending on the final results of relevant administrative inquiries. This process is briefly described below.
The amount of estimated antidumping duties payable on goods imported into the United States is subject to review and retroactive adjustment based on the actual amount of dumping that is
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
found. To do this, the Commerce Department conducts periodic reviews of sales made to the first unaffiliated U.S. customer, typically over the prior 12 month period. These reviews will be possible for at least five years, and can result in changes to the antidumping tariff rate (either increasing or reducing the rate) applicable to any given foreign exporter. Revision of tariff rates has two effects. First, it will alter the actual amount of duties that Customs will seek to collect, by either increasing or decreasing the amount to reflect the actual amount of dumping that was found. Where the actual amount of duties owed increases, the government will require payment of the difference plus interest. Conversely, when the duty rate decreases, any difference is refunded with interest. Second, the revised rate becomes the cash deposit rate applied to future entries, and can either increase or decrease the amount of deposits an importer will be required to pay.
The Company currently is in the midst of the first such review. Because it is the first review conducted under the antidumping duty order, the review covers the period from October 11, 2006 through March 31, 2008 instead of the typical 12 month period. The preliminary results of the review were announced on May 1, 2009 at which time the Department of Commerce informed the Company that its revised tariff rate may increase from approximately 70% to approximately 189%, while the average tariff for other importers ranges from approximately 50% to 119%. These results are preliminary, based on information provided by respondents that has not yet been audited or verified. These results are subject to adjustment up or down. The respondents, including Calgon Carbon (Tianjin) Co., Ltd., are subject to additional requests for information and on-site verification by the Department of Commerce of the accuracy of the information that has been presented. The review must be completed no later than November 3, 2009 and could vary substantially from the preliminary results. Because there are multiple factors that will influence the final results, the Company is unable to estimate what, if any, adjustments to the current duty deposit rate will occur or the amount of additional deposits or refunds the Company may owe or receive, respectively.
On April 1, 2009, the Commerce Department published a formal notice allowing parties to request a second annual administrative review of the antidumping duty order covering the period April 1, 2008 through March 31, 2009. Requests for review were due no later than April 30, 2009. In its capacity as a U.S. producer, the Company requested reviews of multiple Chinese exporters. In its capacity as a Chinese exporter, Calgon Carbon (Tianjin) Co., Ltd. requested its own review. A notice formally initiating the review will be published in the Federal Register in the coming weeks.
The contingent liability relating to duties paid on imports is somewhat mitigated by two factors. First and foremost, the antidumping duty order’s disciplinary effect on the market encourages the elimination of dumping through fair pricing, and thus tends to provide the Company the ability to obtain an improved return on its investment and operations. Separately, pursuant to the Continued Dumping and Subsidy Offset Act of 2000 (repealed effective Feb. 8, 2006), as an affected domestic producer, the Company is eligible to apply for a distribution of a share of certain duties collected on entries of subject merchandise from China from April 27, 2007 to September 30, 2007. In July 2008, the Company applied for such a distribution. In December 2008, the Company received a distribution of approximately $0.2 million, which reflected 59.57
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
percent of the total amount available. The Company anticipates receiving additional amounts in 2009 and future years, though the exact amount is impossible to determine.
The matters disclosed in Schedule 6.24 are hereby incorporated by reference herein.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 6.8
Title to Properties
Calgon Carbon Corporation:

Property	Owned or Leased
PO Box 664	Owned*
Route 23
Catlettsburg, KY 41129

13121 Webre Road	Owned*
Bay St. Louis, MS 39520

Neville Island Plant	Owned*
200 Neville Road
Pittsburgh, PA 15225

Equipment & Assembly Plant	Owned*
4301 Grand Ave., Gate #4
Pittsburgh, PA 15225

Neville West Warehouse	Owned
Located between Grand Avenue and Neville Road
Pittsburgh, PA 15225

501 Hatchery Road	Owned*
Blue Lake, CA 95525-0827

Zoning Industriel C de Feluy	Owned
B718 Feluy, Belgium

La Louviere Warehouse	Owned
11 Rue Lecat, La Louviere 7900
Belgium

400 Calgon Carbon Drive	Leased
Pittsburgh, PA 15205

500 Calgon Carbon Drive	Leased
Pittsburgh, PA 15205

Engineered Solutions Plant	Leased*
McClaren Woods Drive
Coraopolis, PA 15108

12832 Imperial Highway	Leased*
Santa Fe Springs, CA 90670-4913

303 Mound Road, Building #2	Leased
Rockdale, IL 60436

1000 Island Avenue	Leased*
McKees Rocks, PA 15136

1055 Boot Road	Leased
Downingtown, PA 19335-4001
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

Property	Owned or Leased
Duling Warehouse	Leased*
1602, 1606 & 1608 Rear Virginia Avenue
Huntington, WV 25704

1139 Patton	Leased
Sulphur, LA 70665

Ironton Warehouse	Leased*
918 1st Street
Ironton, OH 45638

Providence Service Center	Leased
68 Mill Street
Johnston, RI 02919

3000 Grand Avenue	Leased
Pittsburgh, PA 15225

Building 1, 3200 East Eight Mile Road	Leased
Stockton, CA 95212

1 Greentree Centre, Suite 301	Leased
Marlton, NJ 08053

2500 Central Parkway, Suite C	Leased
Houston, TX 77092

Allied Logistics Warehouse	Leased*
20 26th Street, 9 27th Street and 21 26th Street
Huntington, WV 25703

Starway/Alliance	Leased*
4724 Starway
Houston, TX 77023

1971 E. Fifth Street, Suite 105	Leased
Tempe, AZ 85281

Cameron Warehouse	Leased
4306 W. 190th Street
Torrance, CA 90504

Port Bienville Industrial Park	Leased*
Hancock County, Mississippi

Calgon Carbon Investments, Inc.:

No owned or leased real property.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

BSC Columbus, LLC:

The following tax parcel numbers, each of which is located at the address commonly known as 835 N. Cassady Avenue, Columbus, OH 43219-2203: (i) 010-126783, (ii) 010-126704, (iii) 010-024781, and (iv) 010-132316.
Owned

CCC Columbus, LLC:

The following tax parcel numbers, each of which is located at the address commonly known as 835 N. Cassady Avenue, Columbus, OH 43219-2203: (i) 010-126713, (ii) 010-126789, (iii) 010-081911, (iv) 010-126784, (v) 010-018750, and (vi) 010-126708.
Owned
Note: An “*” indicates a Material Real Property or Material Leased Location, as applicable.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 6.13
Consents and Approvals
The following release documents:
Payoff Letter to be executed by JPMorgan Chase Bank, N.A.
The filing of the following:
UCC-1 Financing Statements:
Calgon Carbon Corporation — Delaware Secretary of State
Calgon Carbon Investments, Inc. — Delaware Secretary of State
BSC Columbus, LLC — Delaware Secretary of State
CCC Columbus, LLC — Delaware Secretary of State
Fixture Filings:
Calgon Carbon Corporation — Allegheny County, Pennsylvania
Calgon Carbon Corporation — Hancock County, Mississippi
Calgon Carbon Corporation — Boyd County, Kentucky
Calgon Carbon Corporation — Humboldt County, California
Mortgage Documents:
Calgon Carbon Corporation — Allegheny County, Pennsylvania
Calgon Carbon Corporation — Hancock County, Mississippi
Calgon Carbon Corporation — Boyd County, Kentucky
Calgon Carbon Corporation — Humboldt County, California
Terminations of Mortgages and Fixture Filings filed at County Offices
Satisfaction and Discharge of Mortgage to discharge Open-End Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing granted by Calgon Carbon Corporation in favor of JPMorgan Chase Bank, N.A. and recorded with the Office of the Clerk of Court of Boyd County, Kentucky on September 5, 2006 as document number 58562 in Mortgage Book 1030, Page 279
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Satisfaction and Discharge of Mortgage to discharge Open-End Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing granted by Calgon Carbon Corporation in favor of JPMorgan Chase Bank, N.A. and recorded with the Office of the Chancery Clerk of Hancock County at Bay St. Louis, Mississippi on October 17, 2006 in Book 2006, Page 51301
Satisfaction and Discharge of Mortgage to discharge Open-End Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing granted by Calgon Carbon Corporation in favor of JPMorgan Chase Bank, N.A. and recorded with the Recorder of Deeds of Allegheny County, Pennsylvania on September 5, 2006 in Mortgage Book Volume 32596, Page 30
Satisfaction and Discharge of Mortgage to discharge Open-End Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing granted by Calgon Carbon Corporation in favor of JPMorgan Chase Bank, N.A. and recorded with the Recorder of Deeds of Allegheny County, Pennsylvania on October 27, 2006 in Mortgage Book Volume 32873, Page 53
Termination Statement to terminate UCC Fixture Filing naming Calgon Carbon Corporation as debtor and JP Mortgage Chase Bank, N.A. as secured party and recorded with the Office of the Clerk of Court of Boyd County, Kentucky on August 21, 2006 in Fixture Filing Book 5, Page 258
Termination Statement to terminate UCC Fixture Filing naming Calgon Carbon Corporation as debtor and JP Mortgage Chase Bank, N.A. as secured party and recorded with the Office of the Clerk of Court of Boyd County, Kentucky on August 25, 2006 in Fixture Filing Book 5, Page 268
Termination Statement to terminate UCC Fixture Filing naming Calgon Carbon Corporation as debtor and JP Mortgage Chase Bank, N.A. as secured party and recorded with the Office of the Clerk of Court of Boyd County, Kentucky on September 5, 2006 in Fixture Filing Book 5, Page 274
Termination Statement to terminate UCC Fixture Filing naming Calgon Carbon Corporation as debtor and JP Morgan Chase Bank, N.A. as secured party and recorded with the Office of the Chancery Clerk of Hancock County at Bay St. Louis, Mississippi on August 21, 2006 at File No. 38267
Termination Statement to terminate UCC Fixture Filing naming Calgon Carbon Corporation as debtor and JP Morgan Chase Bank, N.A. as secured party and recorded with the Recorder of Deeds of Allegheny County, Pennsylvania on August 22, 2006 at File No. 2006-66205
Termination Statement to terminate UCC Fixture Filing naming Calgon Carbon Corporation as debtor and JP Morgan Chase Bank, N.A. as secured party and recorded with the Recorder of Deeds of Allegheny County, Pennsylvania on August 28, 2006 at File No. 2006-66228
Termination Statement to terminate UCC Fixture Filing naming Calgon Carbon Corporation as debtor and JP Morgan Chase Bank, N.A. as secured party and recorded with the Recorder of Deeds of Allegheny County, Pennsylvania on October 27, 2006 at File No. 2006-66527
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Terminations of Financing Statements filed at State Filing Offices:
Termination Statement to terminate UCC Financing Statement naming Calgon Carbon Corporation as debtor and JP Morgan Chase Bank, N.A. as secured party and filed with the Delaware Secretary of State on August 18, 2006 at File No. 62896454
Termination Statement to terminate UCC Financing Statement naming Calgon Carbon Investments, Inc. as debtor and JP Morgan Chase Bank, N.A. as secured party and filed with the Delaware Secretary of State on August 18, 2006 at File No. 62896512
Termination Statement to terminate UCC Financing Statement naming BSC Columbus, LLC as debtor and JP Morgan Chase Bank, N.A. as secured party and filed with the Delaware Secretary of State on August 18, 2006 at File No. 62896488
Termination Statement to terminate UCC Financing Statement naming CCC Columbus, LLC as debtor and JP Morgan Chase Bank, N.A. as secured party and filed with the Delaware Secretary of State on August 18, 2006 at File No. 62896413
Terminations of Intellectual Property Filings:
Release of Security Interest- Trademarks — to be filed in U.S. Patent and Trademark Office
Release of Security Interest- Patents — to be filed in U.S. Patent and Trademark Office
The following corporate approvals:
Approval of the Board of Directors of Calgon Carbon Corporation
Approval of the Board of Directors of Calgon Carbon Investments, Inc.
Approval of the Board of Managers of BSC Columbus, LLC
Approval of the Board of Managers of CCC Columbus, LLC
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 6.15
Material Patents, Trademarks, Copyrights, Etc.
Material Patents:
CALGON CARBON CORPORATION
ACTIVE UNITED STATES ISSUED PATENTS

Registered Patent No.	Patent Title/Description
5,063,196	Chromium-free impregnated activated carbon for adsorption of toxic gases and/or vapors

5,492,882	Chromium-free impregnated activated universal respirator carbon for adsorption of toxic gases and/or vapors in industrial applications
CALGON CARBON CORPORATION
US PATENT APPLICATIONS

Application Serial
Number	Application Filing Date	Patent Title/Description
[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Material Trademarks:
CALGON CARBON CORPORATION
UNITED STATES REGISTERED TRADEMARKS AND PENDING TRADEMARKS

REGISTRATION NO. &
REGISTRATION DATE OR
APPLICATION NO. & FILING
MARK	DATE	PRODUCT AND/OR SERVICE
AGRISORB	Registration No. 1,549,706 Registration Date — August 1, 1989	Class 1: Adsorber unit containing activated carbon for removing soluble or insoluble organic compounds from water

ALL GONE!	Registration No. 3,112,742 Registration Date — July 4, 2006	Class 1: Activated carbon for use in air purification Class 5: Air deodorizer Class 11: Air cleaning units

	Registration No. 3,086,670 Registration Date — April 25, 2006	Class 1: Activated carbon for use in air purification Class 5: Air deodorizer Class 11: Air cleaning units

	Registration No. 3,074,758 Registration Date — March 28, 2006	Class 1: Activated carbon for use in air purification Class 5: Air deodorizer Class 11: Air cleaning units

AMMONASORB	Registration No. 2,109,076 Registration Date — October 28, 1997	Class 1: Impregnated activated carbon for use in the removal of ammonia vapors
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

REGISTRATION NO. &
REGISTRATION DATE OR
APPLICATION NO. & FILING
MARK	DATE	PRODUCT AND/OR SERVICE
APOLLO	Registration No. 3,042,476 Registration Date — January 10, 2006	Class 11: A passive vapor phase biological air treatment system that removes airborne odorous compounds from wastewater treatment facilities, such system comprised of a multistage process contained within one or more vessels that shall be filled with media which supports a biological colony capable of eliminating odorous compounds and shall include ancillary equipment to provide for air movement, water addition and water recirculation.

	Registration No. 3,060,671 Registration Date — February 21, 2006	Class 9: A passive vapor phase biological air treatment system that removes airborne odorous compounds from wastewater treatment facilities, such system comprised of a multistage process contained within one or more vessels that shall be filled with media which supports a biological colony capable of eliminating odorous compounds and shall include ancillary equipment to provide for air movement, water addition and water recirculation.

AURORA UV	Registration No. 2,339,949 Registration Date — April 11, 2000	Class 11: Wastewater disinfection system that destroys the DNA in bacteria, viruses and other microorganisms by exposing them to ultraviolet light, consisting primarily of an enclosed reactor mounted on a wet frame, ultraviolet lamps enclosed in quartz sleeves mounted on module arms which are attached to a dry frame, power supplies/ballasts located in a separate enclosure, sold as a unit.

BPL	Registration No. 737,703 Registration Date — September 18, 1962	Class 1: Activated carbon

BULK-BACK	Registration No. 1,245,994 Registration Date — July 19, 1983	Class 39: Bulk handling of activated carbon for others.

C3150	Registration No. 3,099,217 Registration Date — May 30, 2006	Class 11: Open channel wastewater ultraviolet disinfection units using amalgam lamps for the purpose of reducing coliform and other bacteria and viruses to regulated levels.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

REGISTRATION NO. &
REGISTRATION DATE OR
APPLICATION NO. & FILING
MARK	DATE	PRODUCT AND/OR SERVICE
CAL	Registration No. 737,704 Registration Date — September 18, 1962	Class 1: Activated carbon

CALMEDIA	Registration No. 3,006,199 Registration Date — October 11, 2005	Class 1: Ion exchange and chromatographic process media, namely, ion exchange resins, fluid separation resins, chromatographic separation ion exchange resins, silica gels and zeolites, chiral separation resins and gels and adsorption media such as activated carbon or activated alumina for the purpose of liquid purification, separation and recovery.

CALSOLUTIONS	Registration No. 3,138,934 Registration Date — September 5, 2006	Class 1: Groundwater remediation products, namely, ion exchange and chromatographic process media in the nature of ion exchange resins, fluid separation resins, chromatographic separation ion exchange resins, silica gels and zeolites, chiral separation resins and gels and adsorption media such as activated carbon or activated alumina for the purpose of liquid purification, separation and recovery; ion exchange resins used for perchlorate and nitrate removal from water and photochemical water purification systems comprised of ultraviolet lamps, injection plugs, reactors, pumps and parts thereof

CANE CAL	Registration No. 781,920 Registration Date — December 22, 1964	Class 1: Activated Carbon

CARBSORB	Registration No. 3,032,645 Registration Date — December 20, 2005	Class 1: Granular activated carbon for liquid phase applications for the removal of organic contaminants in groundwater remediation and drinking water treatment applications.

CENTAUR	Registration No. 1,928,613 Registration Date — October 17, 1995	Class 1: Catalytic activated carbon for removing impurities from vapors, primarily, Nox, Sox, H2S, chloramine, toluene, benzene and butane.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

REGISTRATION NO. &
REGISTRATION DATE OR
APPLICATION NO. & FILING
MARK	DATE	PRODUCT AND/OR SERVICE
CLEANAMINE	Registration No. 1,560,729 Registration Date — October 17, 1989	Class 11: Units for purifying amino streams by adsorption by carbon.

COOPERITE	Registration No. 1,878,186 Registration Date — February 7, 1995	Class 1: Activated carbon for use in respirators to purify air.

CPG	Registration No. 837,396 Registration Date — October 24, 1967	Class 1: Activated carbon

CSEP	Registration No. 3,480,234 Registration Date — August 5, 2008	Class 9: Chromatography separators

CYCLESORB	Registration No. 1,792,978 Registration Date — September 14, 1993	Class 40: Liquid and vapor adsorption services, namely, the removal of dissolved organic contaminants from water and wastewater.

DISPOSORB	Registration No. 1,269,107 Registration Date — March 6, 1984	Class 11: Filter units for adsorption of organics in liquid

EUMC	Registration No. 3,331,536 Registration Date — November 6, 2007	Class 1: Non-chromium containing impregnated granular activated carbon for use in military respirator masks

FILTRASORB	Registration No. 849,052 Registration Date — May 14, 1968	Class 1: Granular activated carbon for water purification.

FLEXZORB	Registration No. 2,691,364 Registration Date — February 25, 2003	Class 1: Carbon cloth used to prevent tarnishing in jewelry boxes and silver boxes.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

REGISTRATION NO. &
REGISTRATION DATE OR
APPLICATION NO. & FILING
MARK	DATE	PRODUCT AND/OR SERVICE
“FLOWSORB”	Registration No. 1,789,273 Registration Date — August 24, 1993	Class 11: Absorption filter canisters for industrial, commercial, municipal waste water treatment applications such as small wastewater streams; groundwater remediation, underground storage tank leaks, well pump tests, product purification or decolorization; tank cleaning water treatment, batch water or product treatment, carbon absorption pilot testing; emergency spill treatment; monitoring well water treatment.

FLUEPAC	Registration No. 2,050,970 Registration Date — April 8, 1997	Class 1: Activated carbon used in the removal of mercury dioxin, furans and other VOC compounds from stack gas streams.

GRC	Registration No. 1,667,294 Registration Date — December 10, 1991	Class 1: Granular activated carbon for use in gold adsorption processes.

HGR	Registration No. 1,756,289 Registration Date — March 9, 1993	Class 1: Granular activated carbon for removal of mercury from gaseous streams or environments in the natural gas processing industry, the metal refining industry, the electronics manufacturing industry, the battery production industry, the light bulb production industry and the caustic production industry.

ISEP	Registration No. 1,511,623 Registration Date — November 8, 1988	Class 9: Apparatus for effecting continuous ion exchange separate and similar absorption or adsorption processes

IVP	Registration No. 2,717,533 Registration Date — May 20, 2003	Class 1: Granular activated carbon used in industrial processes to remove odor causing components, namely, hydrogen sulfide and methyl mercatan.

	Registration No. 796,612 Registration Date — September 28, 1965	Class 1: Activated carbon
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

REGISTRATION NO. &
REGISTRATION DATE OR
APPLICATION NO. & FILING
MARK	DATE	PRODUCT AND/OR SERVICE
PHOENIX	Registration No. 2,181,211 Registration Date — August 11, 1998	Class 11: Filtering units used for the removal of hydrogen sulfide from off-gases from industrial, commercial and municipal process to reduce odor.

	Registration No. 2,173,642 Registration Date — July 14, 1998	Class 11: Filtering units used for the removal of hydrogen sulfide from off-gases from industrial, commercial and municipal process to reduce odor.

PREZERVE	Registration No. 3,580,305 Registration Date — February 24, 2009	Class 14: Enclosure in the nature of a jewelry box used for the conservation and protection of metal surfaces by absorbing harmful hydrogen sulfides known to cause tarnish

PURRFECTLY FRESH	Registration No. 2,491,464 Registration Date — September 18, 2001	Class 1: Activated carbon, namely, a carbon used for kitty litter odor control.

PURRFECTLY FRESH	Registration No. 2,618,178 Registration Date — September 10, 2002	Class 5: Deodorizers for household use, namely for rooms, carpets and rugs, showers, bathtubs, upholstery, fabrics, clothing, automobiles, boats, cat litter, garbage, diaper pails, ashtrays, refrigerators, freezers, sinks, sports and leisure bags, gym lockers, closets, medicine cabinets, and pet bedding.

RAYOX	Registration No. 1,583,536 Registration Date — February 20, 1990	Class 11: Photochemical water purification system primarily comprising an ultraviolet lamp, injection plugs, reactor, pump and parts thereof.

REACT PH	Registration No. 2,004,505 Registration Date — October 1, 1996	Class 1: Activated carbon providing stabilized effluent pH for use in water treatment.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

REGISTRATION NO. &
REGISTRATION DATE OR
APPLICATION NO. & FILING
MARK	DATE	PRODUCT AND/OR SERVICE
RVG	Registration No. 1,667,293 Registration Date — December 10, 1991	Class 1: Granular activated carbon for use in industrial respirators.

SENTINEL	Registration No. 2,468,140 Registration Date — July 10, 2001	Class 11: Ultraviolet-light based water disinfection unit which inactivates or sterilizes water born oocysts in municipal water systems.

SGL	Registration No. 735,533 Registration Date — August 7, 1962	Class 1: Activated carbon

SULFUSORB	Registration No. 1,559,478 Registration Date — October 10, 1989	Class 1: Activated carbon for removing hydrogen sulfide and organic sulfur compounds from gas streams.

	Registration No. 1,331,915 Registration Date — April 23, 1985	Class 11: Adsorption unit for control of odors for industrial and municipal use.

	Registration No. 3,034,919 Registration Date — December 27, 2005	Class 11: Odor control system for deodorizing and purifying air, namely, for activated carbon based processing of air containing odorous and/or toxic compounds with the system comprising of a vessel, a fume exhauster fan, one set of transition duct and flow control damper, one particulate filter assembly, one pressure differential indicator and an initial load of activated carbon.

TOG	Registration No. 1,667,292 Registration Date — December 10, 1991	Class 1: Granular activated carbon for use in water treatment processes.

UFR	Registration No. 3,248,543 Registration Date — May 29, 2007	Class 1: Non-chromium containing impregnated granular activated carbon used in first responder respirator masks for the removal of various industrial gases and chemical warfare agents
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

REGISTRATION NO. &
REGISTRATION DATE OR
APPLICATION NO. & FILING
MARK	DATE	PRODUCT AND/OR SERVICE
URC	Registration No. 2,022,957 Registration Date — December 17, 1996	Class 1: Activated carbon adsorbent for use in air treatment.

VAPOR-PAC	Registration No. 1,560,730 Registration Date — October 17, 1989	Class 11: Units for removing volatile organic compounds from vapor streams by granular activated carbon.

VENTSORB	Registration No. 1,035,741 Registration Date — March 16, 1976	Class 11: Adsorbent filter canister for control of vapors, odors and air pollution from chemical storage tanks.

WPH	Registration No. 1,538,724 Registration Date — May 16, 1989	Class 1: Activated carbon for municipal and industrial water treatment.

WPL	Registration No. 1,538,723 Registration Date — May 16, 1989	Class 1: Activated carbon for municipal and industrial water treatment.

WPX	Registration No. 1,813,285 Registration Date — December 28, 1993	Class 1: Activated carbon adsorbent for use in air treatment.

ADSORBIT (Owned by Barnebey Sutcliffe Corporation)[1]	Registration No. 1,789,273 Registration Date — August 22, 1961	Class 1: Activated charcoal

BARNEBEY SUTCLIFFE (Owned by Barnebey Sutcliffe Corporation)	Registration No. 1,613,428 Registration Date — September 18, 1990	Class 1: Activated carbon for use in purification equipment

[1]	The assets of Barnebey Sutcliffe Corporation were acquired by Calgon Carbon Corporation pursuant to that certain Purchase Agreement dated February 3, 2004 between Waterlink, Inc. and Barnebey Sutcliffe Corporation, as Seller, and Calgon Carbon Corporation, as Buyer.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

REGISTRATION NO. &
REGISTRATION DATE OR
APPLICATION NO. & FILING
MARK	DATE	PRODUCT AND/OR SERVICE
BARNEBEY SUTCLIFFE (Owned by Barnebey Sutcliffe Corporation)	Registration No. 1,603,601 Registration Date — June 26, 1990	Class 11: Air purification units for removal of contaminants; solvent recovery systems primarily comprising activated carbon and filtering devices; gas and liquid filtering units for contaminant removal; bat out housings, namely, air-tight filter enclosures

BARNEBEY-CHENEY (Owned by Barnebey Sutcliffe Corporation)	Registration No. 702,068 Registration Date — August 2, 1960	Class 1: Activated carbon

(Owned by Sutcliffe Speakman Carbons Ltd.)	Registration No. 2,796,561 Registration Date — December 23, 2003	Class 1: Activated carbon compositions for a wide variety of industry uses

FORMASORB (Owned by Barnebey Sutcliffe Corporation)	Registration No. 1,773,333 Registration Date — May 25, 1993	Class 1: Impregnated carbon adsorbent for removing formaldehyde from gas

PROTECT I (Owned by Barnebey Sutcliffe Corporation)	Registration No. 1,635,192 Registration Date — February 19, 1991	Class 1: Activated carbon vapor package adsorber

PROTECT II (Owned by Barnebey Sutcliffe Corporation)	Registration No. 1,638,052 Registration Date — March 19, 1991	Class 1: Activated carbon liquid package adsorber

PUR AIR (Owned by Barnebey Sutcliffe Corporation)	Registration No. 747,284 Registration Date —March 26, 1963	Class 11: Air-purifying machines and parts thereof containing activated carbon and used in the removal of noxious odors and gases from the atmosphere

RAPID RENTAL (Owned by Barnebey Sutcliffe Corporation)	Registration No. 2,773,892 Registration Date — October 14, 2003	Class 37: Short-term leasing of gaseous and liquid purification equipment
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 6.17
Status of the Pledged Collateral
BSC Columbus Operating Agreement, dated as of February 11, 2004, as amended
CCC Columbus Operating Agreement, dated as of February 11, 2004, as amended
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 6.18
Insurance
The policies described in ACORD 27, Evidence of Property Insurance, issued by Factory Mutual Insurance Coverage, covering the Loan Parties
The policies described in ACORD 25, Certificate of Liability Insurance, issued by National Union Fire Insurance Company of Pennsylvania and Insurance Company of State of Pennsylvania, covering the Loan Parties
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 6.20
Material Contracts; Burdensome Restrictions
Calgon Carbon Corporation 2008 Equity Incentive Plan
1997 Directors’ Fee Plan
Employment agreements between Calgon Carbon Corporation and C.H.S. (Kees) Majoor, Leroy M. Ball, Gail A. Gerono, Robert P. O’Brien, Dennis M. Sheedy, John S. Stanik and James A. Sullivan (unexecuted)
Purchase Agreement, dated February 3, 2004, among Waterlink, Inc. and Barnebey Sutcliffe Corporation and Calgon Carbon Corporation
Joint Venture Agreement, dated as of August 12, 2002, between Mitsubishi Chemical Corporation and Calgon Carbon Corporation
Business Sale Agreement, dated February 17, 2006, among Calgon Carbon Corporation and Chemiviron Carbon GmbH, collectively, as sellers and proFagus GmbH, proFagus Grundstuckverwaltungs GmbH and proFagus Beteiligungs GmbH, collectively, as buyers
Asset Purchase Agreement, dated as of April 10, 2006, by and among Calgon Carbon Corporation, Chemviron Carbon Limited, MEGTEC Systems, Inc. and MEGTEC Environmental, Ltd.
Indenture, dated as of August 18, 2006, by and among Calgon Carbon Corporation, Calgon Carbon Investments, Inc., BSC Columbus, LLC, CCC Columbus, LLC and The Bank of New York, as trustee
Registration Rights Agreement, dated as of August 18, 2006, by and among Calgon Carbon Corporation, Calgon Carbon Investments, Inc., BSC Columbus, LLC, CCC Columbus, LLC and J.P. Morgan Securities Inc.
Purchase Agreement, dated as of August 18, 2006, by and among Calgon Carbon Corporation, Calgon Carbon Investments, Inc., BSC Columbus, LLC, CCC Columbus, LLC and J.P. Morgan Securities Inc.
Basic Working Agreement between Calgon Carbon Corporation and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC for: Neville Island Local 5032. 15, Big Sandy Local 707 and Columbus Local 23.08.
Lease Agreement, dated March 1, 2005, as amended, between Calgon Carbon Corporation and Mosites 400 High Tower Company
Lease Agreement, dated March 1, 2005, as amended, between Calgon Carbon Corporation and Mosites 500 High Tower Company
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Agreement, dated January 14, 1997, as amended, by and among Massey Coal Sales Company, Inc. d/b/a Massey Industrial Sales Company, as sales agent for coal produced by Green Valley Coal Company and Calgon Carbon Corporation
Strategic Alliance Agreement, dated April 1, 2005, as amended, between E.I. du Pont de Nemours and Company and Calgon Carbon Corporation
Amended and Restated Midwest Generation EME, LLC Master Supply Agreement for Procurement of Activated Carbon, dated June 2, 2008, as amended, between Midwest Generation EME, LLC and Calgon Carbon Corporation.
The following employee benefit plans:
•	Calgon Carbon Corporation Retirement Plan for Salaried Employees (Plan-001)

•	Calgon Carbon Corporation Retirement Plan for Hourly Rated Employees of the Big Sandy Plant (Plan-003)

•	Calgon Carbon Corporation Pension Plan for Hourly Rated Employees of Neville Island Plant (Plan-005)

•	Barnebey Sutcliffe Corporation Retirement Benefits Plan (Plan-007)

•	Calgon Carbon Corporation Medical Plan (Plan-502)

•	Calgon Carbon Corporation Salaried Group Life Insurance Plan (Plan-505)

•	Calgon Carbon Corporation Salaried Long Term Disability Plan (Plan-510)

•	Calgon Carbon Corporation Hourly Sickness and Accident Plan (Plan-515)

•	Calgon Carbon Corporation Health Care Flexible Spending Plan (Plan-525)

•	Calgon Carbon Corporation Thrift Savings Plan (Plan-010)

•	Calgon Carbon Corporation Hourly and Salary Travel Accident Plan (Plan-520)
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 6.22
Plans and Benefit Arrangements
No Form 5500s have been filed with respect to the master trust that is used to fund the Borrower’s Plans. The Company does not believe that such failures to file will have a material adverse effect on the Company or any Plan.
The aggregate actuarial present value of all benefit liabilities (whether or not vested) under all Plans that are presently sponsored by the Borrower or a member of the ERISA Group, as disclosed in, and as of the date of, the most recent actuarial report for such Plans, delivered on or prior to the Closing Date, exceeds the aggregate fair market value of the assets of such Plans, using the actuarial assumptions set forth in such report, by approximately $31 million.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 6.24
Environmental Matters and Safety Matters
1. In conjunction with the February 2004 purchase of substantially all of Waterlink’s operating assets and the stock of Waterlink’s U.K. subsidiary, several environmental studies were performed on Waterlink’s Columbus, Ohio property by environmental consulting firms which identified and characterized areas of contamination. In addition, these firms identified alternative methods of remediating the property, identified feasible alternatives and prepared cost evaluations of the various alternatives. The Company concluded from the information in the studies that a loss at this property is probable and recorded the liability as a component of noncurrent other liabilities in the Company’s consolidated balance sheet. At March 31, 2009 and December 31, 2008, the balance recorded was $4.0 million. Liability estimates are based on an evaluation of, among other factors, currently available facts, existing technology, presently enacted laws and regulations, and the remediation experience of other companies. The Company has not incurred any environmental remediation expense for the periods ended March 31, 2009 and 2008. It is reasonably possible that a change in the estimate of this obligation will occur as remediation preparation and remediation activity commences in the future. The ultimate remediation costs are dependent upon, among other things, the requirements of any state or federal environmental agencies, the remediation methods employed, the final scope of work being determined, and the extent and types of contamination which will not be fully determined until experience is gained through remediation and related activities. The accrued amounts are expected to be paid out over the course of several years once work has commenced. The Company has yet to make a determination as to when it will proceed with remediation efforts.
2. By letter dated January 22, 2007, the Company received from the United States Environmental Protection Agency, Region 4 (“EPA”) a report of a hazardous waste facility inspection performed by the EPA and the Kentucky Department of Environmental Protection (“KYDEP”) as part of a Multi Media Compliance Evaluation of the Company’s Big Sandy Plant in Catlettsburg, Kentucky that was conducted on September 20 and 21, 2005. Accompanying the report was a Notice of Violation (“NOV”) alleging multiple violations of the Federal Resource Conservation and Recovery Act (“RCRA”) and corresponding EPA and KYDEP hazardous waste regulations. The alleged violations mainly concern the hazardous waste spent activated carbon regeneration facility. The Company met with the EPA on April 17, 2007 to discuss the inspection report and alleged violations, and submitted written responses in May and June 2007. In August 2007, the EPA notified the Company that it believes there were still significant violations of RCRA that are unresolved by the information in the Company’s responses, without specifying the particular violations. During a meeting with the EPA on December 10, 2007, the EPA indicated that the agency would not pursue certain other alleged violations. Based on discussions during the December 10, 2007 meeting, subsequent communications with EPA, and in connection with the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) Notice referred to below, the Company has taken actions to address and remediate a number of the unresolved alleged violations. The Company believes that the number of unresolved issues as to alleged continuing violations cited in the January 22, 2007 NOV has been reduced substantially. The EPA can take formal enforcement action to require the Company to remediate any or all of the unresolved alleged continuing
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
violations which could require the Company to incur substantial additional costs. The EPA can also take formal enforcement action to impose substantial civil penalties with respect to violations cited in the NOV, including those which have been admitted or resolved. The Company is awaiting further response from the EPA and cannot predict with any certainty the probable outcome of this matter or range of potential loss, if any.
On July 3, 2008, the EPA verbally informed the Company that there are a number of unresolved RCRA violations at the Big Sandy Plant which may render the facility unacceptable to receive spent carbon for reactivation from sites regulated under the CERCLA pursuant to the CERCLA Off-Site Rule. The Company received written notice of the unacceptability determination on July 14, 2008 (the “CERCLA Notice”). The CERCLA Notice alleged multiple violations of RCRA and four releases of hazardous waste. The alleged violations and releases were cited in the September 2005 multi-media compliance inspections, and were among those cited in the January 2007 NOV described in the preceding paragraph as well. The CERCLA Notice gave the Company until September 1, 2008 to demonstrate to the EPA that the alleged violations and releases are not continuing, or else the Big Sandy Plant would not be able to receive spent carbon from CERCLA sites until the EPA determined that the facility is again acceptable to receive such CERCLA wastes. This deadline subsequently was extended several times. The Company met with the EPA in August 2008 regarding the CERCLA Notice and submitted a written response to the CERCLA Notice prior to the meeting.
By letter dated August 18, 2008, the Company was notified by the EPA Suspension and Debarment Division (“SDD”) that because of the alleged violations described in the CERCLA Notice, the SDD was making an assessment of the Company’s present responsibility to conduct business with Federal Executive Agencies. Representatives of the SDD attended the August 2008 EPA meeting. On August 28, 2008, the Company received a letter from the Division requesting additional information from the Company in connection with the SDD’s evaluation of the Company’s potential “business risk to the Federal Government,” noting that the Company engages in procurement transactions with or funded by the Federal Government. The Company provided the SDD with all information requested by the letter in September 2008. The SDD can suspend or debar a Company from sales to the federal government directly or indirectly through government contractors or with respect to projects funded by the federal government. In October 2008, the SDD indicated that it was still reviewing the matter but that another meeting with the Company was not warranted at that time. The Company believes that there is no basis for suspension or debarment on the basis of the matters asserted by the EPA in the CERCLA Notice or otherwise. The Company has had no further communication with the SDD’s since October 2008
By letter dated February 13, 2009, the EPA informed the Company that based on information submitted by the Company indicating that the Big Sandy Plant has returned to physical compliance for the alleged violations and releases, the EPA had made an affirmative determination of acceptability for receipt of CERCLA wastes at the Big Sandy Plant. The EPA’s determination is conditioned upon the Company treating certain residues resulting from the treatment of the carbon reactivation furnace off-gas as hazardous waste and not sending material dredged from the onsite wastewater treatment lagoons offsite other than to a permitted hazardous waste treatment, storage or disposal facility. The Company has requested clarification from the
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
EPA regarding these two conditions. The Company is also in discussions with the EPA and KYDEP regarding the classification of these materials. If the Company is required to treat and/or dispose of the material dredged from the lagoon as hazardous waste, the costs for doing so could be substantial.
3. In June 2007, the Company received a Notice Letter from the New York State Department of Environmental Conservation (“NYSDEC”) stating that the NYSDEC had determined that the Company is a Potentially Responsible Party (“PRP”) at the Frontier Chemical Processing Royal Avenue Site in Niagara Falls, New York (the “Site”). The Notice Letter requests that the Company and other PRPs develop, implement and finance a remedial program for Operable Unit #1 at the Site. Operable Unit #1 consists of overburden soils and overburden and upper bedrock groundwater. The selected remedy is removal of above grade structures and contaminated soil source areas, installation of a cover system, and ground water control and treatment, estimated to cost between approximately $11 million and $14 million, which would be shared among the PRPs. The Company has not determined what portion of the costs associated with the remedial program it would be obligated to bear and the Company cannot predict with any certainty the outcome of this matter or range of potential loss. The Company has joined a PRP group and has executed a Joint Defense Agreement with the group members. In August 2008, the Company and over 100 PRP’s entered into a Consent Order with NYSDEC for additional site investigation directed toward characterization of the Site to better define the scope of the remedial project. The Company contributed monies to the PRP group to help fund the work required under the Consent Order. The field work was initiated in 2008 but suspended due the onset of winter. The group plans to complete the work in the spring of 2009.
4. By letter dated July 3, 2007, the Company received an NOV from the KYDEP alleging that the Company has violated the KYDEP’s hazardous waste management regulations in connection with the Company’s hazardous waste spent activated carbon regeneration facility located at the Big Sandy Plant in Catlettsburg, Kentucky. The NOV alleges that the Company has failed to correct deficiencies identified by the KYDEP in the Company’s Part B hazardous waste management facility permit application and related documents and directed the Company to submit a complete and accurate Part B application and related documents and to respond to the KYDEP’s comments which were appended to the NOV. The Company submitted a response to the NOV and the KYDEP’s comments in December 2007 by providing a complete revised permit application. The KYDEP has not indicated whether or not it will take formal enforcement action, and has not specified a monetary amount of civil penalties it might pursue in any such action, if any. KYDEP can also deny the Part B operating permit. On October 18, 2007, the Company received an NOV from the EPA related to this permit application and submitted a revised application to both the KYDEP and the EPA within the mandated timeframe. The EPA has not indicated whether or not it will take formal enforcement action, and has not specified a monetary amount of civil penalties it might pursue in any such action. EPA can also deny the Part B operating permit. At this time the Company cannot predict with any certainty the outcome of this matter or range of loss, if any.
5. There is a closed landfill, several closed and operating surface impoundments, and other solid waste management units at the Big Sandy Plant. These have been identified in the Part B
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Permit and renewal application. The landfill and surface impoundments were the subject of a RCRA Facility Investigation as part of a corrective action permit that was issued as part of the Part B permit in 1990. The Big Sandy Plant is also identified in the EPA RCRA “2020 Corrective Action Universe” which included 3,880 facilities in the U.S. which may be subject to additional corrective action requirements.
6. The Company has been identified as a Potentially Responsible Party (“PRP”) at the Malone Superfund Site in Texas, and has entered into a De Minimis settlement agreement with EPA.
7. A portion of the Big Sandy Plant is located in a flood plain.
8. The Pearl River (Mississippi) Plant is located in an area susceptible to flooding during hurricanes.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 7.1
Continuing Obligations
Existing Letters of Credit:
Standby Letters of Credit Issued by JPMorgan Chase Bank, N.A. (as of 4/20/09):

	Beneficiary	Open	Expiration		USD
Beneficiary	Country	Date	Date	Currency	Outstanding
ING Belgium SA	Belgium	10/3/06	10/15/09	EUR	1,974,450.00
Zhegiang Shenghua Biok Biology Co.	China	3/9/09	9/10/10	USD	60,000.00
CSPC Weisheng Pharmaceutical	China	4/2/09	9/20/10	USD	107,000.00
JPMorgan Chase Bank (China) Company	China	3/15/07	1/31/10	USD	1,846,715.33
Dayen Environmental Limited	Singapore	11/25/08	12/31/09	USD	228,879.00
Pennsylvania Department of Environmental Protection	United States	8/28/06	8/17/10	USD	1,120,658.00
Pennsylvania Department of Environmental Protection	United States	8/25/06	3/31/10	USD	32,999.84
Zurich American Insurance Company	United States	8/28/06	5/2/10	USD	400,000.00
Zurich American Insurance Company	United States	8/29/06	5/2/10	USD	257,305.00
The Home Insurance Company	United States	8/29/06	5/2/10	USD	145,393.00
Pennsylvania Department of Environmental Protection	United States	9/1/06	7/11/10	USD	217,423.61
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

	Beneficiary	Open	Expiration		USD
Beneficiary	Country	Date	Date	Currency	Outstanding
National Union Fire Insurance	United States	8/31/06	4/30/10	USD	695,000.00
Allied Logistics Company	United States	5/21/08	2/14/10	USD	70,703.00
Landstar Global Logistics, Inc.	United States	8/27/07	8/24/09	USD	263,000.00
Tahal Consulting Engineers Ltd.	UK		12/31/10	EUR	74,245.89
Barclays Bank PLC/Royal Bank of Scotland	UK		7/11/11	GBP(1)	948,401.14

Total					$8,442,173.81

(1)	as of 5-1-09
Existing Indemnities
Indemnities Issued by JPMorgan Chase Bank, N.A. (as of 5/1/09):

Date of Indemnity	Beneficiary	Maximum Aggregate Amount
August 18, 2006	Barclays Bank PLC	GBP 635,615
August 18, 2006	Royal Bank of Scotland PLC	GBP 11,369
August 18, 2006	Royal Bank of Scotland PLC	GBP 34,802
	Total	GBP 681,786
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Existing Swap Agreements: (see following pages)
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Commodities Trades Back to SUmmarv Last ijuaniiny Counterparty ID Date Payment Date Underlying Trade Type Buy or Sell for Current Units Strike Price um CCY tal Premli Source CCY Source MTM Present Value USD MTM Present Value 002660579000 3146080 1S-Sflp-06 05-Aug-09 NG NYMEX SWAP BUY 10000 MMBTU 002660579000 3143086 1ft-Sep06 05-Aug-09 NG NYMEX SWAP BUY 20000 OC2660579000 28197537 13-Jan-09 05-OC1-03 NG NYMEX SWAP BUY 5000 MMBTU 002660579000 14090921 31-MaMW 04-NOV-09 NG NYMEX SWAP BUY 5000 MMBTU 9.43 O.OO USD (75,835.16) 002560579000 29812936 17-FetM)9 02-Dec-09 NG NYMEX SWAP BUY 10000 MMBTU 5.96 0.00 USD 002860579000 29612939 17-FeWM 06- Jan-10 NG NYMEX SWAP BUY 10000 MMBTU 6.22 C CO USD OO2680579000 8336600 26-Jun-07 03-Jun-10 NG_NYMEX SWAP BUY 10000 MMBTU 7.61 0.00 USD (64,115.82) (64.115.62) OD266O5790OO 29612942 I7-Feb.09 06-Jul-10 NG_NYM£X SWAP BUY 10000 MMBTU 6.06 0.00 USD [2,165.00] (2,165.00) 002660579000 8336799 26-Jun-D7 04-Aug-l 0 NG NYMEX SWAP BUY 10000 MMBTU 8.45 0.00 USD (550,716.20] (550,716.20] 002660579000 14090929 31 Mar-08 04-Jan-i 1 NG_NYMEX SWAP BUY sooo MMBTU 9.14 0.00 USD (65.46283) (65.462 83) 002660579000 26010776 06-OCL-OB 04-May-11 NG_NYMEX SWAP BUY 20O0A MMBTU 8.31 000 USD (1.363.654.09) [1.363.854.09) 002660579000 16668959 13-Jun-06 06-JuHt NG_NYMEX SWAP BUY 10000 MMBTU 10.54 0.00 USD (425,880.28) (425,860.29) 002660579000 27015684 12-NOV-06 06-JllMI NG NYMEX SWAP BUY 10000 MMBTU 7.90 O.OB USD (143.202.04J 002660579000 26010777 06-Oci-OB 05-Det-11 NG NYMEX SWAP BUY 10000 MMBTU 002660579000 29612943 17-Feb-09 05- Mar-12 NG_NYMEX SWAP BUY 5000 MMBTU 7.22 000 USD (4,202.63) (4.202.63) Trade Count: 15 Sum: (3,365.235) (3.365,235)
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
FX. Forward Trades Back (o Summarv Counterparty Ccy Palf Buy/Setl {Ccy1 JPM Deal ID Trade Date Value Date Ccy1 Amount Ccy’ Traded Rate Ccy 2 Amount Ccy : Reval Spot Rate Reval Fwtt Rate Report Cc) MTM Nqn. Discounted (Report Ccy) MTM Presant Value (Report Ccy) 002660579000 EUR(GBP SUV 7078439 27-IJIar-Oa 2B-Ac*-09 EUR 564,496.82 o.93iao GBP 526.000.00 0.S8900 0.86897 USD [35 155 40] 002660579000 EUR,’GBP BUY 821572) 17-AD/-09 29-Apf-09 EUR 1 72.998.64 C.8B440 GBP 153.000 00 0 86905 0.88897 USD O02660579D00 FUR,’GBP SELL 6537077 13-Apr-09 29-Apf-09 EUR 397.933.86 0.89965 GBP 356,000.00 002560579000 EUR/USD BUY 6532977 13-Apr-59 29-Apr-09 OC2660579OD0 euRi-uso BUY B2S3645 17-Apr-09 SW-Apr-08 EUR 1.299.156.38 1.30700 USD 1,636,000.00 1.29260 1 29252 uso f18.8ia.17’ (16.614.01) 002660579000 EUR/USD SELL 1327222 18-Sep-08 30-MaMO EUR 160.404.62 1.38400 USD 222.000 00 1 29260 1 29153 USO 14.333.25 14,667.07 002660579000 EUR / USD SELL 1968617 21-Jan-OS 29-Apr-0g EUR 293,661.17 1.26030 USD 376,000.00 1.29260 1.29252 USD (3.587.34) 3.566.55) 0026S0579000 EUR1 USD SELL 1963619 Z1-Jan-09 28-May-09 EUR 162,525.39 1 2798; USD 206.000.00 1.29260 1.29217 USD (2,010.81! (2.006.57) 002660579000 E:J=! 1 USD SELL 1968645 21-Jbn-09 29-JW1-09 EUR 128,976.78 1.27930 USD 165.000.00 1.29260 1.29186 US 3 (1.622.32] (1.615.92! 00266057B00C EUR/USD SELL 1966663 21-Jan-:9 30-Jul-09 EUR 143.851.16 1 27910 USD 184,000.00 1.29260 1.29170 USD (1.813.16) (1,807.67’ OOZ66O57900C EUR!USD SELL 1968687 21-Jan-C9 N-Dec-09 EUR 2*5,53548 1-27B30 USD 365.000.00 1.28260 1.29132 USD (3.717 22] (3,688.34] OO266O579000 EUR1 USD SELL 1968092 21-Jan-09 30-Mai-IO EUR 300.563.56 1.27760 JSD 364.000.00 1.29250 1.29153 USD (4.IBS67 (413878; 002660579000 EUR(USD SELL 1968635 21-JartOfl 29-Apr-IO EUR 293.SEa.04 1 27730 USD 375.000.00 1.29260 1.29156 USD (4.193.70’ (4,141.61 GOZ660379000 EUR/USD SELL 1964709 21-Jan-09 23-Jul-IO EUR 2fi8.28a.29 1.27650 USD 366,000.00 1.29260 1.29149 USD (4.438 OB] (4.366 DO) 002660579000 EUR/USD SELL 3109927 1S-Jul-0S 28-May-09 EUR 94,351,73 1.55800 USD 147.000.00 1.29260 1.29217 USD 25.081 30 25,053.36 OO2660S73O00 EUR/USD SELL 3109962 15-Jul-OS EO-Dec-09 EUR 119.132.41 1.54450 USD 184,000.00, 1.29260 1.29132 USD 30.162.11 29.927.77 002860579000 EUR/USD SELL 3)09990 15-jui-oe 29-Jan-iO EUR 318.034.72 1.63950 USD 4Oi.00O.O0 1.29260 129156 USD 79.075.16 7ii.3i8.l9 002660579000 EUR/USD SELL 00266~5790OO EUR/USD SELL 3398310 15-Apf-OS 2S-May-09 EUR 96,222.61 1.S381C USD 148.000.00 002660579000 EURI USD SELL 3398611 15-Apr-0a 29-Jun-09 EUR 69.001.43 1.53820 USD 106.000.00 1.29260 1.29188 USD 16.85B.53 16 823 20 002660579000 EUR IUSD SELL 3398823 15-Apr-08 30-J0I-09 EUR 59.302.73 1.53450 USD 91,000.00 129260 1.29170 USD 14,396.44 14.354.93 002660579000 EUR/ JSD SELL 3396637 15-Apr-OS 27-Aug-09 EUR 7B.sr9.91 1.53320 USD 121,000.00 129260 129)56 USD 19.069.81 18.995 97 002660579000 EUR/USD SELL 339S842 15-Apr-08 28-5ep-09 EUR 221.322.71 1.53170 USD 339.OCO.00 1.29260 1.29145 USD 53,173.26 52.915.25 0026605 79O00 EUR/USD SELL 3398682 15-Apr-08 29-Ocl-OS EUR 363.957.14 1.53040 USD 557,000.00 1.29260 1.29140 USD 86.987.26 86.481.46 002680579COD EUR/USD SELL 3579616 19+4ar-09 29-JUO-09 EUR 244,288.11 0.74027 USD 330,000.00 1.29260 1.28168 USD 14.409.45 ‘4.379.25 002660579000 EUR/USD SELL 3580720 19-Mar-09 27-AJ9-09 EUR 213.850.06 0.73741 USD 280.000.00 1.29260 1.29156 USD 13,798-75 13,745.32 0026605791X10 EUR/USD SELL 3582960 26-Sep-OS 29-Ap«-09 EUR 69.032.17 144860 uso 100,000.00 1.29260 1.29252 USD 10.774.67 10.772.4S 0O266O57900O EUR / USD SELL 3583007 26-Sep-08 30-Jul-M EUR 53,894.27 1.44440 USD 92.000.00 1.29260 1.29170 USD 9,725.83 9,696.44 O0266O5790OO EUR / USD SELL 3583036 26-Sep-Oe 26-Feb-IO EUR 142.021.72 1.43640 USD 2O4.DO0.O0 1.29260 1.29152 USD 20.576.79 20 370 43 002660579000 EUR/USD SELL 3563096 26-Sep-OS 30-Mar-lo EUR 154.071.3E 1 434H0 USD 221.000.00 1.29260 1.29153 USD 22.012.77 21,766-16 0026605 79000 EUR/USD SELL 3584186 19-Mar09 EUR 226 5109! O02B6057S0O0 EUR/USD SELL 3564618 IB-Msr-Ofl 29-OCI-09 EUR 229.314.44 0.73972 USD 310.000.00 1.29260 5.29140 USD 13.SE4.29 •3.753.67 OO266O5790OD EUR/USD SELL 3686366 19-Mar-09 30-Nov-OO EUR 235,672.64 0.73648 USD 320.000.00 1 29260 1,29138 USD 16.657.28 15,650.27 002660579000 EUR/USD SELL 3590530 19-Msr-OB 29-Apr-10 EUR 279,718.76 0.73610 USD 330,000 00 1 29260 1.2915B USD 16.719.64 16.48S.0J 002660579000 EUR/USD SELL 3591361 19-Mar-09 2fl-May-1D EUR 309,353.10 0.73656 USD 420,000.00 1.29260 1.29171 USD 20,405.13 20.128 52 002660579000 EUR/USD SELL 3593009 19.Uar.09 29-Jun-10 EUR 243.34366 0.73741 USD 330.000.00 1.29260 1.29183 USD 15.640 61 15.407.3S 002660579000 EUR/USD SELL 3594051 IO-MH-09 29-Jul-IO EUR 272,93827 0.73767 USD 370,000.00 1.29260 1.29189 USD 17.392.54 17.110.13, 002660579000 EUR/USD SELL 3594762 19-Mai-09 29-Sep-10 EUR 226,750.55 0.73791 USO 310.0W.OC 1.29260 1.29214 USD 14,422.68’ 14,146.77 002660S79000 EUR/USD SELL 4737205 17-Mov-08 23-May-lO EUR 332.215.10 0.79859 USD 476.000.00 1.29260 1.29171 USD 002660579000 EUR/USD SELL 5772861 18-D*c-0S 23-Apr-09 EUR 494,632.91 0.70360 USD 703,000.00 1.29260 1 29252 USD 63,679 4B 63.665 42
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
002660579000 EUR/USD SELL 5775796 18-Dec-08 28-May-09 EUR 299,201.70 O.70400 USD 425,000.00 1.29260 1.29217 USD 38,379.83 38,337.08 002660579000 EUR/USD SELL 5777138 18-Dec-08 29-Jun-09 EUR 292,412.32 0.70461 USD 415,000.00 1.29260 1.29188 USD 37,238.82 37,160.78 002660579000 EUR/USD SELL 5765034 18-Dec-08 30-Jui-09 EUR 453,616.60 0.69895 USD 649,000.00 1.29260 1.29170 USD 63,061.46 62.870 88 002660579000 EUR/USD SELL 5785366 18-Dec-08 27-Aug-09 EUR 97.244.96 0.69960 USD 139,000.00 1.29260 1.29156 USD 13,401.81 13,349.92 002660579000 EUR/USD SELL 5785838 18-Dec-08 28-Sep-09 EUR 172,957.18 0.69741 USD 248,000.00 1.29260 1.29145 USD 24,634.85 24,515.30 002660579000 EUR/USD SELL 5786493 18-Dec-08 29-Oct-09 EUR 66,962.21 0.69752 USD 96,000.00 1.29260 1.29140 USD 9,525.28 9,469.89 002660579000 EUR/USD SELL 5787117 18-Dec-08 30-Nov-09 EUR 112,466.39 0.69855 USD 161,000.00 1.29260 1.29138 USD 15,763.26 15,655.52 002660579000 EUR/USD SELL 5787746 18-Dec-08 29-Dec-09 EUR 268.532.35 0.69930 USD 384.000.00 1.29260 1.29132 USD 37.239.22 36,949.89 002660579000 EUR/USD SELL 5788551 18-Dec-08 29-Jan-10 EUR 239,562.18 0.69843 USD 343.000.00 1.29260 1.29156 USD 33,589.94 33,285.38 002660579000 EUR/USD SELL 5788727 18-Dec-08 26-Feb-l0 EUR 379,685.15 0.69924 USD 543.000.00 1.29260 1.29152 USD 52,630.87 52,103.05 002660579000 EUR/USD SELL 5789401 18-Dec-08 30-Mar-10 EUR 227.718.40 0.70067 USD 325.000.00 1.29260 1.29153 USD 30,895.74 30.549.61 002660579000 EUR/USD SELL 5789731 18-Dec-08 29-Apr-10 EUR 123.393.42 O.70110 USD 176.000.00 1.29260 1.29158 USD 16.626.99 16,421.27 002660579000 EUR/USD SELL 5790019 18-Dec-08 29-Jun-10 EUR 231.022.11 0.70007 USD 330.000.00 1.29260 1.29183 USD 31,557.99 31,087.34 002660579000 EUR/USD SELL 6518783 15-May-08 30-Oct-09 EUR 185.505.32 1.50400 USD 279,000.00 1.29260 1.29140 USD 39.439.29 39.208.71 002660579000 EUR/USD SELL 6518804 15-May-08 30-Nov-09 EUR 347.420.97 1.5025O USD 522,000.00 1.29260 1.29138 USD 73.347.83 72.846.51 002660579000 EUR/USD SELL 7072454 27-Mar-09 29-Apr-09 EUR 2,938,121.05 1.32840 USD 3,903,000.00 1.29260 1.29252 USD 105,434.17 105.410.88 002660579000 EUR/USD SELL 7282461 19-Aug-08 29-Jun-09 EUR 72,927.42 1.45350 USD 106,000.00 1.29260 1.29188 USD 11,786.63 11,761.93 002660579000 EUR/USD SELL 7282687 19-Aug-OB 29-Jan-10 EUR 169,374.35 1.44650 USD 245,000-00 1.29260 1.29156 USD 26.242.05 26.004.12 002660579000 EUR/USD SELL 7282703 19-Aug-08 26-Feb-10 EUR 282,947.08 1.44550 USD 409.000.00 1.29260 1.29152 USD 43,569.56 43,132.61 002660579000 EUR/USD SELL 7493162 19-Feb-09 28-May-09 EUR 332,805.07 1.26200 USD 420,000.00 1.29260 1.29217 USD (10,041.50; (10,030.32- 002660579000 EUR/USD SELL 7715693 15-Feb-08 29-Apr-09 EUR 139,120.76 1.43760 USD 200,000.00 1.29260 1.29252 USD 20,184.31 20.179.85 002660579000 EUR/USD SELL 7715697 15-Feb-08 28-May-09 EUR 205,345.96 1.43660 USD 295,000.00 1.29260 1.29217 USD 29,657.62 29,624.59 002660579000 EUR/USD SELL 7715699 15-Feb-08 29-Jun-09 EUR 147,673.45 1.43560 USD 212,000.00 1.29260 1.29188 USD 21,223.85 21,179.37 002660579000 EUR/USD SELL 7715713 15-Feb-08 30-Jul-09 EUR 127,552.80 1.43470 USD 183,000.00 1.29260 1.29170 USD 18,239.49 18,184.37 002660579000 EUR/USD SELL 7715718 15-Feb-08 27-Aug-09 EUR 168,770.49 1.43390 USD 242,000.00 1.29260 1.29156 USD 24,021.94 23,928.93 002660579000 EUR/USD SELL 798733 18-Mar-08 29-Apr-09 EUR 195,223.53 1.53670 USD 300,000.00 1.29260 1.29252 USD 47,670.63 47,660.10 002660579000 EUR/USD SELL 798743 18-War-08 28-May-09 EUR 287,947.88 1.53500 USD 442,000.00 1.29260 1.29217 USD 69,921.71 69,843.83 002660579000 EUR/USD SELL 798769 18-Mar-08 29-Jun-09 EUR 206,784.08 1.53300 USD 317,000.00 1.29260 1.29188 USD 49,860.10 49,755.61 002660579000 EUR/USD SELL 798799 18-Mar-08 30-Jul-09 EUR 178,944.62 1.53120 USD 274,000.00 1.29260 1.29170 USD 42,856.45 42.726.94 002660579000 EUR/USD SELL 798867 18-Mar-08 27-Aug-09 EUR 237,970.71 1.52960 USD 364,000.00 1.29260 1.29156 USD 56,645.36 56,426.03 002660579000 EUR/USD SELL 798910 18-Mar -08 28-Sep-09 EUR 222.542.22 1.52780 USD 340,000.00 1.29260 1.29145 USD 52,598.36 52.343.11 002660579000 EUR/USD SELL 8212976 17-Apr-09 30-Jul-09 EUR 284,374.76 1.30110 USD 370,000.00 1.29260 1.29170 USD 2,671.88 2,663.81 002660579000 EUR/USD SELL 8213293 17-Apr-09 28-OcMO EUR 238,681.86 1.29880 USD 310.000.00 1.29260 1.29219 USD 1,576.58 1,544.17 002660579000 EUR/USD SELL 8213749 17-Apr-09 29-Apr-09 EUR 717,357.91 1.30200 USD 934,000.00 1.29260 1.29252 USD 6,804.06 6,802.56 002660579000 EUR/USD SELL 945561 03-Nov-08 29-Apr-10 EUR 158,152.78 1.26460 USD 200,000.00 1.29260 1.29158 USD (4,267.64; (4,214.84] 002660579000 EUR/USD SELL 9858419 16-Jun-08 29-Apr-09 EUR 65.876.15 1.51800 USD 100,000.00 1.29260 1.29252 USD 14.854.07 14,850.79 002660579000 EUR/USD SELL 9858451 16-JUP-08 30-Nov-09 EUR 172,962.23 1.50900 USD 261.000.00 1.29260 1.29138 USD 37,640.19 37,382.93 002660579000 GBP/USD BUY 7075556 27-Mar-09 29-Apr-09 GBP 1,123,776.22 1.43000 USD 1,607,000.00 1.45400 1.45395 USD 26,916.47 26,910.52 002660579000 GBP/USD BUY 8215050 17-Apr-09 29-Apr-OO GBP 164,355.77 1.47850 USD 243,000.00 1.45400 1.45395 USD (4.034.62; (4,033.73) 002660579000 GBP/USD SELL 6534283 13-Apr-09 29-Apr-09 GBP 305.419.95 0.68327 USD 447,000.00 1.45400 1.45395 USD 2,934.11 2,933.46 002660579000 USD/CAD BUY 7077204 27-Mar-09 29-Apr-09 USD 3.156,398.42 1.23990 CAD 3.913,618.40 1.23750 1.23746 USD (6,230.55) (6.229.17) Trade Count: 81 1,705,185.57
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
i-x option Back to Summarv Counterparty JPMDeal ID Trade Date Expiry Date Instrument BIS (Base Ccy) Strik B Pries A/E CIP (Base Coy) Risk Ccy Notional (Risk Ccy} Base CCY Notional (Base Ccy) Barrier Up Barrier Down Spot Rate Price Price Notation 002660579000 17421373 i9-Feb-09 27-AuQ-10 EURAJSD BUY 1.2( E p USD 290.000.00 EUft 241.666.67 0.00 O.OC 1.23200 0.0000 USD/100 USD | USD 002660579000 17121375 19-Feb-09 27-Auo-IO EUFUUSD SELL \2l E C USD 290,000 00 EUR 226.562.50 0.00 o.oc 128200 0.0000 USD/100 USD|U5D Trade Count: 2
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Oelta CC1 Delta Volatility wap Pair Premium (Risk Ccy) MTM Mon-Dlscounted (RIsK Ccy) Capital Gains Non-Discounted (Risk Ccy) MTM Present Value (Risk Ccy) Capital Gains Present Value (Risk Ccy) Report Cc] MTM Non-Discounted (Report Ccy) Capital Gains Men-Discounted (Report Ccy) MTM Present Value (Report Ccy) Capital Gains Present Value (Report Ccy) EUB 61.080 28 UK (15.95) 0.00 11.108.dS 11.108.06 11,107,94 11.107.S4 USD ii.ioe.os 11,109.08 EUR 123.0ZS.71 1«C (15.85; a.oo (20.139.57; (20.139,57) (20.139.32 (20.139.32) USD (20,139.57) (20.139.57] (20 139 32)
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Credit & Rat« Back to Summary Counterparty JPM Deal ID Product Type COB Dale Trade Dati Effective Date Maturity Date EVS Fix Rate Float Rate Pay Ccy Pay Notional Rec Ccy Receive Notional Reference Entity Credit Spread 002660579000 S114647 INTERbBl kAlt 20-Apr-Og 23-001-06 29-Sep-M 3i-Mar-i4 SELL 5.7000% cap 2,227,640 55 USD 3 975 89285 Trace Count: t
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
MTM MTM inn DAHA#* Q , ., , » Accrued Ccy Dirty Present Value — Clean Premium Premium (Local Ccy) (Local Ccy) [Local Ccy) (Report Ccy) (Report Ccy) (Report Ccy) USD 635.699.21 (10,746.76] 5.885,44 USD 635.699-21 (40,746,76) 1.S96.44
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 9.1
Other Existing Indebtedness
Indebtedness:

			AVAILABLE		EXISTING
LENDER	OBLIGOR	DESCRIPTION	AMOUNT	CURRENCY	DEBT
ING	Chemviron Carbon	Line of Credit (includes Bank Guarantees and letters of credit described below)	1,500,000	EUR	varies
Corporate Guaranties:

APPROXIMATE
GUARANTEED
GUARANTOR	IN FAVOR OF	DATE	REQUESTING PARTY	PROJECT	AMOUNT
Calgon Carbon Corporation	Chemviron Carbon Ltd trading as Charcoal Cloth International	May 8, 2008	One NorthEast Newcastle upon Tyne, UK	Improvements at Houghton-le-Spring Tyne and Wear, UK	GBP 200,000

Calgon Carbon Corporation	Chemviron Carbon Limited	April 30, 2009	Mutley Properties (Holdings) Limited Cheshire,UK	Assignment of Lease at Ashton-in-Makerfield Wigan, UK	Approx. $1,520,000

Calgon Carbon Investments, Inc.	Chemviron Carbon Ltd	June 17, 2008	Northwest Regional Development Agency Warrington, UK	Improvements at Ashton-in-Makerfield Wigan, UK	GBP 249,000
Belgium: (see following page)
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
BANK GUARAN1 EES EMM iflhjk EENE=“CTAR7 AMOUNT ‘ Bank Chum Name C“ry Car. Far*U(if. a Begin End iVPb SD ¦MS GillSDC Id CUSTOMS * EXCISE Besss-— BEL “ BEF SOo.OOO blH’JUO il.ol.W i25W-6fl 0£*k —pe—i hti MQ G636992 66 MINIST.RFR.WAI LONNL BEL FbFF ¦ WG 0330080 103 Ml M5T. R EG. WALLONNE BEL BEF 2 oiri -nric 2.000,000 30.11.99 49.97ft.70 ur “lej 0J6^1 CP tna G321046 132 MUS H R IF Trac Hij) 3. Clifllf arts KUWAIT USD CP KMMC — re: Mush’if KUWAIT USD 9.002,17 274,342 25.10-09 f,flOC.T6 2002/4/10 OMBH ING G322845 162 RKB ING G323068 ~i~72~ CIBE BRUXELLES BEL Pcr’n.-mar^:* Bur/1 RR8 IMG aSHiaf IS* SPAOUE ——HE Htl 5B5.QQ0 fcRG.Om oft.2i.ai 14501.77 RKB WG G32474S 192 BEI “ ING ofSS&m 233 VLAAMSL MM15CHAFPU VOSR BEL EUR 7,300 2-ii.ia- 09,012005 7 299.96 6/3t«010 C^^Tsiuraty !J,J MG G70024769 256 JGC CORPORATION 11.01-2007 5 509.83 4JS/2009 SP ING G70024842 35T STATE OF THE NETHERLANDS NETKERl ANDS EUR 3,600-00 145.224 06,02,2007 ~3~5Cu~6i~~~ 3/31/2009 RRB ING G70024880 2SB FLUOR ENTREPRKFS USA USD •0Mi a.: 1536,564 28.02 2007 39,140.01 12/3ifl01i SP ING G7OQ24909 263 STATE UF THE NETHERLANDS NETHF.RlANIJS EUR 8,100.00 326,753 01,05,2007 8.1DC.Q0 4/30/2006 SP Ml W=i U SP ING eAwesPs 7W 1HL LNVIRONMENT AGENCY UK GBP ftAra^Ly SP INS G70025226 272 TKE ENVIRONMENT rtGLNCY UK GBP 2,992.00 130.435 81.10.2007 3.233 46 SWWUU6 RKB ING G02S407 274 PIDPA ANTWERPEN EUR 3,100J00 123.06* ‘5 1U2037 3,100.01 eraocoto ING GO2S490 278 OENHARTOGH NL EOF 9.000.00 363.068 27.11.2P37 s.ooo. oo iLV:ai.’ii,u:j SP ING G025J20 273 THE STATE OF THE NETHERLANI ) NL BUR 9.10000 326.733 li1 12.2037 B.103.LTC 12,’30;2oaa RRB iNG G025567 281 nFTRGKAfilGH JAPAN USD 14191.25 572070 98.01-2006 14-31 24 12131/2010 Sabim INC GO?:*BS 265 ^OHKE-HEJST WATERBEDRLF BLL EUR 9S0J» 33.323 01.02:2068 353. X 13«1/2013 ¦¦liVWt SP ING G025627 26G THF STATE OF fHE NETHERLANE 1 NL EUR 8100.00 326.753 27.02-2008 S.i 00.00 tl4’j3,7U0IJ SP HS GQ25719 2ft7 TH= ENVIRONMENT AGFNCY UK GBP 3735 T-’l 163 000 01 05 2008 “ anr SP ING G02S716 268 THi’ LNVIKUNMENT AGENCY UK GBP 2480 74 SP INS G025731 £89 THE ENVIRONMENT AGENCY UK GBP 2,96000 111,602 01.06.2008 ‘ 2.766,64 9/15^012 SP ING G02S732 290 NAT TFS OFFICE UK GBP 785506 342,439 01.06.2008 a.4K.a4 7J20/2010 9ar4nty SP ING G025762 2-71 INDAVER. GEVAARiJJK AFVAl NL EUR 900000 363,059 01.07.2004 &.0DC CO 06/3OI2O09 SP ING G025761 292 THE ENVHONMfcNI AGENCY UK GB? 3SJSB DC 173,589 01X17 2006 4 110 64 10/13/2012 SP ING G025770 293 SEPA UK GBP 2901 OR 123,355 01 07.2009 i. 137.22 7/15/2009 SP ING G02S769 294 CHCUK UK GBP 4736.00 206.464 01X17.2006 ¦. I ‘ fi 11 7/1SJ2013 SP ING G02S793 296 GSK M0NT=!O5E UK GBP Si 47,00 226.1 25 C5.M SIMS Jl.S05.i9 7/31/2009 SP NG Roi’shoa 299 MINISTRY OF HOUSING NL EUR 9000.00 363J059 15.08-2006 ejooo.oo 11W2012 9/14/2009 guaranty fudrahiy SP ING G025944 300 MINISTRY 01 MOUSING NL EUR 9000.00 363.059 02,01,2009 9.000.00 1/1^010 gwrwily SP WG G025945 301 M.NISTRY OF HOUSING NL EUR aooaoo 363.039 02.91.2009 9,000,00 1/1/2010 flWr^ilv SP MG GoawsFi 302 MINISTRY OF’lOUS’NG NL EUR «o:x:.cg 363.059 02,01,2009 9,000,00 1/1/2010 SP ING G025997 303 THE EMVIRONMENT AGFN CY UK GBP 5326.00 232.165 20.11,2006 5.733,72 5/14/2013 guaranty SP ING GU25ME. 305 CHEMTURA MANUFACTURING UK GBP 23539 X 1.026.174 26.03 2009 25,436.19 25^03/2010 SP ING G036109 303 SEPA UK GBP 3403.00 131 940 ‘“ii us MO” 376402 SD.’nF’^.TIC SP ING G026126 30T NOVARTIS GRIMSBfY UK GBP 2251.00 M.’32 in.06.2009 2.432.63 31AW2013 ^ua’ar.iy SP ING G026127 303 KODAK IK GBP KM 1.00 227.172 01.O7 3OOO 3,631,4S 3ftO& 20l3 SP ING GO26190 309 SEPA UK GBP- SSJSJOO 241.907 61J07.2009 5996-72 31«Tf2010 juaranty UK ING G0261B3 UK CHINA SHIPPNG UK FUR 25000.00 1,006.498 31.03.2009 25JOO0-01 3/HJJOT10 UK ING G02SIS1 UK CHlNASHimNG UK USD 68136.00 2,077.061 31.03-2009 51.469,00 3iffl3^0H gvwarny
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 9.2
Existing Liens
Calgon Carbon Corporation
1.	Liens evidenced by the following financing statements filed at the Delaware Secretary of State:
(a)	Secured Party: De Lage Landen Financial Services, Inc. Filing Number: 41173964 Collateral: All equipment financed by or leased by Secured Party under Master Lease No. 453

(b)	Secured Party: FCC Equipment Financing File Number: 42291302 Collateral: International 4x2 Cab and Chassis, Venturo Electric Crane

(c)	Secured Party: FCC Equipment Financing File Number: 42291468 Collateral: International 4x2 Cab and Chassis, Venturo Electric Crane

(d)	Secured Party: FCC Equipment Financing File Number: 42853614 Collateral: International Model 4300 with engine, Knapheide platform body and Venturo electric crane

(e)	Secured Party: FCC Equipment Financing, Inc. File Number: 42853689 Collateral: International Model 4300 with engine, Knapheide platform body

(f)	Secured Party: FCC Equipment Financing, Inc. File Number: 42853788 Collateral: International Model 4300 with engine, Knapheide platform body and Venturo electric crane

(g)	Secured Party: FCC Equipment Financing, Inc. Filing Number: 51321737 Collateral: Hurricane vacuum loader with Derco

(h)	Secured Party: Dell Financial Services, LP Filing Number: 60645648 Collateral: “In Lieu of” financing statement for financing statement #01-1801 filed in Allegheny County, Pennsylvania on 3-23-2001

(i)	Secured Party: Dell Financial Services, L.P. Filing Number: 60645655
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Collateral: “In Lieu of” financing statement for financing statement #33731053 filed at the Pennsylvania Secretary of State on 3-20-2001

(j)	Secured Party: De Lage Landen Financial Services, Inc. Filing Number: 60859744 Collateral: 7 Toyotas (equipment leasing)

(k)	Secured Party: Caterpillar Financial Services Corporation Filing Number: 61075415 Collateral: Caterpillar wheel loader

(l)	Secured Party: General Electric Capital Corp. Filing Number: 62268860 Collateral: All equipment leased to or financed for debtor by S.P. described in Equipment Lease Agreement No. 6724886-060

(m)	Secured Party: NMHG Financial Services, Inc. Filing Number: 62758522 Collateral: All of the equipment leased by Lessor to Lessee

(n)	Secured Party: Hewlett-Packard Financial Services Company
Filing Number: 63048006
Collateral: All equipment and software leased to or financed for debtor by S.P. including but not limited to computer, printing, imaging, copying, scanning, projection and storage equipment

(o)	Secured Party: 1st Source Bank, Construction Equipment Division
Filing Number: 2007 1397248
Collateral: Hurricane vacuum loader mounted on Derco carrier including John Deere engine, blower, baghouse and tool box

(p)	Secured Party: 1st Source Bank, Construction Equipment Division Filing Number: 2007 1400877 Collateral: 34 KW Generator

(q)	Secured Party: 1st Source Bank, Construction Equipment Division Filing Number: 2007 2730827 Collateral: 2 International Model 3400 Trucks, each with bed, crane, blower, tool box, silencer and shaker

(r)	Secured Party: NEC Financial Services, Inc. Filing Number: 2008 0211027 Collateral: NEC Univerge SV7000 system

(s)	Secured Party: US Bancorp Filing Number: 2008 0370823 Collateral: Rider sweeper
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
(t)	Secured Party: General Electric Capital Corp. Filing Number: 2008 1170867 Collateral: All equipment described on Equipment Lease Agreement No. 6724886-071 leased to or financed for debtor

(u)	Secured Party: Toyota Motor Credit Corporation Filing Number: 2008 1525359 Collateral: 2007 Toyota Forklift

(v)	Secured Party: Toyota Motor Credit Corporation Filing Number: 2008 1854130 Collateral: Toyota Forklift

(w)	Secured Party: Toyota Motor Credit Corporation Filing Number: 2008 2084067 Collateral: 4 2008 Toyota Forklifts

(x)	Secured Party: Toyota Motor Credit Corporation Filing Number: 2008 3213301 Collateral: Toyota Forklift

(y)	Secured Party: NMHG Financial Services, Inc. Filing Number: 2008 3706841 Collateral: All of the equipment leased by Lessor to Lessee

(z)	Secured Party: FCC Equipment Financing, Inc. Filing Number: 2008 4326367 Collateral: International 4300 Stake Truck, Omaha Platform Body, Venturo Crane, Roots Blower

(aa)	Secured Party: Air Liquide Industrial US LP Filing Number: 2009 0230588 Collateral: 2400 Gal Lin Vessel, Vaporizer, Easy Pad, PCM, LTC, Telemetry

(bb)	Secured Party: US Bancorp Filing Number: 2009 0345600 Collateral: Rider Sweeper
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 9.4
Existing Investments
Loans:

			Local	USD
		Local	Currency	Amount
Given by	Receiver	Currency	Amount	(as of 5-1-09)
Calgon Carbon Corporation	Chemviron Carbon Limited	GBP	2,317,413	3,455,726
Calgon Carbon Corporation	Datong Carbon Corporation	CNY	9,947,524	1,459,302
Investments:

			Local	USD
		Local	Currency	Amount
Given by:	Receiver	Currency	Amount	(as of 5-1-09)
Calgon Carbon Corporation	Calgon Mitsubishi Chemical Corp.	USD	10,897,000	10,897,000
Chemviron Carbon GmbH	proFagus GmbH, proFagus Grundsteucksverwaltungs GmbH and proFagus GmbH	EUR	4,250,000	5,637,200
Calgon Carbon Corporation	Datong Carbon Corporation	CNY	22,521,110	3,303,847
The summaries of letters of credit and guaranties on Schedule 9.1 are incorporated by reference herein.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Schedule 9.16
Capital Expenditures

2009 – 2011 Projected Capital
Spending ($/mm)	2009	2010	2011

Ongoing:	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

Projects:	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

Other	[***]	[***]	[***]

Total	[***]	[***]	[***]

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
EXHIBIT A
ASSIGNMENT AND ASSUMPTION AGREEMENT
          This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from tie to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit and Swing Loans) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

3.	Borrower:	Calgon Carbon Corporation

4.	Agent:	First Commonwealth Bank

5.	Credit Agreement:	The Credit Agreement dated May 8, 2009, among Calgon Carbon Corporation, a Delaware corporation, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and the Agent.

6.	Assigned Interest:
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

Aggregate
	Amount of	Amount of	Percentage
	Commitment/Loans	Commitment/Loans	Assigned of
Facility Assigned[1]	for all Lenders	Assigned	Commitment/Loans[2]
[3]	$	$		%

	$	$		%

	$	$		%
7. Effective Date:                    , 20      [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]4
The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:

Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:

Name:
Title:

[1]	Lenders must assign a pro rata portion of each Facility.

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder. The percentage assigned must be the same for each facility.

[3]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan Commitment”, etc.)

[4]	The Assignor shall pay to the Agent a fee of $3,500 with respect to any assignment other than an assignment to an Affiliate of Assignor.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Consented to and Accepted:

FIRST COMMONWEALTH BANK, as Agent

By

Name:
Title:

[Consented to:][5]

CALGON CARBON CORPORATION

By

Name:
Title:

[5]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
ANNEX 1
     The Credit Agreement dated as of May 8, 2009, among Calgon Carbon Corporation, a Delaware corporation (the “Borrower”), the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and First Commonwealth Bank, a Pennsylvania state bank, as Agent.
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively, the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements, if any, of an eligible assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Article X thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if Assignee is not incorporated or organized under the laws of the United States of America, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
EXHIBIT B
FORM OF
GUARANTOR JOINDER
THIS GUARANTOR JOINDER is made as of                     , 20     , by                               , a                      [corporation/partnership/limited liability company] (the “New Guarantor”).
Background
     Reference is made to (i) the Credit Agreement, dated May 8, 2009, as the same may be amended, restated, supplemented or modified from time to time (the “Credit Agreement”), by and among CALGON CARBON CORPORATION, a Delaware corporation, (the “Borrower”), each of the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto (the “Lenders”), and First Commonwealth Bank, a Pennsylvania state bank, in its capacity as administrative and collateral agent for the Lenders (in such capacity, the “Agent”), (ii) the Continuing Agreement of Guaranty and Suretyship, dated May 8, 2009, as the same may be amended, restated, supplemented or modified from time to time (the “Guaranty”) of Guarantors given to the Agent as agent for the Lenders, (iii) the Security Agreement, dated May 8, 2009, as the same may be amended, restated, supplemented or modified from time to time (the “Security Agreement”) among the Loan Parties and the Agent as agent for the Lenders, (iv) the Pledge Agreement, dated as of May 8, 2009, as the same may be amended, restated, supplemented or modified from time to time (the “Pledge Agreement”) made by the Loan Parties in favor of the Agent, (v) the Intercompany Subordination Agreement, dated May 8, 2009, as the same may be amended, restated, supplemented or modified from time to time (the “Intercompany Subordination Agreement”) among the Loan Parties and the Agent for the benefit of the Lenders, and (vi) the other Loan Documents referred to in the Credit Agreement, as the same may be amended, restated, supplemented or modified from time to time (the “Loan Documents”).
Agreement
     Capitalized terms defined in the Credit Agreement are used herein as defined therein.
     New Guarantor hereby becomes a Guarantor under the terms of the Credit Agreement and in consideration of the value of the synergistic and other benefits received by New Guarantor as a result of being or becoming affiliated with the Borrower and the Guarantors, New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, and assumes the obligations of, a “Loan Party” and a “Guarantor,” jointly and severally under the Credit Agreement, a “Guarantor,” jointly and severally with the existing Guarantors under the Guaranty, a “Debtor” jointly and severally under the Security Agreement, a “Pledgor” jointly and severally under the Pledge Agreement and a Loan Party or Guarantor, as the case may be, under each of the other Loan Documents to which the Loan Parties or Guarantors are a party; and, New Guarantor hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes, the expiration of all Letters of Credit, and the performance of all other obligations of the Loan Parties under the Loan Documents, New Guarantor shall perform, comply with, and
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
be subject to and bound by each of the terms and provisions of the Credit Agreement, Guaranty, Security Agreement, Pledge Agreement and each of the other Loan Documents jointly and severally with the existing parties thereto. Without limiting the generality of the foregoing, New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Article VI of the Credit Agreement applicable to a Loan Party is true and correct as to New Guarantor on and as of the date hereof, and (ii) New Guarantor has heretofore received a true and correct copy of the Credit Agreement, Guaranty, Security Agreement, Pledge Agreement and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof. The New Guarantor shall also deliver supplements to the Schedules delivered under Article VI with such information as is necessary to make the representations and warranties set forth therein true and correct as to New Guarantor on and as of the date hereof; provided that the delivery of such supplements will not be deemed to be a waiver of or consent to any Material Adverse Change either described in such supplements or which occurs because of the New Guarantor’s joinder to the Credit Agreement or becoming a Subsidiary of the Borrower.
     New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Agent the Credit Agreement, Guaranty, Security Agreement, Pledge Agreement and each of the other Loan Documents given by the Guarantors to the Agent and any of the Lenders.
     New Guarantor is simultaneously delivering to the Agent the documents, together with this Guarantor Joinder and Assumption Agreement, required under Sections 7.1(b), 8.16 and 9.9.
     In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Guarantor Joinder and the other Loan Documents.
     New Guarantor acknowledges and agrees that a telecopy transmission or electronic transmission (i.e., “e-mail”) to the Agent or any Lender of signature pages hereof purporting to be signed on behalf of New Guarantor shall constitute effective and binding execution and delivery hereof by New Guarantor.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Guarantor Joinder and delivered the same to the Agent for the benefit of the Secured Parties, as of the date and year first above written with the intention that this Guarantor Joinder constitute a sealed instrument.

ATTEST:

	By:		(SEAL)

Name:		Name:

Title:		Title:

Acknowledged and accepted:

CALGON CARBON CORPORATION

By:

Name:
Title:

Acknowledged and accepted:

FIRST COMMONWEALTH BANK, as Agent

By:

Name:
Title:

[SIGNATURE PAGE TO GUARANTOR JOINDER]
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
EXHIBIT C-1
FORM OF
REVOLVING CREDIT NOTE

$	Pittsburgh, Pennsylvania
,
     FOR VALUE RECEIVED, the undersigned, CALGON CARBON CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of                                          (the “Lender”), the lesser of (i) the principal sum of                                          U.S. Dollars (US$     ), or (ii) the aggregate unpaid principal balance of the Revolving Credit Loans made by the Lender pursuant to the Credit Agreement, dated May 8, 2009, among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and FIRST COMMONWEALTH BANK, a Pennsylvania state bank (the “Agent”), as administrative and collateral agent for the Lenders, (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), which shall be payable by 12:00 p.m. on the Expiration Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement.
     Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable at the times provided for in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.
     Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Agent located at 654 Philadelphia Street, Indiana, Pennsylvania 15701, Attention: Serviced Loans, FCP / Lower Level, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.
     This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests, and Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.
     The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Credit Agreement and the other Loan Documents.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     This Note shall bind the Borrower and its successors and permitted assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the “Borrower” and the “Lender” shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.
     This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of law principles.
     All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.
     The obligations, liabilities and indebtedness of the Borrower hereunder shall be absolute and unconditional. The Borrower waives any and all suretyship defenses available to it with respect to its obligations, liabilities and indebtedness hereunder. (and by its acceptance, the Lender)
     THE BORROWER (AND THE LENDER BY ITS ACCEPTANCE HEREOF) HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS REVOLVING CREDIT NOTE, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.
[SIGNATURE PAGE FOLLOWS]
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned Borrower has executed this Revolving Credit Note by its duly authorized officer with the intention that this Revolving Credit Note constitute a sealed instrument.

ATTEST:	CALGON CARBON CORPORATION

	By:	(SEAL)

Name:	Name:

Title:	Title:

[SIGNATURE PAGE TO REVOLVING CREDIT NOTE]
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
EXHIBIT C-2
FORM OF
SWING LOAN NOTE

$5,000,000	Pittsburgh, Pennsylvania
Date: ,
     FOR VALUE RECEIVED, the undersigned, CALGON CARBON CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of FIRST COMMONWEALTH BANK, a Pennsylvania state bank (the “Lender”), the lesser of (i) the principal sum of Five Million U.S. Dollars (US$5,000,000), or (ii) the aggregate unpaid principal balance of all Swing Loans made by the Lender to the Borrowers pursuant to Section 2.1(b) of the Credit Agreement, dated as of May 8, 2009, among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and FIRST COMMONWEALTH BANK, a Pennsylvania state bank (the “Agent”), as administrative and collateral agent for the Lenders, (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), payable on the demand of the Lender.
     Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable at the times provided for in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Note and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.
     Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Agent located at 654 Philadelphia Street, Indiana, Pennsylvania 15701, Attention: Serviced Loans, FCP / Lower Level, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.
     This Note is the Swing Loan Note referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests, and Liens contained or granted therein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.
     This Note shall bind the Borrower and its successors and permitted assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the “Borrower” and the “Lender” shall be deemed to apply to the Borrower
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.
     This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of law principles.
     All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.
     The obligations, liabilities and indebtedness of the Borrower hereunder shall be absolute and unconditional. The Borrower waives any and all suretyship defenses available to it with respect to its obligations, liabilities and indebtedness hereunder.
     THE BORROWER (AND THE LENDER BY ITS ACCEPTANCE HEREOF) HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS SWING LOAN NOTE, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.
[SIGNATURE PAGE FOLLOWS]
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned Borrower has executed this Swing Loan Note by its duly authorized officer with the intention that this Swing Loan Note constitute a sealed instrument.

ATTEST:	CALGON CARBON CORPORATION

	By:	(SEAL)

Name:	Name:

Title:	Title:

[SIGNATURE PAGE TO SWING NOTE]
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
EXHIBIT C-3
FORM OF
TERM NOTE

$	Pittsburgh, Pennsylvania
,
     FOR VALUE RECEIVED, the undersigned, CALGON CARBON CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of                                          (the “Lender”), the principal sum of                                          U.S. Dollars (US$                    ), which shall be payable at the times and in the amounts as set forth in Section 3.3 of the Credit Agreement, dated May 8, 2009, among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and FIRST COMMONWEALTH BANK, a Pennsylvania state bank (the “Agent”), as administrative and collateral agent for the Lenders, (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”).
     Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable at the times provided for in the Credit Agreement.
     Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the unpaid principal balance hereof at a rate per annum as set forth in Section 4.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.
     Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Agent located at 654 Philadelphia Street, Indiana, Pennsylvania 15701, Attention: Serviced Loans, FCP / Lower Level, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.
     This Note is one of the Term Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Credit Agreement and the other Loan Documents.
     This Note shall bind the Borrower and its successors and permitted assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to “Borrower” and the “Lender” shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of law principles.
     All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.
     The obligations, liabilities and indebtedness of the Borrower hereunder shall be absolute and unconditional. The Borrower waives any and all suretyship defenses available to it with respect to its obligations, liabilities and indebtedness hereunder.
     THE BORROWER (AND THE LENDER BY ITS ACCEPTANCE HEREOF) HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS TERM NOTE, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.
[SIGNATURE PAGE FOLLOWS]
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned Borrower has executed this Term Note by its duly authorized officer with the intention that this Term Note constitute a sealed instrument.

ATTEST:	CALGON CARBON CORPORATION

	By:	(SEAL)

Name:	Name:

Title:	Title:

[SIGNATURE PAGE TO TERM NOTE]
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
EXHIBIT D
FORM OF
BORROWING REQUEST

TO:	First Commonwealth Bank, as Agent 437 Grant St. Pittsburgh, PA 15219-6103 Telephone No.: Telecopier No.: Attention:

FROM:	CALGON CARBON CORPORATION

RE:	Credit Agreement (as it may be amended, restated, supplemented or modified the “Credit Agreement”) dated May 8, 2009, by and among CALGON CARBON CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and First Commonwealth Bank, a Pennsylvania state bank, as administrative and collateral agent for the Lenders (the “Agent”).
Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.
A.	[Complete Section A for new Revolving Credit Loans or interest rate renewals/conversions] Pursuant to Section [2.4(a)] [4.2] of the Credit Agreement, the undersigned hereby irrevocably requests [check one line under 1(a) below and fill in blank space next to the line as appropriate]:
1.(a)	A new Revolving Credit Loan OR

Renewal of the Euro-Rate Option applicable to an outstanding [specify type of Loan — Revolving Credit Loan or Term Loan] originally made on __, OR

Conversion of the Base Rate Option applicable to an outstanding [specify type of Loan — Revolving Credit Loan or Term Loan] originally made on __, to a Loan to which the Euro-Rate Option applies, OR

Conversion of the Euro-Rate Option applicable to an outstanding [specify type of Loan — Revolving Credit Loan or Term Loan] originally made on __, to a Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:
[Check one line under 1(b) below and fill in blank spaces]:
1.(b)(i)___	Under the Base Rate Option. Such Loan shall have a Borrowing Date of , (which date shall be (i) one (1) Business Day subsequent to the Business Day of receipt by the Agent by 1:00 p.m.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Pittsburgh, Pennsylvania time of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Euro-Rate Interest Period if a Loan to which the Euro-Rate Option applies is being converted to a Loan to which the Base Rate Option applies).
OR
(ii) ___	Under the Euro-Rate Option. Such Loan shall have a Borrowing Date of (which date shall be (i) three (3) Business Days subsequent to the Business Day of receipt by the Agent by 1:00 p.m. Pittsburgh, Pennsylvania time of this Loan Request for making a new Revolving Credit Loan to which the Euro-Rate Option applies, renewing a Loan to which the Euro-Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the Euro-Rate Option applies).
2.	Such Loan is in the principal amount of U.S. $ or the principal amount to be renewed or converted is U.S. $ [not to be less than $2,000,000 and in increments of $1,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $1,000,000 or the maximum amount available for each Borrowing Tranche to which the Base Rate Option applies]

3.	[Complete blank below if the Borrower is selecting the Euro-Rate Option]: Such Loan shall have an Interest Period of Months [one, two, three, or six Months].
     B. [Complete Section B for new Swing Loans] Pursuant to Section 2.4(b) of the Credit Agreement, the undersigned hereby makes the following irrevocable Swing Loan Request:

1.	Aggregate Principal Amount of Swing Loan (such amount shall not be less than $500,000 and shall be an integral multiple of $100,000):	US$

2.	Proposed Borrowing Date (which date shall be on or after the date on which Swing Loan Lender receives this Loan Request not later than 1:00 p.m., Pittsburgh, Pennsylvania time):
C. As of the date hereof and the date of making of the above-requested Loan (and after giving effect thereto): the representations and warranties of the Loan Parties contained in Article VI of the Credit Agreement and in the other Loan Documents are true and correct with the same effect as though such representations and warranties had been made on and as of the date hereof
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
(except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties are true and correct on and as of the specific dates or times referred to therein) and the Loan Parties have performed and complied with all covenants and conditions in the Credit Agreement and the other Loan Documents; no Event of Default or Default has occurred and is continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; no Material Adverse Change shall have occurred; and the making of any Revolving Credit Loan or Swing Line Loan shall not cause the aggregate Revolving Credit Loans plus Swing Loans, plus the Letters of Credit Outstanding to exceed the Revolving Credit Commitments.
[SIGNATURE PAGE FOLLOWS]
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
The undersigned certifies to the Agent as to the accuracy of the foregoing.

CALGON CARBON CORPORATION

By:	(SEAL)

Name:
Title:
[SIGNATURE PAGE TO BORROWING REQUEST]
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
EXHIBIT E
FORM OF
QUARTERLY COMPLIANCE CERTIFICATE
                    , 20__
First Commonwealth Bank
437 Grant St.
Suite 1600
Pittsburgh, PA 15219-6103
Ladies and Gentlemen:
     I refer to the Credit Agreement dated May 8, 2009, entered into by and among CALGON CARBON CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and First Commonwealth Bank, a Pennsylvania state bank, as administrative and collateral agent for the Lenders (the “Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
     I,                     , [Chief Executive Officer/President/Authorized Financial Officer] of the Borrower, in my capacity as such                     , do hereby certify on behalf of the Borrower as of the [quarter/year ended                     , 20__] (the “Report Date”), as follows:
(1)	Capital Expenditures; (Section 9.16). The Loan Parties and their Subsidiaries have not made any Capital Expenditures, other than the Capital Expenditures listed in Items (1)(A) and (B) below, and those permitted under Section 9.6(b) of the Credit Agreement,
(A)	From January 1, 2009 through the Report Date, the Loan Parties and their Subsidiaries have made Capital Expenditures for: (i) the purpose of completing the Capital Plan in the aggregate amount of (a) $ for items described on Schedule 9.16, and (b) $ for items not described on Schedule 9.16; and (ii) Unanticipated Remediation in the aggregate amount of $ . Such Capital Expenditures from January 1, 2009 through the Term Loan Maturity Date:

(1) for the Capital Plan and any Unanticipated Remediation (the sum of (i)(a), (i)(b) and (ii) above) were in an aggregate amount not in excess of $194,100,000. [Y] [N]; and

(2) set forth in (i)(b) above are less than or equal to $20,000,000. [Y] [N]
(B)	[Complete Item (1)(B) only if Compliance Certificate is submitted after December 31, 2011.]
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
The Loan Parties and their Subsidiaries have made Capital Expenditures after December 31, 2011, in the aggregate amount of $ . Such expenditures were in an aggregate amount not in excess of $25,000,000 in this fiscal year. [Y][N]
(2)	Minimum Interest Coverage Ratio (Section 9.17). The ratio of (A) EBITDA to (B) Interest Expense of the Loan Parties was____ to 1.0 for the four fiscal quarters ending as of the Report Date, such ratio is not less than the required ratio of 2.50 to 1.0. [Y] [N]

Four Quarter
Ending
(A)	The numerator of the Interest Coverage Ratio, EBITDA, for the Loan Parties four quarters ending as of the Report Date, determined on a Consolidated Basis in accordance with GAAP, is computed as follows:

	(i)	Net Income	$

	(ii)	Interest Expense	$

	(iii)	income tax expense, net of tax refunds	$

	(iv)	amounts attributable to depreciation and amortization expense	$

	(v)	extraordinary non-cash charges	$

	(vi)	other non-cash charges for such period (but excluding any non-cash charge in an amount less than $1,000,000 or any non-cash charge in respect of any item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory)	$

	(vii)	Item (i) plus without duplication and to the extent deducted in determining Net Income for such period, the sum of Items (ii) through (vi)	$

	(viii)	any cash payments made during such period in respect of non-cash charges described in Item (vi) taken in a prior period	$

	(ix)	any extraordinary gains and any non-cash items of income	$
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

Four Quarter
Ending

(x)	Sum of Items (viii) and (ix)	$

(xi)	Item (vii) less Item (x) equals EBITDA	$

(B)	The denominator of the Interest Coverage Ratio, Interest Expense is $ .
(3)	Maximum Leverage Ratio (Section 9.18). The ratio of (A) Senior Debt to (B) EBITDA is ______ to 1.0 for the four quarters ending as of the Report Date. Such ratio does not exceed the permitted ratio of ____ to 1.0 for the relevant period. [Y] [N][Insert applicable maximum from Table I below.]

Period

On the Closing Date	2.75 to 1.0

From the day immediately following the Closing Date through March 30, 2012	2.75 to 1.0

From March 31, 2012 and thereafter	2.50 to 1.0

(A)	Senior Debt equals:

	(i)	principal balance of the Loans under the Credit Agreement and other Indebtedness for borrowed money, including Capitalized Lease Obligations, reimbursement obligations under letters of credit, and contingent obligations and Guarantees	$

	(ii)	to the extend included in Item (i), the principal balance of all Subordinated Debt

	(iii)	Item (i) less Item (ii) equals the numerator of the Leverage Ratio	$

(B)	The denominator of the Leverage Ratio, EBITDA, (as set forth in Item 2(A)(xi) above) is:		$
(4)	Minimum Net Worth (Section 9.19) — The Net Worth is $ . Such amount is not less than the required Minimum Net Worth of $ as calculated below. [Y] [N]
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
Net Worth equals:

(a)	$230,000,000	$230,000,000

(b)	50% of aggregate amount of Net Income calculated for each fiscal quarter in which Net Income was earned (as opposed to a net loss), commencing with the fiscal quarter ending March 31, 2009 (through the Report Date)	$

(c)	100% of the net proceeds from all sales by the Borrower of Equity Interests in the Borrower	$

(d)	Sum of Items (a) through (c) equals Net Worth	$
(5)	The Loan Parties and their Subsidiaries are in compliance with, and since the most recent prior Report Date have at all times complied with, the provisions of the Credit Agreement and the representations and warranties contained in Article VI of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date of this certificate with the same effect as though such representations and warranties had been made on the date hereof (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein).

(6)	No event has occurred and is continuing which constitutes an Event of Default or Default.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE] •
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     IN WITNESS WHEREOF, the undersigned has executed this Certificate this                      day of                     , 20__.

CALGON CARBON CORPORATION

By:	(SEAL)

Name:
Title:
SIGNATURE PAGE TO QUARTERLY COMPLIANCE CERTIFICATE
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.